As filed with the Securities and Exchange Commission on August 24, 2004
Registration No. 333-117701

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TECO Energy, Inc.

(Exact name of registrant as specified in its charter)

Florida	4911	59-2052286
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

702 North Franklin Street

Tampa, Florida 33602
(813) 228-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Schwartz, Esq.

Secretary
TECO Energy, Inc.
702 North Franklin Street
Tampa, Florida 33602
(813) 228-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stanley Keller, Esq. Palmer & Dodge LLP 111 Huntington Avenue Boston, Massachusetts 02199-7613 (617) 239-0100	Michael J. Schiavone, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

          Approximate date of commencement of proposed sale to the public: The offer commenced, and the early settlement offer prospectus and tender offer materials were sent to security holders, beginning on July 28, 2004, and the Registrant expects to commence the proposed sale pursuant to the early settlement offer as soon as practicable after this registration statement becomes effective and all other conditions to the early settlement offer described herein have been satisfied or waived.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this early settlement offer prospectus may change. We may not complete the early settlement offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This early settlement offer prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Early Settlement Offer Prospectus

TECO Energy, Inc.

Offer to Exchange

0.9509 Shares of Common Stock Plus $1.39 in Cash
For
Each Outstanding 9.50% Adjustable Conversion-Rate Equity Security Unit
in the Form of a Normal Unit
Up to an Aggregate of 17,865,000 Normal Units

In Order to Effect Early Settlement of the Purchase Contracts Included in up to

17,865,000 of the Equity Security Units in the Form of Normal Units

          We are offering to exchange 0.9509 shares of our common stock plus $1.39 in cash for each validly tendered and accepted equity security unit in the form of a normal unit, up to an aggregate of 17,865,000 normal units, upon the terms and subject to the conditions set forth in this early settlement offer prospectus and in the related letter of transmittal. On July 27, 2004, 17,965,000 normal units were outstanding, and no stripped units were outstanding. A purchase contract is a component of each of the equity security units, and the exchange of the equity security units will effect an early settlement of the purchase contracts. Also, as a result of the exchange, the trust preferred securities that are currently pledged to secure the settlement of the purchase contracts on January 15, 2005 will no longer be outstanding. We refer to this offer for the equity security units as the “early settlement offer” and to this early effective settlement as the “early settlement.”

          Normal units validly tendered and not withdrawn will be subject to proration as described in this early settlement offer prospectus (1) if we determine there is any likelihood that the New York Stock Exchange continued-listing condition described below may not be satisfied based on consultation with the New York Stock Exchange or (2) if more than 17,865,000 normal units are validly tendered and not withdrawn prior to the expiration date of the early settlement offer.

          The early settlement offer will expire at 12:00 midnight, New York City time, on August 24, 2004, unless extended or earlier terminated by us. You may withdraw normal units that you tender at any time before the early settlement offer expires. In addition, you may withdraw any tendered normal units if we have not accepted them for settlement within 40 business days from the commencement of our early settlement offer on July 28, 2004.

          The early settlement offer is subject to the conditions described in “The Early Settlement Offer — Conditions to the Early Settlement Offer,” including, among other things, the effectiveness of the registration statement of which this early settlement offer prospectus forms a part and the continued listing of the normal units on the New York Stock Exchange after the early settlement. The New York Stock Exchange will consider de-listing the outstanding normal units if, following the early settlement, the number of publicly held outstanding normal units is less than 100,000, the number of holders of outstanding normal units is less than 100, the aggregate market value of the outstanding normal units is less than $1 million, or for any other reason based on the suitability for the continued listing of the outstanding normal units in light of all pertinent facts as determined by the New York Stock Exchange. We reserve the right to terminate or extend the early settlement offer if any condition of the early settlement offer is not satisfied and otherwise to amend the early settlement offer in any respect.

          The normal units are listed on the New York Stock Exchange under the symbol “TEPRU,” and our common stock is listed on the New York Stock Exchange under the symbol “TE.” On July 27, 2004, the day before commencement of the early settlement offer, the last reported sale price of the normal units on the New York Stock Exchange was $12.93 per normal unit, and the last reported sale price of our common stock on the New York Stock Exchange was $12.36 per share. On August 18, 2004, the last reported sale price of the normal units on the New York Stock Exchange was $13.66 per normal unit, and the last reported sale price of our common stock on the New York Stock Exchange on August 18, 2004 was $12.95 per share. The shares of our common stock to be issued in the early settlement offer have been approved for listing on the New York Stock Exchange.

          We urge you to carefully read the “Risk Factors” section beginning on page 14 before you make any decision regarding the early settlement offer.

          You must make your own decision whether to tender any normal units in the early settlement offer and, if so, the number of normal units to tender. We do not make any recommendation as to whether or not holders of outstanding normal units should tender their normal units for exchange in the early settlement offer.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this early settlement offer prospectus. Any representation to the contrary is a criminal offense.

Co-Lead Dealer Managers

Merrill Lynch & Co.	JPMorgan

Dealer Managers

Morgan Stanley	UBS Investment Bank

SG Corporate & Investment Banking

The date of this early settlement offer prospectus is July 28, 2004 (as amended on August 24, 2004).

          This early settlement offer prospectus incorporates important business and financial information about us that is not included in or delivered with this document. You may request a copy of our SEC filings from which this information is incorporated by reference, at no cost, by writing or telephoning us at the following address:

Director of Investor Relations

TECO Energy, Inc.
702 North Franklin Street
Tampa, Florida 33602
(813) 228-1111

          In order to obtain timely delivery, you must have requested information no later than August 17, 2004.

For more details on how you can obtain this information, you should read the section of this early settlement offer prospectus titled “Where You Can Find More Information” beginning on page 81.

QUESTIONS AND ANSWERS ABOUT THE EARLY SETTLEMENT OFFER

          These answers to questions that you may have as a holder of units, as well as the summary that follows, provide an overview of material information regarding the early settlement offer that is included elsewhere or incorporated by reference in this early settlement offer prospectus. To fully understand the early settlement offer and the other considerations that may be important to your decision about whether to participate in the early settlement offer, you should carefully read this early settlement offer prospectus in its entirety, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this early settlement offer prospectus. For further information regarding TECO Energy, Inc., see the section of this early settlement offer prospectus entitled “Where You Can Find More Information.” Unless the context requires otherwise, references to “we,” “us,” “our,” or “TECO Energy” refer to TECO Energy, Inc.; “limited liability company” refers to TECO Funding Company II, LLC, a limited liability company and the issuer of the company preferred securities; and “trust” refers to TECO Capital Trust II, a Delaware statutory business trust and the issuer of the trust preferred securities.

Who is making the early settlement offer?

          TECO Energy, Inc., the issuer of the equity security units, is making the early settlement offer.

Why are we making the early settlement offer?

          We are making the early settlement offer as part of our ongoing strategy to reduce our overall indebtedness. The early settlement will effect an early settlement of the purchase contracts and will have the result that the trust preferred securities that are pledged to secure the settlement of the purchase contracts and the related subordinated notes will no longer be outstanding to the extent that the normal units are tendered and accepted for exchange. In addition, by reducing the outstanding amount of trust preferred securities, we hope to lessen the increase in total distribution payments on the outstanding trust preferred securities that we anticipate would occur as a result of an expected increase in the distribution rate on the trust preferred securities resulting from the remarketing described below.

What amount of normal units is being sought in the early settlement offer?

          We are seeking the exchange of up to 17,865,000 of our outstanding normal units as a means of effecting an early settlement of up to 17,865,000 purchase contracts included in such normal units.

What is a normal unit and how does it differ from a stripped unit?

          A normal unit is a purchase contract together with either the trust preferred security or, after the remarketing described below, the specified treasury security that is pledged to secure the settlement of that purchase contract. If a holder of normal units elects to substitute treasury securities as pledged securities, the pledged trust preferred securities or, after the remarketing described below, treasury securities, will be released from the pledge and delivered to the holder. This substitution would cause normal units to become “stripped units.”

What will you receive in the early settlement offer if you tender your normal units and they are accepted?

          For each normal unit that we accept in the early settlement offer as a means of effecting the early settlement, you will receive 0.9509 shares of our common stock (which based on the closing price of $12.95 per share of our common stock on August 18, 2004, would be worth $12.31) plus $1.39 in cash upon the terms and subject to the conditions set forth in this early settlement offer prospectus and the related letter of transmittal. The portion of the early settlement offer consideration represented by the 0.9509 shares to be received in the early settlement offer represents the same fraction of a share of our common stock that you would receive upon settlement of the purchase contract on January 15, 2005 for each normal unit you hold, assuming that the price of our common stock on that date is less than or equal to $26.29 per share.

          TECO Energy’s common stock and the normal units are listed on the New York Stock Exchange under the symbols “TE” and “TEPRU,” respectively. On July 27, 2004, the day before commencement of the early settlement offer, the last reported sale prices of our common stock and of the normal units on the New York Stock Exchange were $12.36 per share and $12.93 per normal unit, respectively. On August 18, 2004, the last reported sale price of the normal units on the New York Stock Exchange was $13.66 per normal unit, and the last reported sale price of our common stock on the New York Stock Exchange on August 18, 2004 was $12.95 per share.

How does the cash payment I will receive if I tender my normal units compare to the payments I would receive on the normal units if I do not tender?

          The $1.39 cash payment that you will receive in the early settlement offer for each normal unit that you validly tender is more than the quarterly contract adjustment payments and distribution payments you will receive for each normal unit held if you do not participate in the early settlement offer. If you do not participate in the early settlement offer, you will receive approximately $0.59 for each normal unit on each of October 15, 2004 and January 15, 2005, or a total of $1.18. In addition, if you do not participate, you would not be the holder of the common shares that are the subject of the purchase contract on the record date for our expected November 2004 quarterly dividend and therefore would not receive that dividend.

          If you validly tender your normal units and we accept them for exchange to effect the early settlement, you will be entitled to receive cash dividends on our common stock if, as and when declared by our board of directors on or after the closing date of the early settlement offer. If you participate in the early settlement offer and hold the associated common stock as of the relevant record date for which we declare and pay the next quarterly dividend on our common stock, which we currently expect to declare and pay in November 2004, you will be entitled to receive such quarterly dividend. If you do not participate in the early settlement offer, however, you will be entitled to receive cash dividends only after settling your purchase contracts on January 15, 2005.

          If a remarketing of your trust preferred securities takes place, the proceeds of the remarketing will be used to settle your purchase contracts on January 15, 2005, and to pay the remarketing agent’s fee. The excess proceeds, if any, will be remitted to you.

How does the amount of common stock I will receive if I tender my normal units compare to the amount of common stock I would receive upon settlement of the purchase contract on January 15, 2005, if I do not tender?

          The 0.9509 shares of our common stock that you will receive in the early settlement offer for each normal unit tendered and accepted is, based on the current price of the common stock, the same number that you would receive upon settlement of the purchase contract on January 15, 2005, for each of your normal units that is not tendered and accepted. The amount of common stock that you would receive upon settlement of the purchase contract on January 15, 2005 will not be less than 0.9509 shares unless the applicable market value of our common stock is greater than $26.29, and then cannot be less than 0.8305 shares.

What other rights will I lose if I participate by tendering my normal units?

          If you validly tender your normal units and we accept them for exchange to effect the early settlement, you would lose the rights of a holder of normal units described below in this early settlement offer prospectus. For example, you will lose your right to receive the quarterly contract adjustment payments and distribution payments, as well as the accrued portion thereof, after completion of the early settlement offer. You will also lose your right to elect to withdraw the trust preferred securities underlying your normal units by substituting, as pledged securities, specified treasury securities that will pay $25 on November 15, 2004.

          In addition, the requirement that you purchase the common stock upon settlement of the purchase contract would terminate if our bankruptcy, insolvency, reorganization or appointment of a receiver of our property, had occurred on or before January 15, 2005. This provision would cease to apply upon the early settlement of your purchase contract. See “Description of the Purchase Contracts — Termination of Purchase Contracts.”

What is the nature of my obligation to purchase the common stock on January 15, 2005 pursuant to the purchase contract?

          Your obligation to pay the purchase price for our common stock under the purchase contracts on January 15, 2005 does not require you to make any additional cash payment. Your obligation is payable solely out of the proceeds of the trust preferred securities or treasury securities pledged as collateral to secure the payment of the purchase price for the common stock. In no event will you be liable for any deficiency between such proceeds and the purchase price for our common stock under the purchase contracts.

How will fluctuations in the trading price of our common stock and the normal units affect the consideration offered to normal units holders?

          We are offering to exchange a fixed number of shares of our common stock and a fixed dollar amount of cash for each normal unit. If the market price of our common stock declines, the value of the fixed number of shares you will receive in exchange for your normal units will decline. The trading value of our common stock could fluctuate depending upon any number of factors, including those specific to us and those that influence the trading prices of equity securities generally.

Will TECO Energy exchange all of the normal units tendered?

          We may not exchange all of the normal units that you tender in the early settlement offer. If holders validly tender more than an aggregate of 17,865,000 normal units as a means of effecting an early settlement of the purchase contracts included therein, we will accept an aggregate of not more than 17,865,000 normal units from all holders, prorated among the tendering holders. We intend that the normal units continue to be listed on the New York Stock Exchange, and, therefore, if accepting 17,865,000 normal units would cause the normal units to be de-listed, we will reduce the number of normal units sought and accept a pro rata amount of the normal units tendered in the early settlement offer to ensure that the normal units continue to be listed on the New York Stock Exchange after the consummation of the early settlement offer. Any normal units tendered but not accepted because of proration will be returned to you. See “The Early Settlement Offer — Priority of Exchanges and Proration.”

May I tender only a portion of the normal units that I hold?

          Yes. You do not have to tender all of your normal units to participate in the early settlement offer.

If the early settlement offer is consummated and I do not participate in the early settlement offer or I do not tender all of my normal units in the early settlement offer, how will my rights and obligations under my remaining outstanding normal units be affected?

          The terms of your normal units, if any, that remain outstanding after the consummation of the early settlement offer will not change as a result of the early settlement. If a sufficiently large number of normal units do not remain outstanding after the early settlement, the trading market for the remaining outstanding normal units may be less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of trading in normal units. In addition, on January 15, 2005, you will have to purchase from us, for the stated amount of $25, a fraction of a newly issued share of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment as described in the section of this early settlement offer prospectus titled “Description of the Purchase Contracts — Antidilution Adjustments,” based on the price of our common stock and cannot exceed 0.9509 shares. We expect the proceeds of the remarketing to provide the payment to settle the purchase contracts; you will not be required to make any additional cash payment.

What do we intend to do with the normal units that are tendered in the early settlement offer?

          We will settle the purchase contracts included in normal units accepted for early settlement by us in the early settlement offer, with the result that the trust preferred securities also included therein will no longer be outstanding.

Are we making a recommendation regarding whether you should tender in the early settlement offer?

          We are not making any recommendation regarding whether you should tender or refrain from tendering your normal units in the early settlement offer. Accordingly, you must make your own determination as to whether to tender your normal units in the early settlement offer and, if so, the number of normal units to tender. Before making your decision, we urge you to carefully read this early settlement offer prospectus in its entirety, including the information set forth in the section of this early settlement offer prospectus titled “Risk Factors,” and the other documents incorporated by reference in this early settlement offer prospectus.

Will the common stock to be issued in the early settlement offer be listed for trading?

          Yes. The shares of our common stock to be issued in the early settlement offer have been approved for listing on the New York Stock Exchange. Generally, the common stock you receive upon the early settlement will be freely tradable, unless you are considered an “affiliate” of ours, as that term is defined in the Securities Act of 1933. For more information regarding the market for our common stock, see the section of this early settlement offer prospectus titled “Market for Common Stock and Normal Units.”

What are the conditions to the early settlement offer?

          The early settlement offer is conditioned upon:

•	the effectiveness of the registration statement of which this early settlement offer prospectus forms a part;

•	the continued listing of the normal units that remain outstanding after the early settlement on the New York Stock Exchange;

•	the accuracy of representations and warranties, and the compliance with certain covenants, contained in the dealer manager agreement, in each case, as of the expiration of the early settlement offer; and

•	the other closing conditions described in “The Early Settlement Offer — Conditions to the Early Settlement Offer.”

          We may waive certain conditions of this early settlement offer. If any of the conditions is not satisfied or waived, we will not accept any validly tendered normal units. For more information regarding the conditions to the early settlement offer (including conditions we cannot waive), see the section of this early settlement offer prospectus titled “The Early Settlement Offer — Conditions to the Early Settlement Offer.”

When does the early settlement offer expire?

          The early settlement offer will expire at 12:00 midnight, New York City time, on August 24, 2004, unless extended or earlier terminated by us.

Under what circumstances can the early settlement offer be extended, amended or terminated?

          We reserve the right to extend the early settlement offer for any reason or no reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the early settlement offer in any respect prior to the expiration date of the early settlement offer. Further, we may be required by law to extend the early settlement offer if we make a material change in the terms of the early settlement offer or in the information contained in this early settlement offer prospectus or waive a material condition to the early settlement offer. During any extension of the early settlement offer, normal units that were previously tendered and not validly withdrawn will remain subject to the early settlement offer. We reserve the right, in our sole and absolute discretion, to terminate the early settlement offer, at any time prior to the expiration date of the early settlement offer if any condition to the early settlement offer is not met. If the early settlement offer is terminated, no normal units will be accepted for exchange and any normal units that have been tendered will be returned to the holder. For more information regarding our right to extend, amend or terminate the early settlement offer, see the section of this early settlement offer prospectus titled “The Early Settlement Offer — Extension, Delay in Acceptance, Amendment or Termination.”

How will I be notified if the early settlement offer is extended, amended or terminated?

          If the early settlement offer is extended, amended or terminated, we will promptly make a public announcement by issuing a press release, with the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date of the early settlement offer. For more information regarding notification of extensions, amendments or the termination of the early settlement offer, see the section of this early settlement offer prospectus titled “The Early Settlement Offer — Extension, Delay in Acceptance, Amendment or Termination.”

What risks should I consider in deciding whether or not to tender my normal units?

          In deciding whether to participate in the early settlement offer, you should carefully consider the discussion of risks and uncertainties affecting our business, the normal units and our common stock described in the section of this early settlement offer prospectus titled “Risk Factors,” and the documents incorporated by reference in this early settlement offer prospectus.

What are the federal income tax consequences of my participating in the early settlement offer?

          Please see the section of this early settlement offer prospectus titled “Material U.S. Federal Income Tax Consequences.” The tax consequences to you of the early settlement offer will depend on your individual circumstances. You should consult your own tax advisor for a full understanding of the tax consequences of participating in the early settlement offer.

How will the early settlement offer affect the trading market for the normal units that include purchase contracts that are not settled early?

          If a sufficiently large number of normal units do not remain outstanding after the early settlement offer, the trading market for the remaining outstanding normal units may be less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of trading in normal units.

Are the financial condition and results of operations of TECO Energy relevant to my decision to tender in the early settlement offer?

          Yes. The price of both our common stock and the normal units are closely linked to our financial condition and results of operations. For information about the accounting treatment of the early settlement offer, see the section of this early settlement offer prospectus titled “The Early Settlement Offer — Accounting Treatment.”

Will TECO Energy receive any cash proceeds from the early settlement offer?

          No. We will not receive any cash proceeds from the early settlement offer. If the maximum of 17,865,000 normal units are validly tendered and accepted, we expect to incur an aggregate of approximately $29.3 million in expenses, including the cash payment portion of the early settlement offer consideration, to effect the early settlement offer. Approximately $21.3 million of this amount represents aggregate cash payment in lieu of quarterly contract adjustment payments and distribution payments that would have been payable to holders on October 15, 2004 and January 15, 2005, but that will not be paid to tendering holders because their normal units would no longer be outstanding.

How do I tender my normal units?

          If you beneficially own normal units that are held in the name of a broker or other nominee and wish to tender such normal units, you should promptly instruct your broker or other nominee to tender on your behalf. To tender normal units, The Bank of New York, the exchange agent, must receive, prior to the expiration date of the early settlement offer, a timely confirmation of book-entry transfer of such normal units and a properly completed letter of transmittal or an agent’s message through the automated tender offer program of The Depository Trust Company, which we refer to in this early settlement offer prospectus as the “depositary” or “DTC,” according to the procedure for book-entry transfer described in this early settlement offer prospectus. For more information regarding the procedures for tendering your normal units, see the section of this early settlement offer prospectus titled “The Early Settlement Offer — Procedures for Tendering Normal Units.”

          We do not view the certification made by holders of normal units in the letter of transmittal that they have reviewed the early settlement offer prospectus and the letter of transmittal as a waiver of liability. We agree with holders who validly tender normal units not to assert that this acknowledgement constitutes a waiver of liability.

What happens if some or all of my normal units are not accepted for exchange to effect the early settlement of the purchase contracts?

          If we decide for any reason not to accept some or all of your normal units, the normal units not accepted by us will be returned to you, at our expense, promptly after the expiration or termination of the early settlement offer. In the case of normal units tendered by book entry transfer into the exchange agent’s account at DTC, DTC will credit any validly withdrawn or unaccepted normal units to your account at DTC. For more information, see the section of this early settlement offer prospectus titled “The Early Settlement Offer — Return of Unaccepted Normal Units.”

Until when may I withdraw previously tendered normal units?

          If not previously returned, you may withdraw previously tendered normal units at any time until the early settlement offer has expired, that is, midnight, New York City time, on August 24, 2004, unless extended or earlier terminated by us. In addition, you may withdraw any normal units that you tender and that are not accepted for early settlement by us after September 22, 2004, which is 40 business days from July 28, 2004. For more information, see the section of this early settlement offer prospectus titled “The Early Settlement Offer — Withdrawals of Tenders.”

How do I withdraw previously tendered normal units?

          To withdraw previously tendered normal units, you are required to deliver a written notice of withdrawal to the exchange agent, which you may deliver by facsimile, or you must comply with the appropriate procedures of DTC’s automated tender offer program. For more information regarding the procedures for withdrawing tendered normal units, see the section of this early settlement offer prospectus titled “The Early Settlement Offer — Withdrawals of Tenders.”

Will I have to pay any fees or commissions if I tender my normal units?

          If your normal units are held through a broker or other nominee who tenders the normal units on your behalf (other than those tendered through one of the dealer managers), your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

Will my broker receive any fee from TECO Energy if I tender my normal units?

          If you own 10,000 or fewer normal units and they are validly tendered and accepted, we will pay your broker a soliciting dealer fee of an amount equal to $0.0625 per normal unit. For more information, see the section of this early settlement offer prospectus titled “The Early Settlement Offer — Fees and Expenses.”

May I participate in the early settlement offer by tendering stripped units for exchange?

          No. We are not offering to settle purchase contracts included in any stripped units. As of July 27, 2004, the day before commencement of the early settlement offer, there were no stripped units outstanding. If you created stripped units and desire to participate in the early settlement offer, you may recreate normal units from your stripped units and then tender the recreated normal units in the early settlement offer. See the section of this early settlement offer prospectus titled “Description of the Equity Security Units — Creating Stripped Units and Recreating Normal Units — Recreating Normal Units” for a discussion on how to recreate normal units from your stripped units.

With whom may I talk if I have questions about the early settlement offer?

          If you have questions regarding the early settlement offer or whether or not to participate in the early settlement offer, please contact one of the co-lead dealer managers, Merrill Lynch & Co. or J.P. Morgan Securities, Inc. You may call Merrill Lynch & Co. toll free at 1-888-ML4-TNDR (1-888-654-8637) or (212) 449-4914 (collect) and J.P. Morgan Securities, Inc. toll free at 1-800-261-JPMS (1-800-261-5767). If you have questions regarding the procedures for tendering in the early settlement offer, require additional early settlement offer materials or require assistance in tendering your normal units, please contact Morrow & Co., Inc., the information agent. You can call the information agent toll-free at 1-800-607-0088 (banks and brokerage firms please call 1-800-654-2468). You may also write to the information agent or the co-lead dealer managers at one of their respective addresses set forth on the back cover of this early settlement offer prospectus.

SUMMARY

          This summary contains basic information that is important to you in deciding whether to participate in the early settlement offer. This summary is not complete and does not contain all of the information that you should consider when making a decision regarding the early settlement offer. You should carefully read this entire early settlement offer prospectus, including “Risk Factors” and the information we have incorporated by reference, before making a decision to participate in the early settlement offer.

TECO Energy

          We are an integrated energy provider with core businesses in the utility sector, complemented by a family of unregulated businesses. We are the parent holding company of Tampa Electric Company, which is a regulated electric and gas utility with operations in the growing Florida market. Our unregulated businesses include marine transportation, coal and synthetic fuel production, and independent power.

          We were incorporated in Florida in 1981 as part of a restructuring in which we became the parent of Tampa Electric Company. We currently own no operating assets but hold all of the common stock of Tampa Electric Company and, directly or through our subsidiary holding companies, the other subsidiaries mentioned below. We are an electric and gas utility holding company, exempt from registration under the Public Utility Holding Company Act of 1935. Our significant business segments are identified below.

          Tampa Electric Company, our largest subsidiary, through its Tampa Electric division, provides retail electric service to more than 600,000 customers in its 2,000 square mile West Central Florida service area with a net system generating capability of more than 4,000 megawatts and retail energy sales of more than 18,000 gigawatts in 2003. Its Peoples Gas System division is engaged in the purchase, distribution and marketing of natural gas for residential, commercial, industrial and electric power generation customers in Florida. With more than 300,000 customers, Peoples Gas System has operations in most of Florida’s major metropolitan areas. Annual natural gas throughput (the amount of gas delivered to customers, including transportation-only service) in 2003 was 1.2 billion therms.

          TECO Transport Corporation, through four subsidiaries, provides waterborne transportation, storage and transfer services of coal and other dry-bulk commodities. The businesses primarily involve the movement of commodities via domestic inland rivers, the Gulf of Mexico and the Caribbean, and to worldwide markets, including South America, Asia, Africa and Europe.

          TECO Coal Corporation, through a number of subsidiaries, owns mineral rights, and owns or operates surface and underground mines, synthetic fuel production facilities, and coal processing and loading facilities in eastern Kentucky, Tennessee and southwestern Virginia.

          TECO Wholesale Generation, Inc., or TWG (formerly TECO Power Services Corporation), has subsidiaries that have interests in independent power projects in Florida, Virginia, Arkansas, Mississippi, Texas, Arizona and Guatemala, and has investments in unconsolidated affiliates that participate in independent power projects and electric distribution in other parts of the United States and Guatemala.

          As part of our renewed focus on core utility operations, we revised our internal reporting information used for evaluating, measuring and making decisions with respect to the components which previously comprised the TECO Power Services operating segment. The revised operating segment, TWG Merchant, is comprised of all merchant power plant operations which include the results of operations for the Frontera and Commonwealth Chesapeake power plants and the suspended Dell and McAdams power projects, as well as the equity investment in other U.S. plants, and TECO EnergySource, Inc., the energy marketing operation for the merchant power plants. (Merchant power plants are power plants that do not have long-term contracts for the majority of their output, but rather sell most of the power under short-term agreements or in the more volatile spot markets). The non-merchant assets of TWG that were formerly reported with TECO Power Services include the company’s interests in Florida and Guatemala and are now reported with the other unregulated companies mentioned below. On July 19, 2004, we announced the sale of our 50% indirect interest in the Hamakua Power Station in Hawaii.

          Our other unregulated companies with continuing operations include the non-merchant operations of TWG as described above, TECO Solutions, Inc., TECO Properties Corporation, and TECO Investments, Inc. The TECO Solutions’ subsidiaries provide mechanical contracting, air conditioning, electrical and plumbing systems and repair and maintenance services in Florida.

          TWG’s interest in the Union and Gila River project companies, which own merchant power plants in Arkansas and Arizona, respectively, is held by an indirect wholly owned subsidiary of TWG, TECO-PANDA Generating Company, L.P., which was part of the TWG Merchant operating segment until it was designated as assets held for sale in December 2003.

          Strategic Overview. Our primary recent focus has been to address the issues resulting from our investment in merchant power plants and the financing of the capital requirements of these investments and the Tampa Electric Company Bayside Station repowering. These capital requirements, the poor financial performance of the Union and Gila River plants, which began operations in 2003, and the generally poor financial results from our other merchant power plants have adversely affected our results and put pressure on our liquidity and credit rating. As a result, in 2003 we adopted the strategy to return to basics and focus on our regulated utility operations in the high-growth Florida markets and to minimize the risks from the merchant power plants, including minimizing further investment in our merchant power assets. In 2003, we also focused on implementing our cash generation plan, which included the sale of common stock, debt securities, and certain assets to improve liquidity. In early 2004, we announced a plan to exit from our ownership of the Union and Gila River plants that included a non-binding letter of intent with the lending banks for these projects that contemplated a transfer of ownership of the plants to them. Due diligence is essentially complete, and work continues with the lending banks on a definitive agreement. On July 27, 2004, we announced an agreement to sell our interest in Texas Independent Energy, LP (TIE), the owner of two merchant plants in Texas.

The Early Settlement Offer

          The material terms of the early settlement offer are summarized below. In addition, we urge you to read the detailed descriptions in the sections of this early settlement offer prospectus titled “The Early Settlement Offer,” “Comparison of Rights Between the Normal Units and Our Common Stock,” “Description of Capital Stock,” “Description of the Equity Security Units,” “Description of the Purchase Contracts” and “Description of the Trust Preferred Securities.”

Offeror	TECO Energy, Inc.

Securities Subject to the Early Settlement Offer	Up to an aggregate of 17,865,000 normal units. Each normal unit consists of (1) a purchase contract, which obligates the holder to purchase from us on January 15, 2005, at a purchase price of $25, a fraction of a newly issued share of our common stock equal to the “settlement rate” and (2) a trust preferred security of TECO Capital Trust II, with a stated liquidation amount of $25. The trust preferred security is pledged to us to secure the payment of the purchase price for the common stock upon settlement of the purchase contract on January 15, 2005 and is to be remarketed on October 15, 2004 to generate proceeds to fund the $25 purchase price.

The settlement rate under the purchase contract will be between 0.8305 and 0.9509 shares of our common stock, subject to adjustment as described in the section of this early settlement offer prospectus titled “Description of the Purchase Contracts — Antidilution Adjustments.” Based on the current price of our common stock, the settlement rate is expected to be 0.9509 shares.

The Early Settlement Offer	We are offering to exchange 0.9509 shares of our common stock plus $1.39 in cash for each validly tendered and accepted equity security unit in the form of a normal unit, up to an aggregate of 17,865,000 normal units, upon the terms and subject to the conditions set forth in this early settlement offer prospectus and in the related letter of transmittal.

Fractional shares will not be issued in the early settlement offer, and cash will be paid in lieu of any fractional shares.

Any normal units not exchanged will remain outstanding. The normal units validly tendered and accepted in the exchange will be delivered to the agent under the purchase contract for cancellation, which in effect will constitute an early settlement of the underlying purchase contracts. As a result of the exchange, the trust preferred securities that currently are pledged as collateral to secure their settlement on January 15, 2005 will no longer be outstanding.

We are not seeking the exchange of any stripped units that may be outstanding. However, if you hold stripped units and desire to participate in the early settlement offer, you may recreate normal units from your stripped units and tender those recreated normal units.

Expiration Date	The early settlement offer will expire at 12:00 midnight, New York City time, on August 24, 2004, unless extended or earlier terminated by us.

Proration of Tendered Normal Units	If more than an aggregate of 17,865,000 normal units are validly tendered and not withdrawn prior to the expiration date of the early settlement offer, we will accept an aggregate of not more than 17,865,000 normal units from all holders who validly tender normal units as a means of effecting the early settlement, prorated among the tendering holders. We intend that the normal units continue to be listed on the New York Stock Exchange, and, therefore, if accepting 17,865,000 normal units would cause the normal units to be de-listed, we will reduce the number of normal units sought and accept a pro rata amount of the normal units tendered in the early settlement offer to ensure that the normal units continue to be listed on the New York Stock Exchange after the consummation of the early settlement offer. Any normal units tendered but not accepted because of proration will be returned to you. See “The Early Settlement Offer — Priority of Exchanges and Proration.”

Certain Consequences to Non-Tendering Holders	Normal units not exchanged in the early settlement offer will remain outstanding after the consummation of the early settlement offer. If a sufficiently large number of normal units do not remain outstanding after the early settlement offer, the trading market for the remaining outstanding normal units may be less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of trading in normal units.

Source of Cash to be Paid in the Early Settlement Offer	We intend to fund the cash component of the consideration and any cash in lieu of fractional shares from our available cash.

Conditions to the Early Settlement Offer	The early settlement offer is conditioned upon:

•                the effectiveness of the registration statement of which this early settlement offer prospectus forms a part;

•                the continued listing of normal units that remain outstanding after the early settlement on the New York Stock Exchange;

•                the accuracy of representations and warranties, and the compliance with certain covenants, contained in the dealer manager agreement, in each case, as of the expiration of the early settlement offer; and

• the other closing conditions described in “The Early Settlement Offer — Conditions to the Early Settlement Offer.”

No Appraisal Rights	No appraisal rights are available to holders of normal units in connection with the early settlement offer.

Regulatory Approvals	We are not aware of any governmental or regulatory approvals required for completing the early settlement offer other than compliance with federal securities laws, including the effective-

ness of the registration statement of which this early settlement offer prospectus forms a part.

Procedures For Tendering Units	To tender normal units, The Bank of New York, the exchange agent, must receive, prior to the expiration date of the early settlement offer, a timely confirmation of book-entry transfer of such normal units and a properly completed letter of transmittal or an agent’s message through the automated tender offer program of DTC according to the procedure for book-entry transfer described in this early settlement offer prospectus. If you tender under DTC’s automated tender offer program, you will agree to be bound by the letter of transmittal that we are providing with this early settlement offer prospectus as though you had signed the letter of transmittal.

If you wish to tender normal units that are held in the name of a broker or other nominee, you should instruct your broker or other nominee to tender on your behalf.

We describe the procedures for tendering normal units in more detail in the section of this early settlement offer prospectus titled “The Early Settlement Offer — Procedures for Tendering Normal Units.”

Withdrawal Rights	You may withdraw previously tendered normal units at any time before the expiration date of the early settlement offer. In addition, you may withdraw any normal units that you tender that are not accepted by us for settlement after the expiration of 40 business days from July 28, 2004. See the section of this early settlement offer prospectus titled “The Early Settlement Offer — Withdrawals of Tenders.”

Risk Factors	You should consider carefully all of the information set forth in this early settlement offer prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” before deciding whether to participate in the early settlement offer.

Material U.S. Federal Income Tax Consequences For Normal Units Holders	We will treat the exchange of your normal units for shares of our common stock plus cash pursuant to the early settlement offer as an early settlement of the purchase contracts for U.S. federal income tax purposes. Consistent with this treatment, (1) you should not recognize gain or loss on your purchase of common stock in early settlement of the purchase contract, except with respect to cash in lieu of a fractional share, and (2) you should recognize gain or loss on your disposition of the trust preferred security in the early settlement. Any such gain should be treated as ordinary income, and any such loss should be treated as ordinary loss to the extent of your prior inclusions of original issue discount (or OID) with respect to the trust preferred security and thereafter as a capital loss. For a detailed discussion, including of alternative characterizations, please see the section of this early settlement offer prospectus titled “Material U.S. Federal Income Tax Consequences.”

Brokerage Commissions	You are not required to pay any brokerage commissions to the dealer managers. If your normal units are held through a broker or other nominee who tenders the normal units on your behalf (other than those tendered through one of the dealer managers), your broker may charge you a commission for doing so.

If you own 10,000 or fewer normal units and they are validly tendered and accepted, we will pay your broker a soliciting dealer fee of an amount equal to $0.0625 per normal unit. For more information, see the section of this early settlement offer prospectus titled “The Early Settlement Offer — Fees and Expenses.”

Dealer Managers	Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, and SG Americas Securities, LLC

Information Agent	Morrow & Co., Inc.

Exchange Agent	The Bank of New York.

Market-Trading	The normal units and our common stock are listed on the New York Stock Exchange under the symbols “TEPRU” and “TE,” respectively. On August 18, 2004, the last reported sale prices of our common stock and of the normal units on the New York Stock Exchange were $12.95 per share and $13.66 per normal unit, respectively. The shares of our common stock to be issued in the early settlement offer have been approved for listing on the New York Stock Exchange.

Further Information	If you have questions regarding the information in this early settlement offer prospectus, please contact one of the co-lead dealer managers. If you have questions regarding the procedures for tendering in the early settlement offer or require assistance in tendering your normal units, please contact the information agent. If you would like additional copies of this early settlement offer prospectus, our annual, quarterly, and current reports, proxy statement and other information that we incorporate by reference in this early settlement offer prospectus, please contact either the information agent or Investor Relations at TECO Energy. For all other questions, please contact one of the co-lead dealer managers. The contact information is set forth on the back cover of this early settlement offer prospectus.

RISK FACTORS

          The following are factors that could affect our future operating results and financial condition. These factors could cause our actual operating results and financial condition to differ materially from our projections.

Risks Related to the Early Settlement Offer

The value of the common stock that you receive may decline if the market price of our common stock declines further.

          We are offering to exchange a fixed number, 0.9509, of shares of our common stock (which based on the closing price of $12.95 per share of our common stock on August 18, 2004, would be worth $12.31), and a fixed dollar amount of cash for each normal unit. The price of our common stock has declined considerably since the initial issuance of the normal units and may decline further in the future. If the market price of our common stock declines further, the value of the fixed number of shares you will receive in exchange for your normal units will decline. The trading value of our common stock could fluctuate depending upon any number of factors, including those specific to us and those that influence the trading prices of equity securities generally, many of which are beyond our control.

All of our debt obligations, including the subordinated notes underlying the trust preferred securities included in the normal units that remain outstanding after the early settlement offer, will have priority over our common stock with respect to payment in the event of a liquidation, dissolution or winding up.

          In any liquidation, dissolution or winding up of TECO Energy, our common stock would rank below all debt claims against TECO Energy, including the subordinated notes underlying the trust preferred securities included in the normal units. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders have been satisfied. In addition, holders of shares of our preferred stock, if any, that may be issued will have priority over the holders of our common stock with respect to the distribution of our assets in the event of our liquidation or dissolution.

By tendering your normal units, you will forgo the possibility of being relieved of your obligation to purchase our common stock upon settlement of the purchase contracts forming part of your normal units.

          As a holder of our common stock rather than normal units, in addition to surrendering the right to receive quarterly contract adjustment and distribution payments, you will forgo the possibility of being relieved of your obligation to purchase common stock on January 15, 2005, an obligation we expect to be satisfied with the proceeds of the remarketing. Under the purchase contract, your obligation to purchase our common stock would terminate upon the occurrence of particular events of our bankruptcy, insolvency, reorganization or appointment of a receiver of our property; in this case, you would not be required to acquire shares of our common stock worth, based on the current market price of our common stock, significantly less than the contract price of $25 per normal unit. Thus, if such a termination event were to occur between completion of the early settlement and January 15, 2005, you already would have purchased the common stock and would no longer hold the trust preferred securities. See “Description of the Purchase Contracts — Termination of Purchase Contracts.”

If we do not receive a sufficient number of tendered normal units to substantially reduce the amount of trust preferred securities outstanding, we may be subject to increased debt service costs.

          The initial distribution rate on the trust preferred securities is an annual rate of 5.11%. This rate is to be reset in connection with a remarketing of the trust preferred securities no later than October 15, 2004, as described under “Description of the Purchase Contracts — Remarketing.” Since the original issuance of the equity security units, the credit ratings on our senior secured debt and the trust preferred securities have declined. Thus, it is likely that the reset rate will be higher than the initial rate and, accordingly, we would incur increased debt service costs, which could be substantial if the amount of trust preferred securities outstanding were not significantly reduced.

The United States federal income tax consequences of exchanging normal units in connection with an early settlement are unclear.

          No statutory, judicial or administrative authority directly addresses the treatment for United States federal income tax purposes of exchanging the normal units for shares of common stock and cash in connection with the early settlement offer. As a result, the United States federal income tax consequences of the early settlement are unclear. Although we will treat the exchange as an early settlement of the purchase contracts, the IRS could successfully assert alternative characterizations, including that the early settlement offer should be recharacterized as a taxable disposition of the equity security units. If the early settlement offer were so recharacterized, you would be treated as having disposed of each of the purchase contract and the trust preferred security that constitute such equity security unit in a taxable exchange. Because any gain on the disposition of a trust preferred security generally would be treated as ordinary interest income for U.S. federal income tax purposes, your ability to offset such interest income with any capital loss realized on the disposition of the purchase contract might be limited. Holders of equity security units are urged to consult their own tax advisors with respect to U.S. federal income tax consequences of the early settlement. See “Material U.S. Federal Income Tax Consequences.”

Risks Related to Holding Normal Units After the Early Settlement Offer

Normal units that you continue to hold after the early settlement offer are expected to become less liquid following the early settlement offer.

          If a sufficiently large number of normal units do not remain outstanding after the early settlement offer, the trading market for the remaining outstanding normal units may be less liquid and market prices may fluctuate significantly depending on the volume of trading in normal units. Furthermore, a security with a smaller “float” may command a lower price and trade with greater volatility or much less frequently than would a comparable security with a greater float. This decreased liquidity may also make it more difficult for holders of normal units that do not tender to sell their normal units.

If you do not participate in the early settlement offer, you will have no rights as a common shareholder.

          Until you acquire shares of our common stock upon settlement of the purchase contracts associated with your normal units, you will not be entitled to any rights with respect to our common stock, including voting rights and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting the common stock. If you do not tender your normal units for early settlement, you will only be entitled to rights with respect to our common stock upon delivery of shares of common stock upon settlement of the normal units on January 15, 2005, or as a result of any other early settlement upon the occurrence of a corporate transaction, as the case may be, and if the applicable record date, if any, for the exercise of rights or the receipt of dividends or other distributions occurs after that date. For example, in the event that an amendment were to be proposed to our articles of incorporation or bylaws in connection with a recapitalization of TECO Energy and the record date for determining the shareholders of record entitled to vote on the amendment were to occur prior to delivery of our common stock, you would not be entitled to vote on the amendment, although you would nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

If you do not participate in the early settlement offer, your pledged securities will remain encumbered.

          Although you are the beneficial owner of the trust preferred securities or treasury securities, as applicable, underlying your normal units, if you do not participate in the early settlement offer, those securities will remain pledged to secure payment of the purchase price under the related purchase contracts. Thus, your rights to the pledged securities will remain subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code. See “Description of the Purchase Contracts — Termination of Purchase Contracts.”

The purchase contract agreement that is associated with the normal units is not qualified under the Trust Indenture Act of 1939; the obligations of the purchase contract agent are limited.

          The purchase contract agreement between the purchase contract agent and us is not qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent is not required to qualify as a trustee under the Trust Indenture Act. Accordingly, if you hold normal units after the early settlement offer, you will not have the benefit of the protections of the Trust Indenture Act (other than to the extent applicable to a trust preferred security included in a normal unit). The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading prices for the normal units that remain outstanding after the early settlement offer will be directly affected by the trading prices of our common stock.

          The trading prices of the normal units in the secondary market are directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by the factors described in the section of this early settlement offer prospectus titled “Risk Factors — Risks Related to the Early Settlement Offer — The value of the common stock that you receive may decline if the market price of our common stock declines further.” Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the normal units. Any such arbitrage could, in turn, affect the trading prices of the normal units that remain outstanding after the early settlement offer, the trust preferred securities and our common stock.

Our obligations under the subordinated notes, the guarantee and the purchase contracts are subordinated.

          Our obligations under the subordinated notes rank junior in priority of payment to all of our senior debt. In addition, although an event of default under our senior debt would not necessarily constitute a default under the junior subordinated note indenture, we will not be permitted to make any payments on the subordinated notes:

•	if we default on a payment of senior debt and the default is not cured or waived within the applicable grace period; or

•	until the senior or subordinated indebtedness is paid in full if the maturity of the indebtedness has been accelerated because of a default.

          The subordinated notes are obligations exclusively of TECO Energy, which, as a holding company, has no material assets other than our ownership of the common stock of our subsidiaries. Dividends and other distributions from subsidiaries are our only ongoing source of revenues from which to repay the subordinated notes. Although the default provisions described above do not apply to a default by one of our subsidiaries unless the default of our subsidiary causes a default on our senior debt, a subsidiary may be prohibited from paying dividends or making other distributions to us when it is in default. At June 30, 2004, our recourse senior debt totaled approximately $3.6 billion.

          Our obligations under the guarantee and the purchase contracts rank subordinate and junior in right of payment to all of our senior debt and all of the debt of our subsidiaries. As a result, we are prohibited from making any payments under the guarantee and the purchase contracts if we default on a payment on any of our senior liabilities. In addition, in the event of the bankruptcy, liquidation or dissolution of TECO Energy, our assets would be available to pay obligations under the guarantee and the purchase contracts only after we made all payments on our senior liabilities.

          Neither the trust preferred securities, the company preferred securities, the subordinated notes, the guarantee nor the purchase contracts limit our ability or the ability of our subsidiaries to incur additional debt, including debt that ranks senior in priority of payment to the subordinated notes and the guarantee. See “Description of the Subordinated Notes — Overview,” “Description of the Guarantee — Ranking” and “Description of the Equity Security Units — Current Payments.”

A tax event or Investment Company Act event relating to normal units not tendered in the early settlement offer may result in a taxable event to you.

          TECO Energy may redeem the subordinated notes (and thereby cause the redemption of the company preferred securities and the trust preferred securities) in whole at any time upon the occurrence and continuation of a tax event or an Investment Company Act event. See “Description of the Subordinated Notes — Optional Redemption.” A tax event redemption or Investment Company Act event redemption will be a taxable event to the beneficial owners of trust preferred securities. If a redemption by reason of a tax event or an Investment Company Act event occurs prior to settlement under the purchase contract, after the limited liability company has distributed the applicable redemption price to the trust, the trust will distribute the applicable redemption price to the securities intermediary, in liquidation of the unit holder’s interest in the trust. The securities intermediary will use the redemption amount to purchase the treasury securities for the redeemed trust preferred securities as substitute collateral on behalf of the holders of the normal units. It is impossible to predict the impact that the substitution of the treasury securities as collateral will have on the market price of the normal units.

Risks Related to Our Business

Financing Risks

We have substantial indebtedness, which could adversely affect our financial condition and financial flexibility.

          In recent years, we have significantly increased our indebtedness which has resulted in an increase in the amount of fixed charges we are obligated to pay. The level of our indebtedness and restrictive covenants contained in our debt obligations could limit our ability to obtain additional financing or refinance existing debt and could prevent the repayment of subordinated debt and the payment of dividends if those payments would cause a violation of the covenants.

          In order for us and Tampa Electric to use our and its respective bank credit facilities, we and Tampa Electric must meet certain financial tests as defined in the applicable agreements. Also, we, Tampa Electric and other operating companies have certain restrictive covenants in specific agreements and debt instruments. In addition, the restrictive covenants of our subsidiaries, including Tampa Electric, could limit their ability to make distributions to us, which would further limit our liquidity. Please see the “Bank Credit Facilities” and “Covenants in Financing Agreements” sections and “Significant Financial Covenants” table in the “Liquidity, Capital Resources” section of “Management’s Discussion & Analysis of Financial Condition & Results of Operations” section of our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 for descriptions of these tests and covenants.

          As of June 30, 2004, we were not in compliance with the financial ratio tests in our construction undertakings associated with TWG’s Gila River and Union projects, which could result in the lenders seeking to accelerate the $1.395 billion of non-recourse construction debt absent the sale of the projects to the lenders. Otherwise, as of June 30, 2004, we are in compliance with required financial covenants. We cannot assure you, however, that we will be in compliance with these financial covenants in the future. Our failure to comply with any of these covenants or to meet our payment obligations could result in an event of default which, if not cured or waived, could result in the acceleration of other outstanding debt obligations. We may not have sufficient working capital or liquidity to satisfy our debt obligations in the event of an acceleration of all or a portion of our outstanding obligations. In addition, if we had to defer interest payments on our subordinated notes underlying the outstanding trust preferred securities included in the equity security units, we would be prohibited from paying cash dividends on our common stock until all unpaid distributions on those subordinated notes were made.

          We also incur obligations in connection with the operations of our subsidiaries and affiliates that do not appear on our balance sheet, including obligations previously incurred that were related to the development of power projects by unconsolidated affiliates. These obligations take the form of guarantees, letters of credit and contractual commitments, as described in the sections titled “Off Balance Sheet Financing” and “Liquidity, Capital Resources” of the “Management’s Discussion & Analysis of Financial Condition & Results of Operations” section of our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. In addition, our unconsolidated affiliates from time to time incurred non-recourse debt to finance their power projects. Although we are not obligated on that debt, our investments in those unconsolidated affiliates are at risk if the affiliates default on their debt.

Our financial condition and ability to access capital may be materially adversely affected by further ratings downgrades.

          On July 20, 2004, Standard & Poor’s lowered the ratings on our senior unsecured debt to BB with a stable outlook. It lowered the ratings on other of our securities, as well as those of TECO Finance, including lowering the rating of the trust preferred securities to B. Standard & Poor’s affirmed its rating of Tampa Electric Company’s senior secured and unsecured debt at BBB-with a stable outlook. In February 2004, Moody’s Investors Service lowered the ratings on our senior unsecured debt to Ba2 with a negative outlook. This followed actions in April 2003, when Moody’s and Fitch Ratings lowered their ratings on our senior unsecured debt to Ba1 and BB+, respectively, both with a negative outlook. Tampa Electric Company’s senior secured and unsecured debt ratings were lowered to Baa1 and Baa2, respectively, by Moody’s and to A- and BBB+, respectively, by Fitch, in both cases with negative outlook. The recent downgrades and any future downgrades may affect our ability to borrow, may affect future collateral or margin postings, and may increase our financing costs, which may decrease our earnings. We are also likely to experience greater interest expense than we may have otherwise if, in future periods, we replace maturing debt with new debt bearing higher interest rates due to our lower credit ratings. In addition, such downgrades could adversely affect our relationships with customers and counterparties.

          In addition, as a result of past ratings actions, TECO EnergySource, TECO Gas Services, Inc., and other of our subsidiaries were required to post collateral with counterparties in order to continue to transact in the forward markets for electricity and natural gas. Collateral or margin postings may fluctuate based on either the fair value of open forward positions or credit assurance assessments negotiated with counterparties. Based on our analysis of the rights of those counterparties that have the right to call for collateral or margin postings, we believe the maximum collateral obligation would be approximately $8.0 million (including actual collateral posted of $6.5 million as of June 30, 2004). Counterparties with the right to call for collateral or margin postings are not obligated to do so.

If we are unable to limit capital expenditure levels as forecasted, our financial condition and results could be adversely affected.

          Part of our plans includes capital expenditures at the operating companies at maintenance levels for the next several years. We cannot be sure that we will be successful in limiting capital expenditures to the planned amount. If we are unable to limit capital expenditures to the forecasted levels, we may need to draw on credit facilities or access the capital markets on unfavorable terms or ultimately sell additional assets to improve our financial position. We cannot be sure that we will be able to obtain additional financings or sell such assets, in which case our financial position, earnings and credit ratings could be adversely affected.

Because we are a holding company, we are dependent on cash flow from our subsidiaries, which may not be available in the amounts and at the times we need it.

          We are a holding company and dependent on cash flow from our subsidiaries to meet our cash requirements that are not satisfied from external funding sources. Some of our subsidiaries have indebtedness containing restrictive covenants which, if violated, would prevent them from making cash distributions to us. In particular, certain long-term debt at Tampa Electric Company’s Peoples Gas System division prohibits payment of dividends to us if Tampa Electric Company’s consolidated shareholders’ equity is not at least $500 million. At June 30, 2004, Tampa Electric Company’s consolidated shareholders’ equity was approximately $1.7 billion. Also, our wholly owned subsidiary, TECO Diversified, Inc., the holding company for TECO Transport, TECO Coal and TECO Solutions, has a guarantee related to a coal supply agreement that could limit the payment of dividends by TECO Diversified to us.

Various factors could affect our ability to sustain our dividend.

          Our ability to pay a dividend or sustain it at current levels could be affected by such factors as (i) the level of our earnings and therefore our dividend payout ratio, (ii) the level of our retained earnings, which in turn could be affected by payment of dividends in excess of earnings and further write-offs of our merchant generation investments or other assets, and (iii) pressures on our liquidity needs, including unplanned debt repayments, unexpected capital needs and shortfalls in operating cash flow. These are in addition to any restrictions on dividends from our subsidiaries to us discussed above.

We are vulnerable to interest rate changes and may not have access to capital at favorable rates, if at all.

          Changes in interest rates and capital markets generally affect our cost of borrowing and access to these markets. We cannot be sure that we will be able to accurately predict the effect those changes will have on our cost of borrowing or access to capital markets.

Merchant Power Project Risks

We and the project companies have not yet reached a definitive agreement with the non-recourse project lending banks for the transfer of our ownership of the Union and Gila River projects through a purchase and sale or other agreement to the lending group, and further delay could affect the accounting treatment.

          Our decision to exit from the ownership of the projects is not conditioned on reaching a consensual agreement with the lenders for the sale of the projects. If a definitive agreement cannot be reached, however, there could be a delay in the ultimate forgiveness of the non-recourse debt and there could be a change in the accounting treatment from discontinued operations back to continuing operations in a future period.

          Under the letter of intent, the parties have retained the right to assert certain claims they may have against one another until a definitive agreement is reached. Assertion of such claims and defense against them could be time consuming and costly and delay the ultimate disposition of our interest in the projects.

The power plants owned by subsidiaries of TWG Merchant are affected by market conditions, and they may not be able to sell power at prices that enable it to recover its investments in the plants.

          The power plants of TWG Merchant’s subsidiaries that are in operation currently sell most of their power based on market conditions at the time of sale, so TWG Merchant cannot predict with certainty:

•	the amount or timing of revenue it may receive from power sales from operating plants;

•	the differential between the cost of operations (in particular, natural gas prices) and power sales revenue;

•	the effect of competition from other suppliers of power;

•	regulatory actions that may affect market behavior, such as price limitations or bidding rules imposed by the Federal Energy Regulatory Commission (FERC) or state regulatory bodies or reimposition of regulation in power markets;

•	the demand for power in a market served by TWG Merchant’s plants relative to available supply;

•	the availability of transmission to accommodate the sale of power; or

•	whether TWG Merchant will recover its initial investment in these plants.

          Several of the wholesale markets supplied by these merchant power plants have experienced significant pricing declines due to excess supply. The excess supply is partially due to the slowdown of electric deregulation in many states, or the outright repeal of electric competition legislation as occurred in Arkansas in 2003 (where the Dell and Union power stations are sited or located). This has allowed incumbent utilities to continue to operate older, less efficient generating facilities in lieu of purchasing power from newer, more efficient independent power plants. Consequently, only a small portion of the output of TWG Merchant’s plants has been sold forward, or hedged, under short-term agreements. TWG Merchant’s results could be adversely affected if it is unable to sufficiently sell the output of its plants under longer-term contracts or at a premium to forward curve prices for short-term sales or if we need to write off any of the capital already invested in the projects.

          Our outlook assumes that TWG Merchant will manage these risks by:

•	optimizing among a mix of forward on-peak energy sales, daily and hourly spot market sales of capacity, energy and ancillary services, and longer-term structured transactions;

•	avoiding short positions; and

•	retaining flexibility to continue to defer, where advisable, construction of output capacity in a market that has become oversupplied.

          However, we cannot be sure how successfully TWG Merchant will be able to implement these risk management measures. For instance, in oversupplied markets, entering into long-term contracts could be difficult.

The status of TWG Merchant’s investment in the suspended Dell and McAdams plants is subject to uncertainties which could result in impairment of asset values.

          TWG Merchant carried an investment at June 30, 2004 of approximately $685 million in the Dell and McAdams plants, on which construction has been suspended. We are currently reevaluating the power market in which these projects would operate. If we were to determine that these markets do not justify the resumption of construction of these plants in the near future, we will evaluate the need to recognize an impairment of our investment, the effect of which would be to reduce our equity levels. Continued suspension beyond the currently anticipated time frame could delay construction schedules and increase costs and could also result in the impairment of asset values for these plants. Any resumption of construction of the plants would involve risks inherent in completion of large power generating facilities and require additional funds.

TWG Merchant’s marketing and risk management policies may not work as planned, and it may suffer economic losses despite such policies.

          TWG Merchant seeks to actively manage the market risk inherent in its energy and fuel positions. Nonetheless, adverse changes in energy and fuel prices may result in losses in our earnings or cash flows and adversely affect our balance sheet. TWG Merchant’s marketing and risk management procedures may not always be followed or may not work as planned. As a result, we cannot predict with precision the impact that its marketing, energy management and risk management decisions may have on its business, operating results or financial position. In addition, to the extent it does not cover its positions to market price volatility, or the hedging procedures do not work as planned, fluctuating commodity prices would cause our sales and net income to be more volatile.

          TWG Merchant’s and its affiliates’ marketing and risk management activities also are exposed to the credit risk that counterparties to its transactions will not perform their obligations. Should counterparties to these arrangements fail to perform, it may be forced to enter into alternative hedging arrangements, honor underlying commitments at then-current market prices or otherwise satisfy its obligations on unfavorable terms. In that event, its financial results would likely be adversely affected.

General Business and Operational Risks

General economic conditions may adversely affect our businesses.

          Our businesses are affected by general economic conditions. In particular, the projected growth in Tampa Electric’s service area and in Florida is important to the realization of Tampa Electric’s and Peoples Gas System’s forecasts for annual energy sales growth. An unanticipated downturn in the local area’s or Florida’s economy could adversely affect Tampa Electric’s or Peoples Gas System’s expected performance.

          Our unregulated businesses, particularly TWG Merchant, TECO Transport and TECO Coal, are also affected by general economic conditions in the industries and geographic areas they serve, both nationally and internationally.

Potential competitive changes may adversely affect our regulated electricity and gas businesses.

          The U.S. electric power industry has been undergoing restructuring. Competition in wholesale power sales has been introduced on a national level. Some states have mandated or encouraged competition at the retail level and, in some situations, required divestiture of generating assets. While there is active wholesale competition in Florida, the retail electric business has remained substantially free from direct competition. While not expected in the foreseeable future, changes in the competitive environment occasioned by legislation, regulation, market conditions or initiatives of other electric power providers, particularly with respect to retail competition, could adversely affect Tampa Electric’s business and its performance.

          The gas distribution industry has been subject to competitive forces for several years. Gas services provided by Peoples Gas System are now unbundled for all non-residential customers. Because Peoples Gas System earns margins on distribution of gas, but not on the commodity itself, unbundling has not negatively impacted Peoples Gas System’s results. However, future structural changes that we cannot predict could adversely affect Peoples Gas System.

Our gas and electricity businesses are highly regulated, and any changes in regulatory structures could lower revenues or increase costs or competition.

          Tampa Electric and Peoples Gas System operate in highly regulated industries. Their retail operations, including the prices charged, are regulated by the Florida Public Service Commission, or

FPSC, and Tampa Electric’s wholesale power sales and transmission services are subject to regulation by the FERC. Changes in regulatory requirements or adverse regulatory actions could have an adverse effect on Tampa Electric’s or Peoples Gas System’s performance by, for example, increasing competition or costs, threatening investment recovery or impacting rate structure.

Failure to gain regulatory approval for the recovery of the costs associated with a new contract for coal transportation services could adversely impact Tampa Electric’s financial results.

          Tampa Electric has executed a new 5-year contract for coal transportation services with TECO Transport. These services have been provided by TECO Transport historically and represent about 40% of TECO Transport’s revenues. The costs associated with the transportation services are subject to FPSC review and approval. A number of parties, including alternative transportation providers, have intervened in the proceedings. Hearings were held in May and June 2004 with a final FPSC decision expected in the third quarter of 2004.

Our businesses are sensitive to variations in weather and have seasonal variations.

          Most of our businesses are affected by variations in general weather conditions and unusually severe weather. Tampa Electric’s, Peoples Gas System’s and TWG Merchant’s energy sales are particularly sensitive to variations in weather conditions. Those companies forecast energy sales on the basis of normal weather, which represents a long-term historical average. Significant variations from normal weather could have a material impact on energy sales. Unusual weather, such as hurricanes, could adversely affect operating costs and sales.

          Peoples Gas System, which has a single winter peak period, is more weather sensitive than Tampa Electric, which has both summer and winter peak periods. Mild winter weather in Florida can be expected to negatively impact results at Peoples Gas System.

          Variations in weather conditions also affect the demand and prices for the commodities sold by TECO Coal, as well as electric power sales from TWG Merchant’s power plants. TECO Transport is also impacted by weather because of its effects on the supply of and demand for the products transported. Severe weather conditions could interrupt or slow service and increase operating costs of those businesses.

          Electric power marketing may be seasonal. For example, in some parts of the country, demand for, and market prices of, electricity peak during the hot summer months, while in other parts of the country such peaks occur in the cold winter months. As a result, our power marketing results may fluctuate on a seasonal basis. The pattern of this fluctuation may change depending on the nature and location of the facilities we operate and the terms under which we sell electricity.

Commodity price changes may affect the operating costs and competitive positions of our businesses.

          Most of our businesses are sensitive to changes in coal, gas, oil and other commodity prices. Any changes could affect the prices these businesses charge, their operating costs and the competitive position of their products and services.

          In the case of Tampa Electric, fuel costs used for generation have been affected primarily by the cost of coal. Tampa Electric’s fuel costs will be increasingly impacted by the cost of natural gas with the completion of the Bayside repowering. Tampa Electric is able to recover the cost of fuel through retail customers’ bills, but increases in fuel costs affect electric prices and, therefore, the competitive position of electricity against other energy sources.

          Regarding wholesale sales of electricity, the ability to make sales and margins on power sales is affected by the cost of fuel to Tampa Electric, particularly as it compares to the costs of other power producers.

          In the case of TWG Merchant, results are impacted by changes in the cost of fuel and the market price for electricity. The profitability of merchant power plants is heavily dependent on the price for power in the markets they serve. Wholesale power prices are set by the market assuming a cost for the input energy and conversion efficiency, but the fixed costs may not be reflected in the price for spot, or excess, power.

          In the case of Peoples Gas System, costs for purchased gas and pipeline capacity are recovered through retail customers’ bills, but increases in gas costs affect total retail prices and therefore the competitive position of Peoples Gas System relative to electricity, other forms of energy and other gas suppliers.

We rely on some transmission and distribution assets that we do not own or control to deliver wholesale electricity, as well as natural gas. If transmission is disrupted, or if capacity is inadequate, our ability to sell and deliver power and natural gas may be hindered.

          We depend on transmission and distribution facilities owned and operated by utilities and other energy companies to deliver the electricity and natural gas we sell to the wholesale market, as well as the natural gas we sell and purchase for use in our electric generation facilities. If transmission is disrupted, or if capacity is inadequate, our ability to sell and deliver products and satisfy our contractual and service obligations may be hindered.

          The FERC has issued regulations that require wholesale electric transmission services to be offered on an open-access, non-discriminatory basis. Although these regulations are designed to encourage competition in wholesale market transactions for electricity, there is the potential that fair and equal access to transmission systems will not be available or that sufficient transmission capacity will not be available to transmit electric power as we desire. We cannot predict the timing of industry changes as a result of these initiatives or the adequacy of transmission facilities in specific markets.

          In addition, the independent system operators that oversee the transmission systems in certain wholesale power markets have from time to time been authorized to impose price limitations and other mechanisms to address volatility in the power markets. These types of price limitations and other mechanisms may adversely impact the profitability of our wholesale power marketing business.

The uncertain outcome regarding the creation of regional transmission organizations, or RTOs, may impact our operations, results or financial condition.

          There continue to be proposals regarding development of RTOs, which would independently control the transmission assets of participating utilities in peninsular Florida. Given the regulatory uncertainty of the ultimate timing, structure and operations of any RTOs or an alternate combined transmission structure, we cannot predict what effect their creation will have on our future operations, results or financial condition.

We may be unable to take advantage of our existing tax credits.

          We derive a portion of our net income from Section 29 tax credits related to the production of non-conventional fuels. Although we have sold approximately 90% of our interest in the production facilities, our use of any remaining tax credits is dependent on our generating sufficient taxable income against which to use the credits. The future results of this business could be negatively impacted by administrative actions of the Internal Revenue Service or the U.S. Treasury or changes in law, regulation or administration.

Problems with operations could cause us to incur substantial costs.

          Each of our subsidiaries is subject to various operational risks, including accidents or equipment breakdown or failure and operations below expected levels of performance or efficiency. As operators of power generation facilities, Tampa Electric and TECO Wholesale Generation could incur problems such as the break-down or failure of power generation equipment, transmission lines, pipelines or other equipment or processes which would result in performance below assumed levels of output or efficiency. Our outlook assumes normal operations and normal maintenance periods for our subsidiaries’ facilities.

Our international projects and the operations of TECO Transport are subject to risks that could result in losses or increased costs.

          Our subsidiaries are involved in certain international projects. These projects involve numerous risks that are not present in domestic projects, including expropriation, political instability, currency exchange rate fluctuations, repatriation restrictions, and regulatory and legal uncertainties. The international subsidiaries attempt to manage these risks through a variety of risk mitigation measures, including specific contractual provisions, obtaining non-recourse financing and obtaining political risk insurance where appropriate.

          TECO Transport is exposed to operational risks in international ports, primarily in the form of its need to obtain suitable labor and equipment to safely discharge its cargoes in a timely manner. TECO Transport attempts to manage these risks through a variety of risk mitigation measures, including retaining agents with local knowledge and experience in successfully discharging cargoes and vessels similar to those used.

Changes in the environmental laws and regulations to which our regulated businesses are subject could increase our costs or curtail our activities.

          Our businesses are subject to regulation by various governmental authorities dealing with air, water and other environmental matters. Changes in compliance requirements or the interpretation by governmental authorities of existing requirements may impose additional costs on us or require us to curtail some of our businesses’ activities.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This early settlement offer prospectus and the documents we have incorporated by reference may contain forward-looking statements. Such statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “project,” “will” or other similar words to identify forward-looking statements.

          Without limiting the foregoing, any statements relating to our

•	anticipated capital investments;

•	financing requirements;

•	project completion dates;

•	future transactions; and

•	other plans

are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements. When considering forward-looking statements, you should keep in mind the cautionary statements describing these uncertainties and business risks in this early settlement offer prospectus and the documents incorporated by reference, including the section of this early settlement offer prospectus titled “Risk Factors” and the Investment Considerations included in our filings with the SEC.

USE OF PROCEEDS

          We will not receive any cash proceeds from the early settlement offer. We will pay all expenses related to the early settlement offer, other than any commissions or concessions of any broker or dealer. Except as otherwise provided in the section of this early settlement offer prospectus titled “The Early Settlement Offer — Transfer Taxes,” we will pay the transfer taxes, if any, on the exchange of any normal units.

CAPITALIZATION

          The following table summarizes the capitalization of TECO Energy and its subsidiaries on a consolidated basis at June 30, 2004 (1) on a historical basis and (2) as adjusted to give effect to this early settlement offer assuming the acceptance of 17,865,000 normal units. This table should be read in conjunction with the consolidated financial statements of TECO Energy and the notes relating to them, which are herein incorporated by reference.

	June 30, 2004

	Actual	Pro Forma
	Amount	As Adjusted
($ millions)
Cash	$85.6	$56.3

Short term debt	30.0	30.0
Long term debt (including current portion)	4,289.4	3,826.3
Common equity (excluding unearned compensation)
Common Stock & Additional Paid-In Capital	1,414.7	1,861.4
Retained Earnings (including other accumulated comprehensive income)	110.0	101.0

Total common equity	1,524.7	1,962.4

Total Capitalization	5,844.1	5,818.7

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

          The table below presents selected historical consolidated income statement data, cash flow information and balance sheet data of TECO Energy and its subsidiaries. We derived this information from our audited financial statements for the years ended December 31, 1999 through December 31, 2003 and our unaudited financial statements for the six months ended June 30, 2004 and June 30, 2003. Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2004. The information below is only a summary. You should read it in connection with our historical financial statements and related notes and the sections titled “Management’s Discussion & Analysis of Financial Condition & Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the period ended June 30, 2004. See “Where You Can Find More Information.”

	Six Months Ended
	June 30,		Year Ended December 31,

	2004(1)	2003(2)	2003(3)	2002(4)	2001(5)	2000	1999(6)

	($ in millions, except per share amounts)
Income Statement Data
Operating revenues	$1,355.3	$1,347.1	$2,740.0	$2,664.9	$2,483.3	$2,223.2	$1,932.6
Operating income	132.7	(8.3)	20.1	381.8	397.9	400.0	411.5
Net income from continuing operations	(53.8)	(15.3)	(14.7)	277.2	265.5	225.6	179.2
Earnings per share (basic) from continuing operations	(0.29)	(0.09)	(0.08)	1.81	1.98	1.79	1.37
Dividends paid per share	0.380	0.545	0.925	1.41	1.37	1.33	1.285
Cash Flow Information
Cash interest, net of amounts capitalized	$167.7	$152.0	$493.1	$160.2	$178.1	$166.7	$116.9
Cash flow from investing:
Capital expenditures	(123.9)	(310.7)	(590.6)	(1,065.2)	(965.9)	(688.4)	(426.1)
Other capital investments	167.0	42.0	197.4	(595.3)	(140.1)	(361.4)	(78.8)
Total	43.1	(268.7)	(393.2)	(1,660.5)	(1,106.0)	(1,049.8)	(504.9)
Cash flow from financing	(125.7)	71.5	(238.3)	1,307.4	613.6	665.6	204.2
Cash flow from operations	60.0	54.0	328.6	655.7	502.7	386.3	381.3

	As of	As of December 31,
	June 30,
	2004	2003	2002	2001	2000	1999

	($ in millions)
Balance Sheet Data
Total assets	$10,093.1	$10,462.3	$9,078.4	$7,176.2	$6,167.8	$5,103.2
Capitalization:
Short-term debt	30.0	37.5	360.5	638.9	1,208.9	813.7
Long-term debt due within one year	13.9	31.6	127.1	788.8	237.3	155.8
Long-term debt, less amount due within one year	3,606.2	3,743.5	3,324.3	1,842.5	1,374.6	1,207.8
Redeemable preferred securities	200.0	200.0	200.0	200.0	200.0	—
Mandatorily convertible preferred securities	469.3	449.1	449.1	—	—	—
Common shareholders’ equity, excluding the effect of unearned compensation(6)	1,524.7	1,692.3	2,642.8	2,015.9	1,559.5	1,472.5
Total capitalization	5,844.1	6,154.0	7,103.8	5,486.1	4,580.3	3,649.8
Book value per share of common stock	8.09	9.01	15.03	14.44	12.34	11.63

(1)	Includes the effect of pretax charges for asset impairments of $151.9 million at TWG Merchant for its investment in TIE, $5.5 million, $2.4 million and $1.2 million, respectively at our subsidiaries, TECO Fiber, Inc., TECO Solutions, Inc. and TECO Transport, and a pretax gain of $19.7 million on the sale of the majority of the direct and indirect equity investments in Heritage Propane Partners, L.P. Also includes a $6.7 million after-tax charge at unregulated non-merchant operations associated with the extinguishment of debt following the refinancing of the San José Power Station in Guatemala and the $19.3 million income tax provision due to the repatriation of cash from Guatemala.

(2)	Includes the effect of pretax charges for asset impairments of $79.6 million at Tampa Electric and $24.5 million at unregulated non-merchant operations related to turbine purchase cancellations, and goodwill impairments of $95.2 million at TECO Wholesale Generation.

(3)	Includes the effect of pretax items totaling $310.4 million, including: $42.0 million for TM Delmarva Power, L.L.C. arbitration reserve at unregulated non-merchant operations; goodwill and intangible impairments totaling $114.6 million at TECO Wholesale Generation; unregulated non-merchant operations, TECO BGA, Inc. and BCH Mechanical, Inc. (formerly known as TECO Energy Services); asset impairments totaling $125.2 million at Tampa Electric and unregulated non-merchant operations related to turbine purchase cancellations; asset impairments of $13.7 million related to the valuation of BGA due to its sale in the first quarter of 2004; $14.3 million at unregulated non-merchant operations to write-down development and licenses costs; and $0.6 million at TECO Fiber.

(4)	Includes the effect of pretax items totaling $48.2 million, including $34.1 million at TECO Energy related to a debt refinancing, and asset valuations of $9.2 million and $4.9 million at TECO Wholesale Generation and TECO Investments, respectively.

(5)	Includes the effect of pretax items totaling $11.1 million for asset valuations recorded at TECO Wholesale Generation and TECO Investments.

(6)	Includes the effect of pretax items totaling $21.0 million recorded at Tampa Electric, TECO Investments and TECO Energy.

MARKET FOR COMMON STOCK AND NORMAL UNITS

          The following table shows the high and low sale prices for shares of TECO Energy common stock, which is listed on the New York Stock Exchange, and dividends paid per share, per quarter.

Year	High	Low	Dividend

2002
First Quarter	$28.94	$23.40	$0.345
Second Quarter	29.05	22.70	0.355
Third Quarter	24.71	14.20	0.355
Fourth Quarter	16.48	10.02	0.355
2003
First Quarter	$17.00	$9.47	$0.355
Second Quarter	13.69	10.05	0.19
Third Quarter	14.20	11.50	0.19
Fourth Quarter	14.85	11.80	0.19
2004
First Quarter	$15.38	$13.86	$0.19
Second Quarter	14.60	11.30	0.19
Third Quarter (through August 18, 2004)	13.33	11.87	0.19

          The following table shows the high and low sale prices for the normal units, which are listed on the New York Stock Exchange, per quarter.

Year	High	Low

2002
First Quarter	$27.89	$23.45
Second Quarter	27.79	23.41
Third Quarter	25.05	17.31
Fourth Quarter	20.45	14.65
2003
First Quarter	$20.98	$13.90
Second Quarter	19.90	14.79
Third Quarter	19.99	16.12
Fourth Quarter	18.69	15.42
2004
First Quarter	$17.40	$15.26
Second Quarter	16.38	12.09
Third Quarter (through August 18, 2004)	14.14	12.57

          On July 27, 2004, the day before commencement of the early settlement offer, the last reported sale prices of our common stock and the normal units on the New York Stock Exchange were $12.36 per share and $12.93 per unit, respectively. On August 18, 2004, the last reported sale prices of our common stock and the normal units on the New York Stock Exchange were $12.95 per share and $13.66 per unit, respectively.

          As of June 30, 2004, there were 188,487,304 shares of common stock outstanding, owned by approximately 21,370 holders of record. As of July 27, 2004, there were 17,965,000 normal units outstanding and no stripped units were outstanding.

          Future dividends will be payable on our common stock only when, as and if declared by our board of directors, and will be dependent upon business conditions, earnings, our cash requirements and other relevant factors. For limitations on our ability to pay dividends, see the section of this early settlement offer prospectus titled “Description of Capital Stock — Common Stock.”

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our consolidated ratios of earnings to fixed charges for each of the periods shown.

	Six Months	Year Ended December 31,
	Ended
	June 30, 2004	2003		2002		2001		2000		1999

Ratio of Earnings to Fixed Charges	— (1)	—	(2)	1.62	x	2.08	x	2.34	x	3.16	x

(1)	Earnings were insufficient to cover fixed charges by $66.3 million. The ratio was 0.63x.

(2)	Earnings were insufficient to cover fixed charges by $164.8 million. The ratio was 0.54x.

          For the purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes, income or loss from equity investments and fixed charges, less capitalized interest. Fixed charges consist of interest expense on indebtedness and interest capitalized, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements. Certain prior year amounts have been adjusted to conform to the current year presentation. Further, we have had significant charges (most of which were non-cash) and gains in the periods presented. You should read our financial statements and related notes and the sections titled “Management’s Discussion & Analysis of Financial Condition & Results of Operations” in our Annual Reports on Form 10-K for the years presented and our Quarterly Report on Form 10-Q for the period ended June 30, 2004 for information regarding the items included in the calculations above, including with respect to these charges and gains. See “Where You Can Find More Information.”

          We do not have any preferred stock outstanding, and there were no preferred stock dividends paid or accrued during the periods presented.

THE EARLY SETTLEMENT OFFER

Purpose and Effects of the Early Settlement Offer

          We are making the early settlement offer as part of our ongoing strategy to reduce our overall indebtedness. The early settlement will effect an early settlement of the purchase contracts included in normal units and will have the result that the trust preferred securities that are pledged to secure the settlement of the purchase contracts and the related subordinated notes will no longer be outstanding.

Terms of the Early Settlement Offer

          We are offering to exchange 0.9509 shares of our common stock plus $1.39 in cash for each validly tendered and accepted equity security unit in the form of a normal unit, up to an aggregate of 17,865,000 normal units, upon the terms and subject to the conditions set forth in this early settlement offer prospectus and in the related letter of transmittal.

          Normal units validly tendered and not withdrawn will be subject to proration as described in this early settlement offer prospectus (1) if we determine there is any likelihood that the New York Stock Exchange continued-listing condition described below may not be satisfied based on consultations with the New York Stock Exchange or (2) if more than 17,865,000 normal units are validly tendered and not withdrawn. We are only tendering for normal units. We are not tendering for stripped units. If you hold stripped units and would like to participate in the early settlement offer, then before tendering, you must recreate normal units from your stripped units. See the section of this early settlement offer prospectus entitled “Description of the Equity Security Units — Creating Stripped Units and Recreating Normal Units — Recreating Normal Units” for a discussion on how to recreate normal units from stripped units. Any normal units tendered but not accepted because they were not validly tendered shall remain outstanding upon completion of the early settlement.

          By tendering your normal units, you will lose your right to receive quarterly contract adjustment payments on the purchase contracts and distribution payments on the trust preferred securities payable after the completion of the early settlement.

Expiration Date

          The term “expiration date” means 12:00 midnight, New York City time, on August 24, 2004. However, if we extend the period of time for which the early settlement offer remains open, the term “expiration date of this early settlement offer” means the latest time and date to which the early settlement offer is so extended.

Fractional Shares

          We will not issue any fractional shares of common stock in the early settlement offer. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis for each holder), holders participating in the early settlement offer will be entitled to receive an amount of cash equal to the fraction of a share multiplied by the closing price per share of our common stock on the last business day immediately preceding the expiration date of the early settlement offer.

Source of Cash to be Paid in the Early Settlement Offer

          If normal units aggregating 17,865,000 units, the maximum amount we will accept for exchange, are validly tendered and accepted for early settlement by us, we will pay an aggregate of $24,832,350 in cash. In addition, we will pay cash in lieu of issuing fractional shares in the early settlement offer. We intend to fund the cash component of the early settlement consideration and any cash payment in lieu of fractional shares from our available cash.

Conditions to the Early Settlement Offer

          Notwithstanding any other provision of the early settlement offer to the contrary, the early settlement offer is subject to the following conditions that we may not waive:

•	the registration statement of which this early settlement offer prospectus forms a part shall have become effective and no stop order suspending the effectiveness of the registration statement and no proceedings for that purpose shall have been instituted or be pending, or, to our knowledge, be contemplated or threatened by the SEC;

•	the continued listing of normal units that remain outstanding after the early settlement on the New York Stock Exchange; and

•	the satisfaction of the following conditions set forth in the dealer manager agreement and the compliance with certain covenants contained in the dealer manager agreement, in each case, as of the expiration date of the early settlement offer (any of which may be waived by the dealer managers in their discretion);

•	the accuracy in all material respects of the representations and warranties made by us in the dealer manager agreement;

•	the delivery by us to the dealer managers of customary officers’ and secretary’s certificates as of the expiration date;

•	the delivery by us to the dealer mangers of a “comfort letter” from our independent public accountants with respect to certain information contained in this early settlement offer prospectus; and

•	the delivery by us to the dealer managers of the legal opinions rendered by our counsel as of the expiration date.

          The New York Stock Exchange will consider de-listing the outstanding normal units if, following the early settlement, the number of publicly held normal units is less than 100,000, the number of holders of normal units is less than 100, the aggregate market value of the normal units is less than $1 million or for any other reason based on the suitability for the continued listing of the normal units in light of all pertinent facts as determined by the New York Stock Exchange. In the event that a significant number of holders tender their normal units or a significant number of the normal units are tendered in the offer such that we believe there is any likelihood that the normal units could be de-listed from the New York Stock Exchange, we may accept a pro rata amount of the normal units tendered in order to ensure that the normal units continue to be listed on the New York Stock Exchange. Therefore, while we are making this early settlement offer for up to 17,865,000 normal units, we may not accept 17,865,000 normal units if doing so may result in the de-listing of the normal units. If the normal units are likely to be de-listed, we are required to prorate the offer to ensure that the normal units remain listed on the New York Stock Exchange. If we decide to prorate the offer such that we will only accept an aggregate number of normal units that is lower than the 17,865,000 normal units that we currently are seeking to settle early, we will extend the early settlement offer for a period of ten business days and provide holders with notice of such extension as described below under “Extension, Delay in Acceptance, Amendment or Termination.”

          In addition, notwithstanding any other provision of the early settlement offer to the contrary, we will not be required to accept for early settlement normal units tendered pursuant to the early settlement offer and may terminate or extend the early settlement offer if any condition to the early settlement offer is not satisfied. We may also, subject to Rule 14e-1 under the Securities Exchange Act of 1934, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer, postpone the acceptance for early settlement of normal units validly tendered and not withdrawn prior to the expiration date of the early settlement offer, if any one of the conditions described above is not satisfied or any one of the following conditions has occurred, and the occurrence thereof has not been waived by us in our sole discretion:

•	there shall have been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the early settlement offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the early settlement offer;

•	an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the early settlement offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects;

•	there shall have occurred or be likely to occur any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs;

•	there shall have occurred:

•	any general suspension of, or limitation on prices for, trading in securities in United States securities or financial markets;

•	any material adverse change in the price of our common stock in United States securities or financial markets;

•	a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States;

•	any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions; or

•	a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens.

          These conditions to the early settlement offer are for our sole benefit and may be asserted by us in our reasonable discretion or may be waived by us, in whole or in part, in our reasonable discretion on or before the expiration date of the early settlement offer, whether or not any other condition of the early settlement offer also is waived and regardless of the circumstances giving rise to the failure of any such condition. We have not made a decision as to what circumstances would lead us to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by us concerning the events described in this section will be final and binding upon all persons.

Extension, Delay in Acceptance, Amendment or Termination

          We expressly reserve the right to extend the early settlement offer for such period or periods as we may determine in our sole discretion from time to time by giving oral, confirmed in writing, or written notice to the exchange agent and by making a public announcement by press release prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date of the early settlement offer. During any extension of the early settlement offer, all normal units previously tendered and not accepted will remain subject to the early settlement offer and may, subject to the terms of the early settlement offer, be accepted by us.

          We also expressly reserve the right, at any time or from time to time, regardless of whether or not the conditions to the early settlement offer have been satisfied, subject to and in accordance with applicable law, to:

•	delay the acceptance for early settlement of purchase contracts associated with normal units for administrative purposes, as such may be required by difficulties in determining the final proration percentage, if any, or calculating soliciting dealer fees, subject to and in accordance with applicable law;

•	waive any condition (other than those conditions we have identified as conditions we cannot waive) or otherwise amend the terms of the early settlement offer in any respect prior to the expiration of the early settlement offer, by giving oral, confirmed in writing, or written notice of such waiver or amendment to the exchange agent subject to and in accordance with applicable law; or

•	terminate or withdraw the early settlement offer if any condition to the early settlement offer is not satisfied, by giving oral, confirmed in writing, or written notice of such termination or withdrawal to the exchange agent.

          Other than an extension of the early settlement offer or the administrative purposes described above, we are not aware of any circumstance that would cause us to delay acceptance of any validly tendered normal units.

          If we make a material change in the terms of the early settlement offer or the information concerning the early settlement offer, or waive a material condition of the early settlement offer, we will promptly disseminate disclosure regarding the changes to the early settlement offer and extend the early settlement offer, if required by law, to ensure that the early settlement offer remains open a minimum of five business days from the date we disseminate disclosure regarding the changes.

          If we make a change in the number of normal units sought or the amount of consideration offered in the early settlement offer, we will promptly disseminate disclosure regarding the changes and extend the early settlement offer, if required by law, to ensure that the early settlement offer remains open a minimum of ten business days from the date we disseminate disclosure regarding the changes. Any waiver, amendment or modification will apply to all normal units tendered, regardless of when or in what order such normal units were tendered. Any extension, amendment or termination will be followed promptly by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date of the early settlement offer.

          Except as set forth above or as otherwise required by law, without limiting the manner in which we may choose to make any public announcement, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release.

          We expressly reserve the right, in our sole discretion, to terminate the early settlement offer if any of the conditions set forth above under “Conditions to the Early Settlement Offer” shall have occurred. Any such termination will be followed promptly by a public announcement of such termination. In addition, if we terminate the early settlement offer, we will give immediate notice thereof to the exchange agent. If the early settlement offer is terminated, withdrawn or otherwise not completed, the consideration will not be paid or become payable to you, even if you have validly tendered your normal units in connection with the early settlement offer, and any normal units you have tendered that we have not accepted for early settlement will be returned promptly to you.

Priority of Exchanges and Proration

Priority of Exchanges

          Upon the terms and subject to the conditions of the early settlement offer, if 17,865,000 or fewer normal units are validly tendered and not validly withdrawn on or prior to the expiration date of the early settlement offer, we will accept all validly tendered normal units as a means of effecting the early settlement of an equal number of purchase contracts included in such normal units if, and only if, the acceptance of such tendered normal units would not result in the de-listing of the normal units from the New York Stock Exchange.

          Upon the terms and subject to the conditions of the early settlement offer, if more than 17,865,000 normal units are validly tendered and not validly withdrawn on or prior to the expiration date of the early settlement offer, we will accept normal units from all holders who validly tender normal units, on a pro rata basis with appropriate adjustment to avoid fractional units. We intend that the normal units continue to be listed on the New York Stock Exchange. Accordingly, if there is a likelihood that accepting 17,865,000 normal units would cause the normal units to be de-listed, we will reduce the number of normal units sought and accept a pro rata amount of the normal units tendered in the early settlement offer to ensure that the normal units continue to be listed on the New York Stock Exchange after the consummation of the early settlement offer. Any normal units tendered but not accepted because of proration will be returned to you. We will announce this proration percentage, if it is necessary, after the expiration date of early settlement offer.

Proration

          If, for any reason, proration of tendered normal units is required, we will determine the final proration factor promptly after the expiration date of the early settlement offer. Proration for each holder validly tendering normal units will be based on the ratio of the number of normal units validly tendered by the holder to the total number of normal units validly tendered by all holders. This ratio will be applied to holders tendering normal units to determine the number of normal units, rounded up or down as nearly as practicable to the nearest whole unit, that will be exchanged by each holder pursuant to the early settlement offer.

          Because of the potential difficulty in determining the number of normal units validly tendered and not withdrawn, we do not expect that we will be able to announce the final proration percentage until three to five business days after the expiration date of the early settlement offer. The preliminary results of any proration will be announced by press release promptly after the expiration date of the early settlement offer. Holders may obtain preliminary proration information from the dealer managers and the information agent, and may be able to obtain this information from their brokers. In the event of proration, we anticipate that we will commence exchange of the tendered normal units promptly after the expiration date of the early settlement offer, but no later than five business days after the expiration date of the early settlement offer.

          As described in the section of this early settlement offer prospectus titled “Material U.S. Federal Income Tax Consequences,” you may be required to recognize taxable gain with respect to the transaction. If you are required to recognize taxable gain, the adjusted basis you have in the trust preferred securities that are part of your normal units will affect the United States federal income tax consequences of the early settlement offer to you. If any of your trust preferred securities has an adjusted basis that is different from any of your other trust preferred securities and we prorate the tendered normal units, you may wish to designate which of the normal units are to be exchanged. The letter of transmittal provides you the opportunity to designate the order of priority in which normal units are to be exchanged, if we prorate the tendered normal units.

Procedures for Tendering Normal Units

          Only a holder of normal units may participate in the early settlement offer. If you hold stripped units, see the section of this early settlement offer prospectus titled “Description of the Equity Security Units — Creating Stripped Units and Recreating Normal Units — Recreating Normal Units” for a discussion of how to recreate normal units from stripped units.

How to Tender if You Are a Beneficial Owner

          If you beneficially own normal units that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those normal units, you should contact the registered holder promptly and instruct it to tender your normal units on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your normal units, either:

•	make appropriate arrangements to register ownership of the normal units in your name; or

•	obtain a properly completed power from the registered holder of your normal units.

          The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date of the early settlement offer.

How to Tender Generally

          To participate in the early settlement offer, a holder must:

•	comply with the automated tender offer program procedures of DTC described below; or

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

•	mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date of the early settlement offer; or

          in addition, either:

•	the exchange agent must receive the normal units along with the letter of transmittal prior to the expiration date of the early settlement offer; or

•	the exchange agent must receive, prior to the expiration date of the early settlement offer, a timely confirmation of book-entry transfer of such normal units into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message.

          To be validly tendered, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to the expiration date of the early settlement offer.

          The tender by a holder that is not withdrawn prior to the expiration date of the early settlement offer will constitute a binding agreement between the holder and us in accordance with the terms and subject to the conditions described in this early settlement offer prospectus and in the letter of transmittal.

          The method of delivery of the normal units, the letter of transmittal and all other required documents to the early settlement offer is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date of the early settlement offer. You should not send the letter of transmittal or normal units to us. You may request your brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for you.

Signatures and Signature Guarantees

          If you are using a letter of transmittal or a notice of withdrawal (as described below), you must have signatures guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of

Rule 17Ad-15 under the Securities Exchange Act of 1934. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal. Signature guarantees are not required, however, if the normal units are tendered:

•	by a registered holder who has signed the letter of transmittal and the consideration to be received in the early settlement is to be issued directly to such registered holder and such holder has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

When You Need Endorsements or Powers of Attorney

          If the letter of transmittal is signed by a person other than the registered holder of any normal units, the normal units must be endorsed or accompanied by a properly completed power of attorney. The power of attorney must be signed by the registered holder as the registered holder’s name appears on the normal units. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the power of attorney.

          If the letter of transmittal or any normal units are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

          The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the early settlement offer electronically. They may do so by causing DTC to transfer the normal units to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its automated tender offer program that it is tendering normal units that are the subject of such book-entry confirmation;

•	such participant has received and agrees to be bound by the terms of the letter of transmittal; and

•	the agreement may be enforced against such participant.

          We do not view the certification made by holders of normal units in the letter of transmittal that they have reviewed the early settlement offer prospectus and the letter of transmittal as a waiver of liability. We agree with holders who validly tender normal units not to assert that this acknowledgement constitutes a waiver of liability.

Determination of Validity

          We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered normal units. We reserve the absolute right to reject any and all normal units not validly tendered or any normal units whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities either before or after the expiration date of the early settlement offer. Our interpretation of the terms and conditions of the early settlement offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of normal units must be cured within a time period that we will determine. Neither we, the exchange agent nor any other person will have any duty to give notification of any defects or irregularities nor will any of them incur any liability for failure to give such notification. Tenders of normal units will not be considered to have been made until any defects or irregularities have been cured or waived. Any normal units received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned promptly by the exchange agent to the tendering owners, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the early settlement offer.

Withdrawals of Tenders

          You may validly withdraw normal units that you tender at any time prior to the expiration date of the early settlement offer, which is 12:00 midnight, New York City time, on August 24, 2004, unless we extend it. In addition, if not previously returned, you may withdraw any normal units that you tender that are not accepted by us for early settlement of the associated purchase contracts after September 22, 2004, which is 40 business days from July 28, 2004. For a withdrawal of normal units to be effective, a written notice of withdrawal must be received by the exchange agent prior to the expiration date or, if not previously accepted by us, after September 22, 2004, in both cases, at the address set forth on the back cover page of this early settlement offer prospectus. Any notice of withdrawal must:

•	specify the name of the person who tendered the normal units to be withdrawn;

•	identify the normal units to be withdrawn, including the name and number of the account at the applicable book entry transfer facility to be credited; and

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the normal units were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee or other applicable person register transfer of the normal units into the name of the person withdrawing the tender.

          If we extend the early settlement offer, are delayed in our acceptance for early settlement of purchase contracts associated with normal units or are unable to accept such purchase contracts pursuant to the early settlement offer for any reason, then, without prejudice to our rights under the early settlement offer, the exchange agent may retain tendered normal units and such normal units may not be withdrawn except as otherwise provided in this early settlement offer prospectus, subject to provisions under the Securities Exchange Act of 1934 that provide that an issuer making an exchange offer shall either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the early settlement offer.

          If you have tendered your normal units through a custodian but wish to withdraw them, you must withdraw your tender through the custodian prior to the expiration date of the early settlement offer.

          All questions as to the validity, form and eligibility, including time or receipt, of notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any normal units withdrawn will be deemed not to have been validly tendered for purposes of the early settlement offer and no consideration will be issued in early settlement of purchase contracts unless the corresponding normal units so withdrawn are validly retendered. Any normal units that have been tendered but that are effectively withdrawn will be credited by the exchange agent to the appropriate account at DTC without expense to the withdrawing person promptly after withdrawal. Properly withdrawn normal units may be retendered by following one of the procedures described above under “Procedures for Tendering Normal Units” at any time prior to the expiration date of the early settlement offer.

Acceptance; Exchange of Normal Units

          We will issue the early settlement offer consideration, and cause it to be delivered, upon the terms of the early settlement offer and applicable law in early settlement of purchase contracts associated with normal units validly tendered in the early settlement offer promptly after the expiration date of the early settlement offer. For purposes of the early settlement offer, we will be deemed to have accepted for exchange validly tendered normal units or defectively tendered normal units with respect to which we have waived such defect, when, as and if we give oral, confirmed in writing, or written notice of such acceptance to the exchange agent and an early settlement will be deemed to have occurred. We will deposit the early settlement offer consideration with the exchange agent. The exchange agent will act as your agent for the purpose of receiving early settlement offer consideration from us and transmitting such early settlement offer consideration to you.

          In all cases, the early settlement offer consideration for normal units accepted for exchange by us pursuant to the early settlement offer will be issued, and we will cause the early settlement offer consideration to be delivered, promptly after the expiration date of the early settlement offer and assuming receipt by the exchange agent of:

•	timely confirmation of a book-entry transfer of the normal units into the exchange agent’s account at DTC, pursuant to the procedures set forth in “— Procedures for Tendering Normal Units — Tendering through DTC’s automated tender offer program” above;

•	a properly completed and duly signed letter of transmittal, or facsimile copy, or a properly transmitted agent’s message; and

•	any other documents required by the letter of transmittal.

          If we do not accept any normal units tendered for exchange pursuant to the early settlement offer for any reason, the exchange agent will, without expense and promptly after expiration or termination of the early settlement offer, credit such normal units to the account maintained at DTC from which the tendered normal units were delivered.

          Under no circumstances will we pay interest on the early settlement offer consideration, regardless of any delay in making such payment.

Return of Unaccepted Normal Units

          Any tendered normal units that are not accepted by us, including due to the proration provisions, will be returned without expense to their tendering holder. In the case of normal units tendered by book-entry transfer in the exchange agent’s account at DTC according to the procedures described above, such non-exchanged normal units will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the early settlement offer.

Compliance With State Securities Laws

          We are making the early settlement offer to all holders of outstanding normal units. We are not aware of any jurisdiction in which the making of the early settlement offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the early settlement offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the early settlement offer will not be made to, nor will tenders of normal units be accepted from or on behalf of, the holders of normal units residing in any such jurisdiction.

United Kingdom Legal Matters

          This early settlement offer prospectus and all other documentation relating to the early settlement offer is for distribution only to persons who (i) are holders or beneficial owners of normal units to whom this early settlement offer prospectus may lawfully be communicated or caused to be communicated pursuant to Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, (ii) have professional experience in matters relating to investments, (iii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, (iv) are outside the United Kingdom, or (v) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the early settlement offer may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This early settlement offer prospectus and all other documentation relating to the early settlement offer is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. The early settlement offer is available only to relevant persons and will be engaged in only with relevant persons. We have not authorized any offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995. The common stock and cash offered by us pursuant to the early settlement offer are and will be offered in the United Kingdom only to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses and to no more than fifty other persons in the United Kingdom or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

          None of the dealer managers will be responsible to anyone other than us for providing the protections afforded to their clients or for providing advice in relation to the early settlement offer.

Notice to Canadian Residents

Resale Restrictions

          The distribution of the shares of our common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the shares of our common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. If you become a holder of shares of our common stock, we advise you to seek legal advice prior to any resale of our common stock.

     Representations of Purchasers

          By purchasing shares of our common stock in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Rights of Action — Ontario Purchasers Only

          Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares, for rescission against us in the event that this prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

     Enforcement of Legal Rights

          All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

     Taxation and Eligibility for Investment

          Canadian purchasers of shares of our common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

Notice to British Columbia Residents

          A purchaser of shares of our common stock to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any common stock acquired by the purchaser pursuant to this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one report must be filed for common stock acquired on the same date and under the same prospectus exemption.

Other Foreign Securities Matters

          No action has been or will be taken in any jurisdiction other than in the United States that would permit a public offering of our shares of common stock, or the possession, circulation or distribution of this early settlement offer prospectus or any other material relating to us or our shares of common stock in any jurisdiction where action for that purpose is required. Accordingly, our shares of common stock may not be offered or sold, directly or indirectly, and neither this early settlement offer prospectus nor any other offering material or advertisements in connection with our shares of common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. This early settlement offer prospectus does not constitute an offer to sell or a solicitation of an offer to buy in any jurisdiction where such offer or solicitation would be unlawful. Persons into whose possession this early settlement offer prospectus comes are advised to inform themselves about and to observe any restrictions relating to this early settlement offer, the distribution of this early settlement offer prospectus, and the resale of the shares of common stock.

Exchange Agent

          The Bank of New York has been appointed as the exchange agent for the early settlement offer. We have agreed to pay the exchange agent reasonable and customary fees for its services. All executed letters of transmittal and any other required documents should be sent or delivered to the exchange agent at the address set forth on the back cover of this early settlement offer prospectus. Delivery of a letter of transmittal to an address or transmission of instructions via facsimile other than as set forth on the back cover of this early settlement offer prospectus does not constitute a valid delivery of the letter of transmittal.

Information Agent

          Morrow & Co., Inc. has been appointed as the information agent for the early settlement offer. We have agreed to pay the information agent reasonable and customary fees for its services and will reimburse the information agent for its reasonable out-of-pocket expenses. Any questions and requests for assistance or requests for additional copies of this early settlement offer prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the information agent at the address set forth on the back cover of this early settlement offer prospectus.

Dealer Managers

          The dealer managers for the early settlement offer are Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, and SG Americas Securities, LLC. We have also retained the dealer managers to act as our advisors in connection with the early settlement offer and the related transactions. We have agreed to pay the dealer managers compensation for their services as dealer managers and advisors to us in connection with this early settlement offer a fee of $0.1625 for each normal unit accepted by us pursuant to the early settlement offer. This fee does not reduce the amount a holder whose normal units we accept will receive in the early settlement.

          The dealer managers and their affiliates have rendered and may in the future render various investment banking, lending and commercial banking services and other advisory services to us and our subsidiaries, including our $200 million credit facility with affiliates of each of the dealer managers. The dealer managers have received, and may in the future receive, customary compensation from us and our subsidiaries for such services. The dealer managers may from time to time hold normal units and shares of our common stock in their proprietary accounts, and, to the extent they own normal units in these accounts at the time of the early settlement offer, the dealer managers may tender these normal units, although a dealer manager will not be paid a fee for normal units tendered by that dealer manager for its own account. During the course of the early settlement offer, the dealer managers may trade shares of common stock of TECO Energy for their own accounts or for the accounts of their customers. As a result, the dealer managers may hold a long or short position in the TECO Energy common stock.

Fees and Expenses

          We will bear the fees and expenses of soliciting tenders for the early settlement offer. We are making the principal solicitation by mail and overnight courier. However, where permitted by applicable law, additional solicitations may be made by facsimile, telephone or in person by the dealer managers and information agent, as well as by officers and regular employees of ours and those of our affiliates. We will also pay the exchange agent and the information agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses. We will indemnify each of the exchange agent, the dealer managers and the information agent against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

          Soliciting Dealer Fees. TECO Energy will pay a fee to soliciting dealers of an amount equal to $0.0625 for each validly tendered and accepted normal unit in the early settlement offer for beneficial owners whose ownership is equal to or fewer than 10,000 units. Any fees payable pursuant to this paragraph shall be paid in full to a soliciting dealer if such soliciting dealer is designated (as herein described), in which case such fees shall be payable in full to such designated soliciting dealer (which designated soliciting dealer may be the dealer manager). Reference to a soliciting dealer shall include a dealer manager designated as a soliciting dealer.

          A designated soliciting dealer is an entity obtaining the tender, if the applicable letter of transmittal includes its name under the heading “Solicited Tenders Box,” and it is:

•	a broker or dealer in securities, including the dealer manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the NASD;

•	a foreign broker or dealer not eligible for membership in the NASD that agrees to conform to the NASD’s Rules of Fair Practice in soliciting tenders outside the U.S. to the same extent as though it were an NASD member; or

•	a bank or trust company.

          Soliciting dealers will include any of the organizations described above even when the activities of such organization in connection with the early settlement offer consist solely of forwarding to clients materials relating to the early settlement offer, including the applicable letter of transmittal, and tendering normal units as directed by beneficial owners thereof. No soliciting dealer is required to make any recommendation to holders of normal units as to whether to tender or refrain from tendering in the early settlement offer. No assumption is made, in making payment to any soliciting dealer, that its activities in connection with the early settlement offer included any activities other than those described in this paragraph. For all purposes noted in all materials relating to the early settlement offer, the term “solicit” shall be deemed to mean no more than “processing shares tendered” or “forwarding to customers materials regarding the early settlement offer.”

          No such soliciting dealer fee shall be payable to a soliciting dealer with respect to the tender of normal units by a holder unless the letter of transmittal accompanying such tender designates such soliciting dealer. No such fee shall be paid to a soliciting dealer with respect to normal units tendered for such soliciting dealer’s own account. If tendered normal units are registered in the name of such soliciting dealer, no such fee shall be payable unless such normal units are held by such soliciting dealer as nominee and such normal units are being tendered for the benefit of one or more beneficial owners identified on the applicable letter of transmittal. You should complete the “Solicited Tenders Box” in the applicable letter of transmittal to designate a soliciting dealer. No such fee shall be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a beneficial owner. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of TECO Energy, the depositary, the information agent, the exchange agent or the dealer managers for purposes of the early settlement offer.

          By accepting any soliciting dealer fee, a person shall be deemed to have represented that:

•	it has complied with the applicable requirements of the Exchange Act, and the applicable rules and regulations thereunder, in connection with such solicitation;

•	it is entitled to such compensation for such solicitation under the terms and conditions of the early settlement offer;

•	in soliciting tenders of normal units, it has used no soliciting materials other than those furnished by TECO Energy; and

•	if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD’s Rules of Fair Practice in making solicitations.

Transfer Taxes

          Holders who tender their normal units for early settlement will not be obligated to pay any transfer taxes. If, however:

•	shares of our common stock are to be delivered to, or issued in the name of, any person other than the registered owner of the tendered normal units;

•	the normal units are registered in the name of any person other than the person signing the letter of transmittal; or

•	transfer tax is imposed for any reason other than the early settlement of shares of our common stock for purchase contracts associated with normal units in connection with the early settlement offer,

then the amount of any transfer taxes, whether imposed on the registered owner or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

No Appraisal Rights

          No appraisal or dissenters’ rights are available to holders of normal units under applicable law in connection with the early settlement offer.

Accounting Treatment

          As consideration for the exchange of the normal units, we will issue our common stock and pay cash. We will record as an increase to shareholders’ equity the fair value of the purchase contract and the fair value of the common stock issued. The remainder of the consideration will be accounted for as an extinguishment loss. Accordingly, we will reduce our liabilities for (1) the carrying value of subordinated notes retired as a result of the retirement of the trust preferred securities, (2) the accrued interest on the subordinated notes retired and (3) the unpaid portion of contract adjustment payments that were recorded when the normal units were originally issued. We will record an expense in our income statement to the extent that the consideration allocated to the subordinated notes retired differs from their carrying value. The amount of loss will depend upon the number of normal units tendered and the fair value of our common stock on the date the early settlement offer is consummated.

Subsequent Repurchases of Normal Units

          Whether or not the early settlement offer is consummated, we or our affiliates may from time to time acquire normal units, other than pursuant to the early settlement offer, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as we may determine, which may be more or less than the prices to be paid pursuant to the early settlement offer and could be for cash or other consideration. Rule 13e-4 under the Securities Exchange Act of 1934, as amended, however, prohibits us and our affiliates from purchasing any normal units, other than pursuant to the early settlement offer, until at least ten business days after the expiration or termination of the early settlement offer. Any possible future purchases by us will depend on many factors, including the results of the early settlement offer, the market price of the normal units, our business and financial position, and general economic and market conditions. We do not currently plan to effect any open-market repurchases of normal units if such purchases would cause the normal units to be de-listed from the New York Stock Exchange. Nothing contained in the early settlement offer will prevent us or our affiliates from exercising rights under the indenture to defease or otherwise discharge our obligations thereunder with respect to the indenture and/or the notes by depositing cash and/or securities with the trustee in accordance with the terms of the indenture.

COMPARISON OF RIGHTS BETWEEN THE NORMAL

UNITS AND OUR COMMON STOCK

          The following describes the material differences between the rights of holders of the normal units and holders of shares of our common stock. While we believe that the description covers the material differences between the normal units and our common stock, this summary may not contain all of the information that is important to you. You should carefully read this entire early settlement offer prospectus and the other documents we refer to for a more complete understanding of the differences between being a holder of normal units and a holder of shares of our common stock.

Governing Document

          As a holder of normal units, your rights currently are set forth in, and you may enforce your rights under, the purchase contract agreement, the pledge agreement, and the trust agreement governing the trust preferred securities. After completion of the early settlement offer, holders of shares of our common stock will have their rights set forth in, and may enforce their rights under, the Florida Business Corporation Act and our Articles of Incorporation and bylaws.

Payments

          Holders of normal units are entitled to quarterly contract adjustment payments and quarterly distribution payments, as described in the section of this early settlement offer prospectus entitled “Description of the Equity Security Units — Current Payments.” Holders of shares of our common stock are entitled to receive accrued dividends as declared by our board of directors out of funds legally available for such purpose.

Redemption

          We may redeem the subordinated notes underlying the trust preferred securities included in the normal units upon the occurrence of the tax events or Investment Company Act events described in the section of this early settlement offer prospectus entitled “Description of the Subordinated Notes — Optional Redemption.” The shares of our common stock are not subject to redemption.

Listing

          The normal units are listed and traded on the New York Stock Exchange under the symbol TEPRU, and our common stock is listed and traded on the New York Stock Exchange under the symbol TE. The stripped units and the trust preferred securities are not listed on the New York Stock Exchange or any other national securities exchange.

Voting Rights

          Holders of purchase contracts forming part of the normal units or stripped units, in their capacities as such holders, have no voting rights in respect of our common stock. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders.

Rights Agreement

          Holders of shares of our common stock are entitled to the rights pursuant to our shareholder rights plan. Without exercising their early settlement rights, holders of equity securities units are not entitled to these rights.

Maturity

          The subordinated notes underlying the trust preferred securities included in the normal units will mature on January 15, 2007. The concept of maturity is not applicable to our common stock.

Ranking

          In any liquidation, dissolution or winding up of TECO Energy, our common stock would rank below all debt claims against TECO Energy, including the subordinated notes underlying the trust preferred securities that are part of the normal units. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders have been satisfied. In addition, holders of shares of our preferred stock, if any, that may be issued will have priority over the holders of our common stock with respect to the distribution of our assets in the event of our liquidation or dissolution.

DESCRIPTION OF CAPITAL STOCK

Common Stock

          Our authorized common stock consists of 400,000,000 shares, $1.00 par value per share. At June 30, 2004, there were 188,437,304 shares of common stock issued and outstanding. The approximate number of shareholders of record of our common stock as of June 30, 2004 was 21,370.

          Each share of our common stock is entitled to one vote on all matters requiring a vote of shareholders and, subject to the rights of the holders of any outstanding shares of preferred stock, are entitled to receive any dividends, in cash, securities or property, as our board may declare. We may not pay cash dividends on our common stock at any time when we have deferred interest payments on our 8.50% Junior Subordinated Notes Due 2041 issued in connection with the issuance of the 8.50% Trust Preferred Securities of TECO Capital Trust I or our 5.11% Junior Subordinated Notes Due January 15, 2007 issued in connection with the issuance of the 5.11% Trust Preferred Securities of TECO Capital Trust II issued as part of our 9.50% Equity Security Units. Also, if the aggregate quarterly dividend payments on our common stock were to equal or exceed $50,000,000, we would not be able to declare or pay cash dividends on our common stock or make certain other distributions unless we had previously delivered liquidity projections satisfactory to the administrative agent under our $200 million credit facility demonstrating that we will have sufficient cash to pay such dividends and distributions and the three succeeding quarterly dividends. Because our credit rating has fallen below the level specified under the indenture for our 10.50% Notes Due 2007, we may not pay cash dividends on our common stock if such payment would result in an event of default under that indenture or the aggregate of payments by us relating to our common stock exceeds a certain limit as set forth in that indenture and an eighth supplemental indenture under which those notes were issued. We filed the indenture as an exhibit to the registration statement on Form S-3 dated August 24, 1998, the eighth supplemental indenture as an exhibit to the current report on Form 8-K dated November 20, 2002.

          In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, subject to the rights of the holders of any outstanding shares of preferred stock, holders of common stock would be entitled to share pro-rata in all of our remaining assets available for distribution.

          The common stock issued by this early settlement offer prospectus will not have, or be subject to, any preemptive or similar rights.

          The Bank of New York is the transfer agent and registrar for our common stock.

Preferred Stock

          We currently have authorized 10,000,000 shares of undesignated preferred stock, $1.00 par value per share, none of which were issued and outstanding as of the date of this early settlement offer prospectus. Under Florida law and our charter, our board is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval.

          Subject to limitations prescribed by Florida law and our charter and by-laws, our board can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions as may be desired concerning voting, redemption, dividends, dissolution, or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

          Our board is authorized to determine the voting rights of any series of preferred stock, subject to the following restrictions in our charter:

•	holders of shares of our preferred stock are not entitled to more than the lesser of (i) one vote per $100 of liquidation value and (ii) one vote per share, when voting as a class with the holders of shares of our common stock; and

•	holders of shares of our preferred stock are not entitled to vote on any matter separately as a class, other than (i) as required by Florida law, or (ii) as specified in the terms of the preferred stock, if the matter to be voted upon would affect the powers, preferences or special rights of the series or with respect to the election of directors in the event of our failure to pay dividends on the series.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws, Florida Law and Our Rights Plan

Required Vote For Authorization Of Certain Actions

          Our Articles require the vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes and series entitled to vote generally in the election of directors for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalizations and liquidations, involving us or our subsidiaries and certain acquiring persons (namely a person, entity or specified group which beneficially owns more than 10% of the voting power of the then outstanding shares of our capital stock entitled to vote generally in an election of directors), unless such business combination has been approved by a majority of disinterested directors, or the fair market value and other procedural requirements of our Articles are met.

Election and Removal of Directors

          Our board of directors is divided into three classes. The directors in each class serve for a three year term, one class being elected each year by our shareholders. A vote of a majority of the board or 80% of the combined voting power of the then outstanding shares of stock, voting together as a single class, is required to remove a director, with or without cause. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for shareholders to replace a majority of the directors. Under the terms of our bylaws and Articles, these provisions cannot be changed without a supermajority vote of our shareholders.

Under Florida Law

          Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The “Control Share Acquisitions” section of the Florida Business Corporation Act, or FBCA, generally provides that shares acquired in excess of certain specified thresholds, beginning at 20% of a corporation’s outstanding voting shares, will not possess any voting rights unless such voting rights are approved by a majority vote of the corporation’s disinterested shareholders. We have provided in our bylaws that the Control Share Acquisition Act shall not apply to us.

          The “Affiliated Transactions” section of the FBCA generally requires majority approval by disinterested directors or supermajority approval of disinterested shareholders of certain specified transactions (such as a merger, consolidation, sale of assets, issuance or transfer of shares or reclassifications of securities) between a corporation and a holder of more than 10% of the outstanding shares of the corporation, or any affiliate of such shareholder.

Rights Plan

          We have a shareholder rights plan. Under the plan, each outstanding share of our common stock carries with it a right, currently unexercisable, that if triggered permits the holder to purchase large amounts of our or any successor entity’s securities at a discount and/or trade those purchase rights separately from the common stock. The rights are triggered when a person acquires, or makes a tender or exchange offer to acquire, 10% of our common stock. The plan, however, prohibits the 10%-acquiror, or its affiliates, from exercising our shares’ purchase rights. As a result the acquiror’s interest in TECO Energy is substantially diluted. The rights expire in May 2009, subject to extension. We may also redeem the rights at a nominal price per right until 10 business days after a triggering event.

          These and other provisions of our Articles, bylaws, and rights plan could discourage potential acquisition proposals and could delay or prevent a change in control.

DESCRIPTION OF THE EQUITY SECURITY UNITS

          We summarize below the material provisions of the equity security units, which we refer to as the “units,” and the purchase contracts and trust preferred securities which comprise the units. For additional information about the units and their components, we refer you to the agreements that govern the rights of the holders of units. The units were issued by TECO Energy under a purchase contract agreement between the Bank of New York, the purchase contract agent, and TECO Energy. On July 27, 2004, the day before commencement of the early settlement offer, 17,965,000 units were issued and outstanding.

Overview

          Each unit has a stated amount of $25. Each unit consists of and represents:

(1) a purchase contract under which:

•	the holder agreed to purchase, and we agreed to sell, for $25, shares of common stock of TECO Energy on the stock purchase date of January 15, 2005, the number of which will be determined by the settlement rate described below, based on the average trading price of the common stock at that time over the 20 consecutive trading days ending on the third trading day immediately preceding January 15, 2005; and

•	we will pay the holder contract adjustment payments at the annual rate of 4.39% of the stated amount payable on a quarterly basis as specified below; and

(2) a trust preferred security of TECO Capital Trust II with a stated liquidation amount of $25, on which distributions are paid at the annual rate of 5.11% payable on a quarterly basis as specified below.

          Each trust preferred security represents an undivided beneficial ownership interest in the assets of TECO Capital Trust II, which consists of company preferred securities issued by TECO Funding Company II, LLC. The company preferred securities represent an undivided interest in the assets of the limited liability company, which consists of the subordinated notes issued by TECO Energy.

          The trust preferred securities were pledged to secure the holder’s obligations under the purchase contract. The purchase contracts, together with the pledged trust preferred securities or, after the remarketing, the specified pledged treasury securities, are referred to in this early settlement offer prospectus as “normal units.” Each holder of normal units may elect to withdraw the pledged trust preferred securities or treasury securities underlying the normal units by substituting, as pledged securities, specifically identified treasury securities that will pay $25 on November 15, 2004, the amount due on January 15, 2005 under the purchase contract. If a holder of normal units elects to substitute treasury securities as pledged securities, the pledged trust preferred securities or treasury securities will be released from the pledge agreement and delivered to the holder. The normal units would then become “stripped units.” Holders of stripped units may recreate normal units by resubstituting the trust preferred securities (or, after the remarketing date, the applicable specified treasury securities) for the treasury securities underlying the stripped units.

          TECO Capital Trust II issued trust preferred securities as part of the units and used the proceeds allocated to the trust preferred securities to buy company preferred securities from TECO Funding Company II, LLC with terms that correspond to the trust preferred securities. TECO Funding Company II, LLC issued company preferred securities to the trust and company common securities to TECO Energy and used the proceeds from the sale of the company preferred securities and company common securities to buy subordinated notes from TECO Energy. The trust preferred securities were pledged to the collateral agent to secure the holder’s obligation to purchase TECO Energy common stock under the purchase contracts.

          TECO Energy entered into:

•	a purchase contract agreement with The Bank of New York, as purchase contract agent, governing the appointment of the purchase contract agent as the agent and attorney-in-fact for the holders of the units, the purchase contracts, the transfer, exchange or replacement of certificates representing the units and certain other matters relating to the units; and

•	a pledge agreement with The Bank of New York, as collateral agent, custodial agent and securities intermediary creating a pledge and security interest for TECO Energy’s benefit to secure the obligations of holders of units under the purchase contracts.

Creating Stripped Units And Recreating Normal Units

          Holders of normal units have the ability to “strip” those units and take delivery of the pledged trust preferred securities (or after the remarketing date, the pledged treasury securities), creating “stripped units,” and holders of stripped units have the ability to recreate normal units from their stripped units by depositing trust preferred securities (or after the remarketing date, the applicable treasury securities) as described in more detail below. Holders who elect to create stripped units or recreate normal units will be responsible for any related fees or expenses.

Creating Stripped Units

          Each holder of normal units may create stripped units and withdraw the pledged trust preferred securities or treasury securities underlying the normal units by substituting, as pledged securities, the treasury securities described below that will pay $25 on November 15, 2004, the amount due on the settlement date under the purchase contract. Holders of normal units may create stripped units at any time on or before the second business day prior to the stock purchase date, except that they may not create stripped units during the period from four business days prior to any remarketing date until the expiration of three business days after that date.

          In order to create stripped units, a unitholder must substitute, as pledged securities, zero-coupon U.S. Treasury securities (CUSIP No. 912803AB9) which mature on November 15, 2004. Upon creation of the stripped units, the treasury securities will be pledged with the collateral agent to secure the unitholder’s obligation to purchase TECO Energy common stock under the purchase contract, and the pledged trust preferred securities or treasury securities underlying the normal units will be released. Because treasury securities are issued in integral multiples of $1,000, holders of normal units may make the substitution only in integral multiples of 40 normal units. However, after a remarketing of the trust preferred securities has occurred or a redemption, holders may make the substitution only in integral multiples of normal units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multiples of $1,000.

          To create stripped units, a holder must:

•	deposit with the collateral agent the treasury securities described above, which will be substituted for the pledged trust preferred securities or treasury securities underlying the holder’s normal units and pledged with the collateral agent to secure the holder’s obligation to purchase our common stock under the purchase contract;

•	transfer the normal units to the purchase contract agent; and

•	deliver a notice to the purchase contract agent stating that the holder has deposited the specified treasury securities with the collateral agent and is requesting that the purchase contract agent instruct the collateral agent to release to the holder the pledged trust preferred securities or treasury securities underlying the normal units.

          Upon that deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged trust preferred securities or treasury securities from the lien under the pledge agreement free and clear of our security interest. The purchase contract agent will:

•	cancel the normal units;

•	transfer to the holder the underlying pledged trust preferred securities or treasury securities; and

•	deliver the stripped units to the holder.

          Any trust preferred securities released to the holder will be tradable separately from the resulting stripped units. Distributions on the trust preferred securities will continue to be payable in accordance with their terms.

Recreating Normal Units

          Each holder of stripped units may recreate normal units by substituting, as pledged securities, trust preferred securities or the applicable treasury securities then constituting a part of the normal units for the treasury securities underlying the stripped units. Holders may recreate normal units at any time on or before the second business day prior to the stock purchase date, except that they may not recreate normal units during the period from four business days prior to any remarketing date until the expiration of three business days after that date.

          Upon recreation of the normal units, the trust preferred securities or treasury securities will be pledged with the collateral agent to secure the holder’s obligation to purchase our common stock under the purchase contract, and the treasury securities underlying the stripped units will be released. Because treasury securities are issued in integral multiples of $1,000, holders of stripped units may make the substitution only in integral multiples of 40 stripped units. However, after a remarketing of the trust preferred securities or a redemption has occurred, a holder may make the substitution only in integral multiples of stripped units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multiples of $1,000.

          To recreate normal units from stripped units, a holder must:

•	deposit with the collateral agent:

•	if the substitution occurs prior to the remarketing of the trust preferred securities, trust preferred securities having an aggregate stated liquidation amount equal to the aggregate stated amount of the holder’s stripped units; or

•	if the substitution occurs after the remarketing of the trust preferred securities or a tax event redemption, the applicable treasury securities then constituting a part of the normal units;

•	transfer the stripped units to the purchase contract agent; and

•	deliver a notice to the purchase contract agent stating that the holder has deposited the trust preferred securities or treasury securities with the collateral agent and is requesting that the purchase contract agent instruct the collateral agent to release to the holder the pledged treasury securities underlying those stripped units.

          The trust preferred securities or treasury securities will be substituted for the treasury securities underlying the holder’s stripped units and will be pledged with the collateral agent to secure the holder’s obligation to purchase our common stock under the holder’s purchase contract.

          Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged treasury securities from the lien under the pledge agreement free and clear of our security interest. The purchase contract agent will:

•	cancel the stripped units;

•	transfer to the holder the underlying treasury securities; and

•	deliver the normal units to the holder.

Current Payments

          Normal Units. Holders of normal units are entitled to receive total payments of 9.50% of the stated amount per year, consisting of:

•	quarterly contract adjustment payments at the annual rate of 4.39% of the stated amount of $25 per purchase contract; and

•	quarterly distributions on the trust preferred securities, at the annual rate of 5.11% of the principal amount of $25 per subordinated note through and including October 15, 2004, and at the reset rate thereafter, as described below. On January 15, 2005, the holders are entitled to receive a quarterly payment, consisting of a cash payment on the pledged treasury securities, at the same annual rate.

          Both these payments are subject to the deferral provisions described under “— Description of the Purchase Contracts” and “Description of the Subordinated Notes — Option to Defer Interest Payment Date.”

          Stripped Units. Holders of stripped units are entitled to receive only the quarterly contract adjustment payments. In addition, original issue discount will accrue on the pledged treasury securities.

          Trust Preferred Securities. Holders of trust preferred securities, which are held separate from the units, are entitled to receive distributions on the trust preferred securities. Distributions on the trust preferred securities, whether held separately or as part of the units, are fixed initially at the annual rate of 5.11% of the stated liquidation amount of $25 per trust preferred security. The distribution rate on the trust preferred securities will be reset for the quarterly distribution payments made on and after January 15, 2005, and distributions on the trust preferred securities will be made at the reset rate from that date to January 15, 2007. However, if the reset rate meeting the requirements described in this early settlement offer prospectus cannot be established, meaning we are not able to effect a successful remarketing, the distribution rate will not be reset. In this case, the reset rate will not fall below 5.11% and will continue to be the initial annual rate of 5.11% until a reset rate meeting the requirements described in this early settlement offer prospectus can be established on a later remarketing date prior to January 15, 2005. If no remarketing occurs prior to such date, the initial rate will be the distribution rate through January 15, 2007.

          The contract adjustment payments are subject to deferral by us until the stock purchase date as described below. If we defer these payments, we will pay additional payments on the deferred amounts at the rate of 9.50%, until paid.

          The interest payments on the subordinated notes and, as a result, the distributions on the trust preferred securities are subject to deferral by us until January 15, 2007. If we defer these payments, we will pay additional payments on the deferred amounts at the interest rate then in effect until paid.

          Contract adjustment payments and interest on the subordinated notes and, as a result, the distributions on the trust preferred securities, payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. Contract adjustment payments and interest on the subordinated notes and, as a result, the distributions on the trust preferred securities, began accruing from January 15, 2002 and are payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year. The payments commenced on April 15, 2002. If the purchase contracts are settled early (at the holder’s option) or terminated, the holder will have no right to receive any accrued and deferred contract adjustment payments.

          The ability of TECO Capital Trust II to make the distributions on the trust preferred securities is solely dependent upon its receipt of corresponding payments from TECO Funding Company II, LLC on the company preferred securities which is solely dependent on its receipt of corresponding payments from us on the subordinated notes. Our obligations with respect to the subordinated notes are unsecured and subordinated to our senior indebtedness. See “Description of the Subordinated Notes” below. Our obligations with respect to the contract adjustment payments are unsecured and rank junior to and are subordinate in right of payment to all of our existing and future senior debt. We and our subsidiaries may incur additional indebtedness, including indebtedness that ranks equally with or senior to the contract adjustment payments.

          Contract adjustment payments and distributions on trust preferred securities will be payable to the holders of normal units as they are registered on the books and records of the purchase contract agent on the relevant record dates. As long as the normal units remain in book-entry only form, that record date will be the business day prior to the relevant payment dates. Contract adjustment payments will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts that are a part of such normal units. If the normal units do not remain in book-entry only form, the relevant record dates will be the 15th day prior to the relevant payment dates. If any date on which these payments and distributions are to be made is not a business day, then payment of these payments and distributions payable on that date will be made on the next day that is a business day, however, if such business day is in the next calendar year, payment will be made on the prior business day. Payments and distributions will be made with the same force and effect as if made on the payment date.

Interest of Directors and Officers; Current Transactions Concerning the Equity Security Units

          The following directors of TECO Energy beneficially own the following amounts of equity security units and percentages of the outstanding equity security units, respectively: Mr. James L. Ferman, Jr., 10,000 units, 0.055%; Mr. Tom L. Rankin, 750 units, 0.004%; and Mr. J. Thomas Touchton, 7,000 units, 0.039%. Ms. Sheila M. McDevitt, our Senior Vice President — General Counsel beneficially owns 435 equity security units, or 0.002% of the outstanding equity security units. Each of Messrs. Ferman, Rankin and Touchton and Ms. McDevitt has indicated to us his or her intent to tender his or her normal units. If any of them participates in the early settlement offer, it will be on the same terms as other holders of normal units. Based on our records and on information provided to us by our executive officers and directors, neither we nor any of our executive officers, directors, subsidiaries or affiliates, or associates of the foregoing other than those individuals set forth herein, beneficially own equity security units. Further, based on our records and on information provided to us by our executive officers and directors, neither we nor any of our executive officers, directors, subsidiaries or affiliates, or associates of the foregoing, engaged in any transactions involving equity security units during the sixty business days preceding the date of this early settlement offer prospectus.

          Franklin Resources, Inc. and its subsidiary, Franklin Advisers, Inc. beneficially own greater than five percent of our outstanding common stock as of March 31, 2004. These entities have agreed to vote all of their shares in excess of five percent of our outstanding common stock in the same manner

(proportionately) as all other shares of common stock entitled to vote on the matter, unless otherwise approved in writing in advance by us.

          Neither we nor, to our knowledge, any of our principal executive officers or directors is a party to any other contract, arrangement, understanding or relationship, whether or not legally enforceable, with any other person or entity with respect to any of our securities, including any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or call, guaranties of loans, guarantees against loss or the giving or withholding of proxies, consents or authorization.

DESCRIPTION OF THE PURCHASE CONTRACTS

          Each purchase contract entitles the holder to receive the payments described in “Description of the Equity Security Units — Current Payments.” Those payments are unsecured and subordinated to our senior indebtedness and may be deferred as described in “Description of the Equity Security Units — Current Payments.”

          Each purchase contract underlying a unit, unless earlier terminated, or earlier settled at the holder’s option or upon specified mergers and other transactions described below, obligates the holder to purchase, and us to sell, for $25, on the stock purchase date of January 15, 2005, a number of newly issued shares of our common stock equal to the settlement rate.

          The settlement rate, which is the number of newly issued shares of our common stock issuable upon settlement of a purchase contract on the stock purchase date, is, subject to adjustment under the circumstances described under “— Antidilution Adjustments” below, as follows:

•	If the applicable market value of our common stock (which is the average of the closing prices per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the stock purchase date) is equal to or greater than the threshold appreciation price of $30.10, which is 14.5% above $26.29, the closing price per share of our common stock on January 9, 2002, the settlement rate, which is equal to $25 divided by $30.10, will be 0.8305 shares of our common stock per purchase contract. Accordingly, if the applicable market value is higher than $30.10, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of our common stock, will be higher than $25, and if the market price equals $30.10, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of our common stock, will equal $25.

•	If the applicable market value of our common stock is less than $30.10 but greater than $26.29, the settlement rate will be equal to $25 divided by the applicable market value of our common stock per purchase contract. Accordingly, if the applicable market value is less than $30.10, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of our common stock, will equal $25.

•	If the applicable market value of our common stock is less than or equal to $26.29, the settlement rate, which is equal to $25 divided by the closing price of our common stock on January 9, 2002, will be 0.9509 shares of our common stock per purchase contract. Accordingly, if the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that the market value is the same as the applicable market value of our common stock, will be less than $25, and if the market price stays the same, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of our common stock, will equal $25.

          For purposes of determining the applicable market value for common stock, the closing price of our common stock on any date of determination means the closing sale price or, if no closing price is reported, the last reported sale price of our common stock on the NYSE on that date. If our common stock is not listed for trading on the NYSE on any date, the closing price of our common stock on any date of determination means the closing sales price as reported in the composite transactions for the principal U.S. securities exchange on which our common stock is so listed, or if the common stock is not so listed on a U.S. national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if our common stock is not so reported, the last quoted bid price for our common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

          A trading day is a day on which our common stock:

•	is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

Settlement

          Settlement of the purchase contracts will occur on the stock purchase date, unless:

•	the holder has settled the related purchase contract prior to the stock purchase date through the early delivery of cash to the purchase contract agent, in the manner described in “— Early Settlement under Purchase Contract”;

•	if we are involved in a merger prior to the stock purchase date in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, and the holder has settled the related purchase contract through an early settlement as described in “— Early Settlement under Purchase Contract” and “— Early Settlement under Purchase Contract upon Cash Merger”; or

•	an event described under “— Termination of Purchase Contracts” below has occurred.

          The settlement of the purchase contracts on the stock purchase date will occur as follows:

•	for the stripped units or normal units which include pledged treasury securities, the cash payments on the treasury securities will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the purchase contracts; and

•	for the normal units in which the related trust preferred securities remain a part of the normal units because of a failed remarketing, we will exercise our rights as a secured party to dispose of the trust preferred securities in accordance with applicable law.

          In either event, our common stock will then be issued and delivered to the holder or the holder’s designee upon presentation and surrender of the certificate evidencing the units, if the units are held in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than the holder.

          No fractional shares of common stock will be issued by us pursuant to the purchase contracts. In place of fractional shares otherwise issuable, the holder will be entitled to receive an amount of cash equal to the fractional share, calculated on an aggregate basis in respect of the purchase contracts the holder is settling, multiplied by the applicable market value.

Remarketing

          The trust preferred securities held by each normal unitholder are scheduled to be sold in a remarketing on October 15, 2004, unless the holder elects not to participate in the remarketing or the holder tenders normal units as a means of effecting the early settlement and the units are accepted. The proceeds of the remarketing will be used to purchase treasury securities, which will be pledged to secure the participating normal unitholder’s obligations under the related purchase contract. Cash payments received on the pledged treasury securities underlying the normal unit of a holder will be used to satisfy the participating holder’s obligation to purchase our common stock on the stock purchase date, January 15, 2005.

          Unless a holder of normal units delivers treasury securities in a kind and amount designated by the remarketing agent, as described below, the trust preferred securities that are included in the normal units will be remarketed on the remarketing date, unless the remarketing agent delays the remarketing to a later date as described below. The remarketing date will be the third business day preceding October 15, 2004, the last quarterly payment date before the stock purchase date.

          We will enter into a remarketing agreement with a nationally recognized investment banking firm pursuant to which it will agree, as remarketing agent, to use its commercially reasonable best efforts to sell the trust preferred securities remaining outstanding after completion of this exchange offer that are included in normal units and are participating in the remarketing on October 15, 2004 at a price equal to at least 100.25% of the remarketing value.

          The “remarketing value” will be equal to the sum of:

(1) the value at the remarketing date of such amount of treasury securities that will pay, on or prior to the quarterly payment date falling on the stock purchase date, an amount of cash equal to the aggregate distributions that are scheduled to be payable on that quarterly payment date, on each trust preferred security that is included in a normal unit and is participating in the remarketing, assuming for this purpose, even if not true, that (i) no distribution payment will then have been deferred and (ii) the distribution rate on the trust preferred securities remains at the initial rate;

(2) the value at the remarketing date of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to $25 for each trust preferred security that is included in a normal unit and which is participating in the remarketing; and

(3) if distribution payments are being deferred at the remarketing date, an amount of cash equal to the aggregate unpaid deferred payments on each trust preferred security that is included in a normal unit and is participating in the remarketing, accumulated to October 15, 2004.

          For purposes of (1) and (2) above, the value on the remarketing date of the treasury securities will assume that:

•	the treasury securities are highly liquid treasury securities maturing on or within 65 days prior to the stock purchase date (as determined in good faith by the remarketing agent in a manner intended to minimize the cash value of the treasury securities); and

•	those treasury securities are valued based on the ask-side price of the treasury securities at a time between 9:00 a.m. and 11:00 a.m. New York City time, selected by the remarketing agent, on the remarketing date (as determined on a third-day settlement basis by a reasonable and customary means selected in good faith by the remarketing agent) plus accrued interest to that date.

          The remarketing agent will use the proceeds from the sale of these trust preferred securities in a successful remarketing described in this section to purchase in the discretion of the remarketing agent, in open market transactions or at treasury auction, the amount and the types of treasury securities described above, which it will deliver through the purchase contract agent to the collateral agent to secure the obligations under the related purchase contracts of the normal unitholders whose trust preferred securities participated in the remarketing. The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of the holders of the normal units participating in the remarketing.

          If the remarketing agent cannot establish a reset rate meeting the requirements described below, the remarketing agent will not reset the interest rate and the reset rate will continue to be the initial annual rate of 5.11%, until the remarketing agent can establish such a reset rate meeting the requirements described below on a later remarketing date prior to January 15, 2005. There are no limitations on the maximum reset rate; however, the reset rate may not be less than 5.11%.

          Alternatively, a holder of normal units may elect not to participate in the remarketing and retain the trust preferred securities underlying those units.

          The purchase contract agent will give holders notice of remarketing, including the specific treasury securities (including the CUSIP numbers and/or the principal terms thereof) that must be delivered by holders that elect not to participate in the remarketing, on the seventh business day prior to October 15, 2004.

          A holder electing not to participate in the remarketing must notify the purchase contract agent of such election and deliver the specified treasury securities to the purchase contract agent not later than 10:00 a.m. on the fourth business day prior to October 15, 2004.

          A holder of normal units that does not so deliver the treasury securities will be deemed to have elected to participate in the remarketing. On the stock purchase date, the purchase contract agent will apply the cash payments received on the pledged treasury securities to pay the purchase price under the purchase contracts.

          If the remarketing agent cannot establish a reset rate on the remarketing date that will be sufficient to cause the then current aggregate market value of the trust preferred securities to be equal to at least 100.25% of the remarketing value, assuming, even if not true, that all the trust preferred securities are held as components of normal units and will be remarketed, and the remarketing agent cannot remarket the trust preferred securities offered for remarketing on the remarketing date at a price equal to at least 100.25% of the remarketing value (determined on the basis of the trust preferred securities being remarketed), then the remarketing agent may thereafter attempt to establish a new reset rate, and the remarketing agent may attempt to remarket the trust preferred securities, on one or more occasions after that date until the business day immediately preceding the stock purchase date, as specified in the remarketing agreement. Any such remarketing will be at a price equal to at least 100.25% of the remarketing value (determined on the basis of the trust preferred securities being remarketed) on the subsequent remarketing date. The purchase contract agent will give holders notice of remarketing, including the specific treasury securities (including the CUSIP numbers and/or the principal terms thereof) that must be delivered by holders that elect not to participate in any such remarketing, on the seventh business day prior to the subsequent remarketing date. A holder of normal units may elect not to participate in any such remarketing and retain the trust preferred securities underlying those units by delivering the treasury securities described above to the purchase contract agent not later than 10:00 a.m. on the fourth business day immediately preceding the subsequent remarketing date.

          If the remarketing agent fails to remarket the trust preferred securities underlying normal units at that price prior to the stock purchase date, we will, subject to applicable law, retain the securities pledged as collateral or sell them in one or more public or private sales. Any accumulated and unpaid distributions on the trust preferred securities will become payable by us to the purchase contract agent for payment to the holders of the units to which such trust preferred securities relate.

          The obligation of a holder of purchase contracts to pay the purchase price for our common stock pursuant to the underlying purchase contracts on the stock purchase date is a non-recourse obligation payable solely out of the proceeds of the trust preferred securities or treasury securities pledged as collateral to secure the purchase obligation. In no event will a holder of purchase contracts be liable for any deficiency between such proceeds and the purchase price for our common stock under the purchase contracts.

Optional Remarketing

          On or prior to 10:00 a.m. on the fourth business day immediately preceding October 15, 2004, holders of trust preferred securities that are not included in normal units may elect to have their trust preferred securities included in the remarketing by delivering their trust preferred securities along with a notice of such election to the custodial agent prior to the remarketing date, but no earlier than the payment date immediately preceding October 15, 2004. The custodial agent will hold these trust preferred securities in an account separate from the collateral account in which the securities pledged to secure the holders’ obligations under the purchase contracts will be held. Holders of trust preferred securities electing to have their trust preferred securities remarketed will also have the right to withdraw that election on or prior to the fifth business day immediately preceding October 15, 2004.

          On the fourth business day immediately prior to October 15, 2004, the custodial agent will deliver these separate trust preferred securities to the remarketing agent for remarketing. The remarketing agent will use its commercially reasonable best efforts to remarket the separately held trust preferred securities included in the remarketing on the remarketing date at a price equal to at least 100.25% of the remarketing value, determined on the basis of the separately held trust preferred securities being remarketed. After deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing, the remarketing agent will remit to the collateral agent the remaining portion of the proceeds for payment to such participating holders.

          If, as described above, the remarketing agent cannot remarket the trust preferred securities on the remarketing date, the remarketing agent will promptly return the trust preferred securities to the custodial agent to release to the holders. Holders of trust preferred securities that are not components of normal units may elect to have their trust preferred securities remarketed on any subsequent remarketing date pursuant to the procedures described above.

Early Settlement Under Purchase Contract

          At any time not later than 10:00 a.m. on the seventh business day prior to January 15, 2005, a holder of units may settle the related purchase contracts by delivering to the purchase contract agent immediately available funds in an amount equal to $25 multiplied by the number of purchase contracts being settled provided that in no event shall the number of purchase contracts settled at any one time be fewer than 40 or an integral multiple thereof. (Please note that our reference to early settlement under this section and the following section is different than the early settlement contemplated by the early settlement offer.)

          No later than the third business day after an early settlement under the purchase contract, we would issue, and the holder would be entitled to receive, 0.8305 shares of TECO Energy common stock for each unit (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “— Antidilution Adjustments” below. At that time, the holder’s right to receive future contract adjustment payments would terminate and the holder would forfeit the right to receive any deferred contract adjustment payments on the purchase contracts being settled early. The holder would also receive the trust preferred securities or other securities underlying those units.

Early Settlement Under Purchase Contract Upon Cash Merger

          Prior to the stock purchase date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, a cash merger, then on or after the date of the cash merger each holder of the units has the right to accelerate and settle the related purchase contract. We refer to this right as the merger early settlement right. We would provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice would specify a date, which shall be not less than 20 nor more than 30 days after the date of the notice, on which the optional early settlement would occur and a date by which each holder’s merger early settlement right must be exercised. The notice would set forth, among other things, the applicable settlement rate and the amount of cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, the holder must deliver to the purchase contract agent, three business days before the early settlement date, the certificate evidencing the holder’s units, if the units were held in certificated form, and payment of the applicable purchase price in the form of a certified or cashier’s check. If the holder exercises the merger early settlement right, we would deliver to the holder on the early settlement date the kind and amount of securities, cash or other property that the holder would have been entitled to receive if the holder had settled the purchase contract, at the settlement rate in effect at such time, immediately before the cash merger. The holder would also receive the trust preferred securities or other securities underlying those units. If the holder does not elect to exercise the holder’s merger early settlement right, the holder’s units would remain outstanding and subject to normal settlement on the stock purchase date.

Antidilution Adjustments

          The formula for determining the settlement rate and the number of shares of our common stock to be delivered upon an early settlement may be adjusted if certain events occur, including:

(1) the payment of a stock dividend or other distributions on our common stock;

(2) the issuance to all holders of our common stock of rights or warrants, other than any dividend reinvestment or share purchase or similar plans, entitling them to subscribe for or purchase common stock at less than the current market price (as defined below);

(3) subdivisions, splits and combinations of our common stock;

(4) distributions to all holders of our common stock of evidences of indebtedness of TECO Energy, securities, cash or other assets (excluding any dividend or distribution covered by clause (1) or (2) above and any dividend or distribution paid exclusively in cash);

(5) distributions consisting exclusively of cash to all holders of our common stock in an aggregate amount that, when combined with (a) other all-cash distributions made within the preceding 12 months and (b) the cash and the fair market value, as of the date of expiration of the tender or exchange offer referred to below, of the consideration paid in respect of any tender or exchange offer by us or a subsidiary of ours for our common stock concluded within the preceding 12 months, exceeds 12.5% of our aggregate market capitalization (such aggregate market capitalization being the product of the current market price of our common stock multiplied by the number of shares of common stock then outstanding) on the date fixed for the determination of shareholders entitled to receive such distribution; and

(6) the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our common stock which involves an aggregate consideration that, when combined with (a) any cash and the fair market value of other consideration payable in respect of any other tender or exchange offer by us or a subsidiary of ours for our common stock concluded within the preceding 12 months and (b) the aggregate amount of any all-cash distributions to all holders of our common stock made within the preceding 12 months, exceeds 12.5% of our aggregate market capitalization on the date of expiration of such tender or exchange offer.

          The “current market price” per share of our common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which our common stock trades without the right to receive the issuance or distribution.

          Other reclassifications, consolidations, mergers, sales or transfers of assets or other transactions may cause our common stock to be converted into the right to receive other securities, cash or property. If this happens, each purchase contract would, without the consent of the holders of units, become a contract to purchase such other securities, cash or other property instead of our common stock. In such event, on the stock purchase date, the settlement rate then in effect will be applied to the value of the securities, cash, or property the holder would have received if the holder had held the shares covered by the purchase contract when the applicable transaction occurred.

          If at any time we make a distribution of property to our common shareholders which would be taxable to the shareholders as a dividend for U.S. federal income tax purposes (that is, distributions, evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock), and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, that increase may be deemed to be the receipt of taxable income to holders of units.

          In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

          Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least 1% in the settlement rate. If any adjustment is not required to be made because it would not change the settlement rate by at least 1%, then the adjustment will be carried forward and taken into account in any subsequent adjustment.

          We will be required, as soon as practicable following the occurrence of an event that requires or permits an adjustment in the settlement rate, to provide written notice to the holders of units of the occurrence of that event. We will also be required to deliver a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

          If we pay a dividend or other distribution on our common stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the settlement rate in effect immediately before the close of business on the record date fixed for determination of which of our shareholders will be entitled to receive that distribution will be increased by multiplying:

•	the settlement rate by

•	a fraction, the numerator of which is the current market price of our common stock plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock and the denominator of which is the current market price of our common stock.

          The adjustment to the settlement rate under the preceding paragraph will occur on the date that is the earlier of:

•	the tenth trading day following the effective date of the spin-off and

•	the date of the securities being offered in the initial public offering of the distributed securities, if that initial public offering is effected simultaneously with the spin-off.

          For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

          If there is a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to our common shareholders means the average of the closing sale prices of those securities over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock over the first 10 trading days following the effective date of the spin-off.

          If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

          If you fail to surrender the certificate evidencing your units, if your units are held in certificated form, to the purchase contract agent on the stock purchase date, the shares of common stock issuable in settlement of the related purchase contracts will be registered in the name of the purchase contract agent. These shares, together with any distributions on them, will be held by the purchase contract agent as agent for your benefit, until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

          If the purchase contracts have terminated prior to the stock purchase date, the related pledged securities have been transferred to the purchase contract agent for distribution to the holders and you fail to surrender the certificate evidencing your units, if your units are held in certificated form, to the purchase contract agent, the pledged securities that would otherwise be delivered to you and any related payments will be held by the purchase contract agent as agent for your benefit, until you present and surrender the certificate or provide the evidence and indemnity described above.

Termination of Purchase Contracts

          The purchase contracts, our related rights and obligations and those of the holders of the units, including their rights to receive contract adjustment payments and obligations to purchase our common stock, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization or the appointment of a receiver of our property.

          Upon such a termination of the purchase contracts, the collateral agent will release the securities held by it to the purchase contract agent for distribution to the holders. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the federal bankruptcy code, a delay in the release of the pledged trust preferred securities or treasury securities may occur as a result of the automatic stay under the bankruptcy code and continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and return the holder’s collateral to collateral.

Pledged Securities and the Pledge Agreement

          The trust preferred securities or treasury securities underlying the units are pledged to the collateral agent, for our benefit, pursuant to the pledge agreement to secure the obligations of holders of units to purchase our common stock under the related purchase contracts. A holder of a unit cannot separate or separately transfer the purchase contract from the pledged securities underlying the unit. The rights of the holders to the pledged securities are subject to our security interest created by the pledge agreement. The holders are not permitted to withdraw the pledged securities related to the units from the pledge arrangement except:

•	to substitute specified treasury securities for the related pledged trust preferred securities or other pledged treasury securities upon creation of a stripped unit;

•	to substitute trust preferred securities or specified treasury securities for the related pledged treasury securities upon the recreation of a normal unit;

•	upon delivering specified treasury securities when electing not to participate in a remarketing; or

•	upon the termination or early settlement of the purchase contracts.

          Subject to our security interest and the terms of the purchase contract agreement and the pledge agreement:

•	each holder of units that include trust preferred securities retains ownership of the trust preferred securities and is entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the trust preferred securities, including distribution, voting, redemption, repayment and liquidation rights; and

•	each holder of units that include treasury securities retains ownership of the treasury securities.

          We will have no interest in the pledged securities other than our security interest.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

          The trust preferred securities were issued according to the terms of the trust agreement of TECO Capital Trust II. The trust agreement qualified as an indenture under the Trust Indenture Act of 1939. The property trustee, The Bank of New York, acts as property trustee for the trust preferred securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act of 1939.

          We summarize below the material provisions of the trust preferred securities. For additional information about the trust preferred securities, we refer you to the terms of the trust preferred securities as stated in the trust agreement, including any amendments thereto, as made part of the trust agreement by the Trust Indenture Act of 1939 and the Delaware Business Trust Act and as stated in the trust preferred securities.

General

          Legal title to the company preferred securities is held by the property trustee in trust for the benefit of the holders of the related trust preferred securities. The amended and restated trust agreement provides that, to the fullest extent permitted by law, without the need for any other action of any person, including the issuer trustees or any other holder of trust preferred securities, each holder of trust preferred securities is entitled to enforce, in the name of TECO Capital Trust II, the rights of TECO Capital Trust II under the company preferred securities and the TECO Energy guarantee represented by the trust preferred securities. A holder of trust preferred securities, as the holder of a beneficial interest in the corresponding company preferred securities, may institute a legal proceeding directly against us to enforce rights to payment of distributions and amounts in redemption or liquidation. A holder of trust preferred securities that holds the trust preferred securities other than as a part of a normal unit may at any time upon written notice withdraw and hold directly the underlying company preferred securities represented by such trust preferred securities, in which case such holder will be entitled to directly enforce its rights under the company preferred securities and the TECO Energy guarantee.

Distributions

          Distributions on the company preferred securities are passed on to the holders of the trust preferred securities. TECO Capital Trust II is required to make distributions on the trust preferred securities concurrently with, and in the same amount as, the distributions on the company preferred securities. In the event that a date on which distributions are payable on the trust preferred securities is not a business day, payment of the distributions payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, but if that business day is in the next succeeding calendar year the payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that record date.

          We may defer interest payments on the subordinated notes. As a consequence of any deferral, the limited liability company will defer quarterly distributions on the company preferred securities and the trust will defer quarterly distributions on the trust preferred securities during the deferral period. See “Description of the Company Preferred Securities — Distributions.”

          The revenue of the trust available for distribution to holders of the trust preferred securities is limited to payments under the company preferred securities it owns. The trust invested the proceeds from the issuance and sale of its trust preferred securities in the company preferred securities. It has no other assets. See “Description of the Company Preferred Securities.” If we do not make interest payments on the subordinated notes and as a result the limited liability company is unable to make distributions on the company preferred securities, the property trustee will not have funds available to pay distributions on the trust preferred securities. We have guaranteed the payment of distributions on the company preferred securities as set forth below in “Description of the Guarantee.”

          Distributions on the trust preferred securities will be payable to the holders, including the collateral agent, as they appear on the register of the trust on the relevant record dates, which as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. In the event that any trust preferred securities are not in book-entry form, the record date shall be 15 days prior to the distribution date.

Distribution Rate Reset

          If a successful remarketing has occurred, the interest rate on the subordinated notes and, as a result, the applicable quarterly distribution rate on the company preferred securities and the trust preferred securities, will be reset on the third business day immediately preceding October 15, 2004 to the reset rate.

          The reset rate will be the interest rate on the subordinated notes and, accordingly, the distribution rate on the trust preferred securities, determined by the remarketing agent starting on the third business day prior to October 15, 2004, that will be sufficient to cause the then current aggregate market value of all then outstanding trust preferred securities to be equal to at least 100.25% of the remarketing value described under “Description of the Purchase Contracts — Remarketing,” assuming, for this purpose, even if not true, that all the trust preferred securities are held as components of normal units and will be remarketed. If the remarketing agent cannot establish a reset rate on the remarketing date that will be sufficient to cause the then-current aggregate market value of all trust preferred securities to be equal to at least 100.25% of the remarketing value described under “Description of the Purchase Contracts — Remarketing,” and as a result the trust preferred securities cannot be sold, the distribution rate will not be reset and will continue to be the initial rate of the trust preferred securities. However, the remarketing agent may thereafter attempt to establish a reset rate meeting these requirements, and the remarketing agent may attempt to remarket the trust preferred securities, on one or more subsequent remarketing dates after the initial remarketing date until January 15, 2005. The reset rate will be determined by a nationally recognized investment banking firm acting as remarketing agent. In no event will the reset rate be less than the initial rate. The reset rate will apply to all trust preferred securities. However, the reset of the distribution rate on the trust preferred securities will not change the rate of distributions received by holders of the normal units who participate in the remarketing, which, as described above, will remain at the initial rate of 5.11% of $25 for the quarterly payment payable on January 15, 2005.

Redemption

          The trust preferred securities can be redeemed only upon redemption of the company preferred securities and subordinated notes. If the limited liability company redeems the company preferred securities in accordance with the limited liability company agreement, then the limited liability company is required to give the property trustee at least 35 days’ and not more than 60 days’ prior notice before doing so. The property trustee is required to mail the notice of redemption to the holders of trust preferred securities not less than 25 days prior to the date fixed for redemption of the company preferred securities.

          If the trust gives notice of a redemption of the trust preferred securities, then, by 12:00 noon, New York City time on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary or other appropriate agent funds sufficient to pay the redemption price and will give that depositary or agent irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. If the trust preferred securities are no longer in book entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.

          Nevertheless, distributions payable on or prior to the redemption date for trust preferred securities called for redemption shall be payable to the holders of those trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then on the date that the funds are deposited, all rights of the holders of the trust preferred securities called for redemption will cease, except their right to receive the redemption price, without interest and the trust preferred securities will no longer be deemed outstanding.

          In the event that a date fixed for redemption of the trust preferred securities is not a business day, payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, but if that business day is in the next succeeding calendar year the payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that record date.

          Payment of the redemption price on the trust preferred securities will be made to the record holders as they appear on the register for the trust preferred securities or to the collateral agent with respect to those trust preferred securities that are part of the normal units and are pledged to secure the obligation of the holders of such normal units to purchase our common stock under the purchase contracts. The record date will be the fifteenth day (whether or not a business day) prior to the redemption date or liquidation date, as applicable.

Withdrawal of the Company Preferred Securities

          Any beneficial owner of the trust preferred securities who elects to withdraw the company preferred securities represented by such trust preferred securities must first create a stripped unit so that the trust preferred securities to be exchanged are no longer subject to the pledge agreement. Once the trust preferred securities are held separately, such holder may withdraw all, but not less than all, of the company preferred securities represented by such trust preferred securities by providing a written notice to the property trustee, with evidence of beneficial ownership in form satisfactory to the property trustee, and providing to TECO Funding Company II, LLC such documents or information as the limited liability company may request for tax reporting purposes. The holder’s notice will also be deemed to be such beneficial owner’s agreement to be subject to the terms of the limited liability company agreement applicable to the rights of the holders of the company preferred securities.

          Within a reasonable period after such a request has been properly made, the property trustee must instruct the depositary to reduce the trust preferred securities represented by the global certificate held by the depositary by the corresponding amount of the company preferred securities to be so withdrawn by the withdrawing owner. The limited liability company will issue to the withdrawing owner a certificate representing the amount of the company preferred securities withdrawn, and the property trustee will reduce the amount of the company preferred securities represented by the global certificate held by the trust accordingly. The company preferred securities initially will be issued only in certificated fully registered form. If the trust is dissolved, the company preferred securities will be issued in the form of one or more global securities that will be registered in the name of the depositary for the global securities or a nominee of the depositary. The global securities will be delivered by the limited liability company to the depositary for credit to the accounts of the holders of beneficial interests in the company preferred securities. Under U.S. tax reporting rules, holders of company preferred securities will thereafter receive an annual Schedule K-1 instead of the Form 1099 that holders of trust preferred securities will receive.

          Any holder of company preferred securities may redeposit withdrawn company preferred securities by delivering to the property trustee the certificates for the company preferred securities to be deposited, which are (i) if required by the property trustee, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement in form satisfactory to the property trustee and in compliance with the terms of TECO Capital Company II, LLC’s limited liability company agreement and (ii) accompanied by all such certifications as may be required by the property trustee in its sole discretion and in accordance with the provisions of the amended and restated trust agreement. Within a reasonable period after such deposit is properly made, the property trustee will instruct the depositary to increase the amount of the trust preferred securities represented by the global certificate held by the depositary accordingly.

Voting Rights

          If at any time, the holders of the company preferred securities are entitled to vote under TECO Funding Company II, LLC’s limited liability company agreement, the property trustee will:

•	notify the holders of trust preferred securities of such right;

•	request specific direction from each holder of trust preferred securities as to the vote with respect to the company preferred securities represented by such trust preferred securities; and

•	vote the relevant company preferred securities only in accordance with such specific directions.

          Upon receiving notice of any meeting at which the holders of company preferred securities are entitled to vote, the property trustee will, as soon as practicable, mail to the holders of trust preferred securities a notice. TECO Funding Company II, LLC will provide the form of notice to the trustee to be forwarded to the holders of trust preferred securities. The notice will contain:

•	all the information that is contained in the notice announcing the meeting of the company preferred securities;

•	a statement that the holders of trust preferred securities will be entitled, subject to any applicable provision of law, to direct the property trustee specifically as to the exercise of the voting rights pertaining to the number of the company preferred securities represented by their respective trust preferred securities; and

•	a brief description of the manner in which the holders may give such specific directions.

          If the property trustee receives a written direction from a holder of trust preferred securities, the property trustee will vote, or cause to be voted, the amount of the company preferred securities represented by such trust preferred securities in accordance with the instructions set forth in the direction. If the property trustee does not receive specific instructions from the holder of any trust preferred securities, the property trustee will abstain from voting the company preferred securities represented by those trust preferred securities.

          The holders of a majority in aggregate stated liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the limited liability company agreement, including the right to direct the property trustee, as holder of the subordinated notes, to:

(1) exercise the remedies available under the indenture with respect to the subordinated notes;

(2) waive any past indenture event of default that is waivable under the indenture;

(3) exercise any right to rescind or annul a declaration that the principal of all the subordinated notes shall be due and payable; or

(4) consent to any amendment, modification or termination of the indenture or the subordinated notes where that consent shall be required. However, where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the affected subordinated notes, only the holders of that higher majority in aggregate stated liquidation amount of the trust preferred securities may direct the property trustee to give the consent or take the action.

          Any required approval of holders of trust preferred securities may be given either at a meeting of holders of trust preferred securities or by written consent. The property trustee must notify record holders of trust preferred securities of any meeting in the manner described in each trust agreement.

          No vote or consent of the holders of trust preferred securities will be required for TECO Capital Trust II to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

          Whenever holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above or any of the circumstances described in the Trust Agreement, neither we nor the issuer trustees will be permitted to vote. For purposes of any vote or consent, any of the trust preferred securities that we own (or that are owned by the issuer trustees or our affiliates) will be treated as if they were not outstanding.

Termination of Trust Agreement

          The trust agreement terminates upon the earliest to occur of the redemption of all the trust preferred securities, the delivery of a final distribution in respect of the company preferred securities to the holders of trust preferred securities, withdrawal of all the company preferred securities from the trust, the entry of an order for dissolution of TECO Capital Trust II by a court of competent jurisdiction or as described in the following paragraph.

          In case of either a tax event as to the trust or an Investment Company Act event as to the trust, as each is defined under “Description of the Subordinated Notes — Optional Redemption,” TECO Funding Company II, LLC may instruct the property trustee to distribute the company preferred securities on a pro rata basis to the holders of trust preferred securities, or to the collateral agent if the trust preferred securities are part of normal units in substitution for such trust preferred securities and pledged to secure the unitholder’s obligations to purchase our common stock under the purchase contracts, which distribution will permit dissolution of the trust. The company preferred securities distributed to the collateral agent would be subject to the remarketing, settlement and other provisions of the purchase contracts described above as if they were trust preferred securities.

          If the trust and the limited liability company are both liquidated, the subordinated notes will be distributed on a pro rata basis to the holders of the trust preferred securities, or to the collateral agent if the trust preferred securities are part of normal units in substitution for such trust preferred securities and pledged to secure the unitholder’s obligations to purchase our common stock under the purchase contracts. The subordinated notes distributed to the collateral agent would be subject to the remarketing, settlement and other provisions of the purchase contracts described above as if they were trust preferred securities. If at such time trust preferred securities are held separately from the units or company preferred securities, the holder will receive the subordinated notes in exchange for the trust preferred securities or company preferred securities, as appropriate.

DESCRIPTION OF THE COMPANY PREFERRED SECURITIES

          Under the terms of the limited liability company agreement for TECO Funding Company II, LLC, the board of directors is authorized to issue the company preferred securities and the common securities on behalf of TECO Funding Company II, LLC. The company preferred securities are preferred limited liability company interests in TECO Funding Company II, LLC, the terms of which are set forth in the limited liability company agreement. The company preferred securities have preferential rights relative to the common securities to payments in respect of distributions and payments upon redemption, liquidation or otherwise. Any payments in respect of distributions or in respect of redemption, liquidation or otherwise shall be made to the holders of company preferred securities prior to any payments being made to the holders of common securities. Holders of company preferred securities shall share ratably in any such payments. After payment of the full amount to which the holders of the company preferred securities are entitled, the holders of the common securities shall share ratably in any amount left available for payment. Holders of company preferred securities also have other benefits as described in the corresponding limited liability company agreement.

          We summarize below the material provisions of the company preferred securities. For additional information about the company preferred securities, we refer you to the amended and restated limited liability company agreement.

General

          Legal title to the subordinated notes is held by the limited liability company. Each guarantee agreement we execute for the benefit of the holders of company preferred securities is a guarantee with respect to the related company preferred securities. See “Description of the Guarantee” below. TECO Funding Company II, LLC is required to pass all payments it receives on the subordinated notes through to the holders of the company preferred securities and common securities on a pro-rata basis subject to the preference of the company preferred securities. If the limited liability company fails to make a payment on its company preferred securities after having received payment on the subordinated notes held by it, holders of the company preferred securities may enforce their rights under the guarantee agreement.

Distributions

          As the owner of an undivided beneficial interest in the subordinated notes, holders of company preferred securities are entitled to receive distributions on the company preferred securities fixed initially at a rate per year of 5.11% of the stated liquidation amount of $25 per company preferred security. The interest rate on the subordinated notes and, as a result, the distributions on the company preferred securities, will be reset to the reset rate on the third business day immediately preceding October 15, 2004. Interest payments on the subordinated notes in arrears for more than one quarter will bear interest at the annual rate of 5.11% through and including October 15, 2004 and at the reset rate thereafter, compounded quarterly and, as a result, distributions on the company preferred securities will accumulate at the rate of 5.11% per year through and including October 15, 2004 and at the reset rate afterwards, compounded quarterly. The term distribution as used here includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

          Interest on the subordinated notes accumulates and, as a result, distributions on the company preferred securities accumulate, from January 15, 2002 and are payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, subject to the deferral provisions described below, which commenced on April 15, 2002. Distributions are made by the property trustee, except as otherwise described below.

          As long as no event of default under the subordinated notes has occurred and is continuing, we have the right to defer the payment of interest on the subordinated notes at any time or from time to time for a period not exceeding five years. However, no deferral period may extend beyond the final stated maturity of the subordinated notes, which is January 15, 2007. See “Description of the Subordinated

Notes — Option to Defer Interest Payment Date.” As a consequence of any deferral, the limited liability company will defer quarterly distributions on the company preferred securities during the deferral period. Deferred interest payments will accrue additional interest and, as a result, deferred distributions will accumulate additional distributions, compounded quarterly from the relevant payment date for payments during any deferral period, at the deferral rate, to the extent permitted by applicable law.

          The limited liability company must pay distributions on the company preferred securities on the dates payable to the extent that it has funds available in the property account for the payment of those distributions. The limited liability company’s funds available for distribution to holders of the company preferred securities will be limited to payments received from TECO Energy on the subordinated notes. TECO Energy has guaranteed the payment of distributions on the company preferred securities, as described under “Description of the Guarantee.”

          If any date on which distributions on the company preferred securities are to be made is not a business day, payment of the distributions payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, but if that business day is in the next succeeding calendar year, the payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that record date.

Distribution Rate Reset

          The interest rate on the subordinated notes and, as a result, the applicable quarterly distribution rate on the company preferred securities, will be reset on the third business day immediately preceding October 15, 2004 to the reset rate.

          The reset rate will be the interest rate on the subordinated notes, and thus the distribution rate on the company preferred securities, determined by the remarketing agent on the third business day prior to October 15, 2004, that will be sufficient to cause the then current aggregate market value of all then outstanding trust preferred securities to be equal to at least 100.25% of the remarketing value described under “Description of the Purchase Contracts — Remarketing,” assuming, for this purpose, even if not true, that all the trust preferred securities are held as components of normal units and will be remarketed. If the remarketing agent cannot establish a reset rate on the remarketing date that will be sufficient to cause the then-current aggregate market value of all trust preferred securities to be equal to at least 100.25% of the remarketing value described under “Description of the Purchase Contracts — Remarketing,” and as a result the trust preferred securities cannot be sold, the distribution rate will not be reset and will continue to be the initial rate of the company preferred securities. However, the remarketing agent may thereafter attempt to establish a reset rate meeting these requirements, and the remarketing agent may attempt to remarket the trust preferred securities, on one or more subsequent remarketing dates after the initial remarketing date until January 15, 2005. The reset rate will be determined by a nationally recognized investment banking firm acting as remarketing agent. In no event will the reset rate be less than the initial rate. The reset rate will apply to all company preferred securities. However, the reset of the distribution rate on the company preferred securities will not change the rate of distributions received by holders of the normal units who participate in the remarketing, which, as described above, will remain at the initial rate of 5.11% of $25 for the quarterly payment payable on January 15, 2005.

Redemption; Payment Upon Maturity of Subordinated Notes

          Upon the payment of the subordinated notes at maturity, the proceeds from the redemption will, after satisfaction of any liabilities to creditors of the limited liability company, be applied to redeem the company preferred securities and the common securities. The redemption price will be equal to $25 per company security plus an amount equal to accumulated and unpaid distributions at the date of the repayment, payable in cash.

          On the redemption date, to the extent funds are available, the limited liability company will deposit irrevocably with the property trustee funds sufficient to pay the redemption price with respect to the company preferred securities held by the trust and will deposit irrevocably with a paying agent funds sufficient to pay the redemption price with respect to the company preferred securities not held by the trust and will give that paying agent irrevocable instructions and authority to pay the redemption price to the holders of the company preferred securities upon surrender of their certificates evidencing the company preferred securities.

          Nevertheless, distributions payable on or prior to the redemption date for company preferred securities called for redemption shall be payable to the holders of those company preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then on the date that the funds are deposited, all rights of the holders of the company preferred securities called for redemption will cease, except their right to receive the redemption price, without interest and the company preferred securities will no longer be deemed outstanding.

          If a date fixed for redemption of the company preferred securities is not a business day, payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, but if that business day is in the next succeeding calendar year the payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that record date.

          Payment of the redemption price on the company preferred securities will be made to the record holders as they appear on the register for the company preferred securities. The record date will be the fifteenth day (whether or not a business day) prior to the redemption date or liquidation date, as applicable.

Distribution of the Subordinated Notes

          We, as holder of all of the common securities of the limited liability company, have the right at any time to dissolve the limited liability company and, after satisfaction of liabilities of creditors of the limited liability company as provided by applicable law, to cause the subordinated notes to be distributed to the holders of the company preferred securities and the common securities. As of the date of any distribution of subordinated notes upon dissolution of the limited liability company:

•	the company preferred securities and the common securities will cease to be outstanding;

•	the depositary or its nominee, as the record holder of the company preferred securities, will receive a registered global certificate or certificates representing the subordinated notes to be delivered upon the distribution; and

•	any certificates representing company preferred securities not held by the depositary or its nominee will be deemed to represent subordinated notes having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, those company preferred securities until the certificates are presented to us or our agent for transfer or reissuance.

          Upon such dissolution and distribution, the subordinated notes will be held by the trust as the assets of the trust, and the trust preferred securities will then represent an undivided interest in the subordinated notes held by the trust. If the trust were to be dissolved subsequently, subordinated notes in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the trust preferred securities would be distributed to the holders of the trust preferred securities or to the collateral agent with respect to those trust preferred securities that are part of the normal units and are pledged to secure the holders’ of such normal units obligations to purchase our common stock under the purchase contract in substitution for such trust preferred securities. We cannot predict the market prices for the subordinated notes that may be distributed in exchange for the trust preferred securities if a dissolution of the limited liability company and the trust were to occur. Accordingly, if a dissolution of the limited liability company and a dissolution of the trust were to occur, the subordinated notes that an investor may receive may trade at a discount to the price that the investor paid to purchase the trust preferred securities constituting a part of the normal units.

          The holders of the common securities will be entitled to receive liquidation distributions upon any dissolution of the limited liability company proportionately with the holders of the company preferred securities. However, if an event of default has occurred and is continuing, the company preferred securities shall have a preference over the company common securities with regard to those distributions.

          Under the limited liability company agreement, the limited liability company shall dissolve upon the first to occur of:

•	our bankruptcy or the bankruptcy of any other holder of the common securities;

•	our filing of a certificate of dissolution or its equivalent or the revocation of our articles of incorporation and the expiration of 90 days after the date of revocation without its reinstatement;

•	direction from us to dissolve the limited liability company or the filing of a certificate of dissolution or its equivalent with respect to the limited liability company;

•	the entry of a decree of a judicial dissolution of the holder of the common securities, us or the limited liability company; or

•	the redemption of all of the company preferred securities and the common securities of the limited liability company and the payment of amounts due to the holders of the securities.

Voting Rights

          The voting rights of holders of company preferred securities are limited and will be exercised by the holders of the trust preferred securities.

          Any required approval or direction of holders of company preferred securities may be given at a separate meeting of holders of company preferred securities convened for that purpose, at a meeting of all of the holders of company preferred securities or pursuant to written consent without a meeting. The trustee(s) will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote with respect to the company preferred securities to be mailed to each holder of record of trust preferred securities.

          No vote or consent of the holders of company preferred securities will be required for the limited liability company to redeem and cancel company preferred securities or distribute subordinated notes in accordance with the limited liability company agreement and the terms of the securities.

          Whenever holders of company preferred securities are entitled to vote or consent under any of the circumstances described above, we will not be permitted to vote.

          In general, holders of the company preferred securities will have no rights to appoint or remove the limited liability company’s directors, who may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the company common securities.

Modification of the Limited Liability Company Agreement

          We may amend the limited liability company agreement from time to time, without the consent of the holders of the company preferred securities:

•	to cure any ambiguity, correct or supplement any provisions in the limited liability company agreement that may be inconsistent with any other provision, or to address matters or questions arising under the limited liability company agreement in a way which is consistent with the agreement’s other provisions; or

•	to modify, eliminate or add to any provisions of the limited liability company agreement if necessary to ensure that TECO Funding Company II, LLC will be classified for United States federal income tax purposes as a partnership or to ensure that TECO Funding Company II, LLC will not be required to register as an “investment company” under the Investment Company Act.

          However, in the case of the first clause, the action must not adversely affect in any material respect the interests of any holder of company preferred securities. Any amendment becomes effective when we give notice of the amendment to the holders of the company preferred securities.

          We may amend the limited liability company agreement:

•	with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding company preferred securities; and

•	upon receipt of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted in accordance with the amendment will not affect TECO Funding Company II, LLC’s status as a partnership for United States federal income tax purposes or TECO Funding Company II, LLC’s exemption from status as an “investment company” under the Investment Company Act.

          However, without the consent of each holder of company preferred securities, no amendment may:

•	change the amount or timing of any distribution on the limited liability company securities or otherwise adversely affect the amount of any distribution required to be made in respect of the limited liability company securities as of a specified date; or

•	restrict the right of a holder of company preferred securities to sue for the enforcement of any distribution payment.

DESCRIPTION OF THE GUARANTEE

          We summarize below the material provisions of the guarantee that we issued for the benefit of the holders of the company preferred securities. The terms of the guarantee are those set forth in the guarantee agreement and those made part of the guarantee agreement by the Trust Indenture Act of 1939. For additional information about the guarantee, we refer you to the guarantee itself which governs the holders’ rights to the guarantee as a beneficial holder of trust preferred securities.

Overview

          To the extent described below, we have agreed to pay the following amounts in full if they are not paid by the limited liability company:

•	any accumulated and unpaid distributions on the company preferred securities;

•	the redemption price for any company preferred securities called for redemption by the limited liability company, including all accumulated and unpaid distributions to the date of redemption; and

•	payments upon the dissolution of the limited liability company (unless the subordinated notes are distributed to the holders of the company preferred securities) equal to the greater of:

•	the liquidation amount plus all accumulated and unpaid distributions on the company preferred securities; and

•	the amount of assets of the limited liability company remaining legally available for distribution to the holders of the company preferred securities in liquidation of the limited liability company.

          We will not be required to make these liquidation payments if the limited liability company distributes the subordinated notes to the holders of the company preferred securities in exchange for their company preferred securities.

          The guarantee is a guarantee from the time of issuance of the company preferred securities. We are obligated to make guarantee payments when due, regardless of any defense, right of set-off or counterclaim that the limited liability company may have or assert, other than the defense of payment. We may satisfy our obligations to make guarantee payments either by making payments directly to holders of the company preferred securities or to the guarantee trustee for remittance to the holders or by causing the limited liability company to make the payments to them.

          Our obligation to make guarantee payments is:

•	unsecured;

•	subordinated; and

•	senior to our share capital.

          We have, through the guarantee, the subordinated notes, the indenture, the limited liability company agreement and the trust agreement taken together, fully and unconditionally guaranteed, on a subordinated and unsecured basis, all of the limited liability company’s obligations under the company preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of the documents that has the effect of providing a full and unconditional guarantee of the limited liability company’s obligations. The guarantee also irrevocably and unconditionally guarantees the obligations of the limited liability company with respect to the company common securities. However, in the case of a guarantee event of default, holders of company preferred securities will have priority over holders of company common securities with respect to distributions and payments in liquidation and redemption.

Ranking

          The guarantee constitutes our subordinated and unsecured obligation. The guarantee does not place a limitation on the amount of additional debt that we may incur. We expect from time to time to incur additional indebtedness, including subordinated debt.

          The guarantee constitutes a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its right under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee is issued and held for the benefit of the holders of the company preferred securities and, indirectly, the benefit of the holders of trust preferred securities.

DESCRIPTION OF THE SUBORDINATED NOTES

          We summarize below the material provisions of the subordinated notes. For additional information about the subordinated notes, we refer you to the indenture, supplemental indenture relating to the subordinated notes and the subordinated notes themselves which govern the rights of the holder of the subordinated notes.

          Under specific circumstances involving the dissolution of the limited liability company and trust, the subordinated notes may be distributed to the holders of the trust preferred securities in liquidation of the trust.

Overview

          The subordinated notes are issued under our indenture dated as of August 17, 1998, as supplemented by a supplemental indenture relating to the subordinated notes (referred to in this early settlement offer prospectus as the “indenture”), between us and The Bank of New York, as indenture trustee. The subordinated notes are unsecured and rank junior to and are subordinate in right of payment to all of TECO Energy’s existing and future senior debt to the extent provided in the indenture. The subordinated notes were issued as a separate series of subordinated debt securities under the indenture in the principal amount of, and limited to, $463,100,000.

          The subordinated notes are not subject to a sinking fund provision. The entire principal amount of the subordinated notes matures and becomes due and payable, together with any accrued and unpaid interest thereon including compound interest, if any, on January 15, 2007.

          If the limited liability company is dissolved (other than as a result of the redemption of the subordinated notes), the trust will receive its pro rata share of the subordinated notes held by the limited liability company (after liabilities to any creditors of the limited liability company have been satisfied). If the trust is thereafter dissolved prior to the stock purchase date and you hold the trust preferred securities as part of a normal unit, then these subordinated notes will be substituted for the trust preferred securities and will be pledged as collateral to secure your obligation to purchase our common stock under your purchase contracts. If the trust is thereafter dissolved after the stock purchase date and you hold trust preferred securities at the time of such dissolution, you will receive your pro rata share of the subordinated notes held by the trust after liabilities to any creditors of the trust have been satisfied.

          If subordinated notes are distributed to holders of the trust preferred securities, those subordinated notes will initially be issued in the form of one or more global certificates deposited with the depositary or its nominee. Under certain limited circumstances, the subordinated notes may be issued in certificated form in exchange for the global certificates. If the subordinated notes are issued in certificated form, the subordinated notes will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on subordinated notes issued as global certificates will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the subordinated notes. If the subordinated notes are issued in certificated form, principal and interest will be payable, the transfer of the subordinated notes will be registrable and the subordinated notes will be exchangeable for subordinated notes of other denominations of a like aggregate principal amount at the corporate trust office or agency of the indenture trustee in New York City, provided that at our option, payment of interest may be made by check. Notwithstanding the foregoing, as long as the holder of any subordinated notes is the property trustee, we will make payment of principal and interest on the subordinated notes held by the property trustee at such place and to such account as may be designated by the property trustee.

          The indenture does not limit TECO Energy’s ability or the ability of its subsidiaries to incur additional indebtedness, including indebtedness that ranks equally with or senior to the subordinated notes. At June 30, 2004, our recourse senior debt totaled approximately $3.6 billion.

Interest

          Each subordinated note initially bears interest at the rate of 5.11% per year, and following October 15, 2004 shall bear interest at the reset rate (which rate shall not be less than the initial fixed rate), payable quarterly in arrears on January 15, April 15, July 15, and October 15, of each year, subject to the deferral provisions described below, which commenced on January 15, 2002 and will end on January 15, 2007. Each subordinated note shall bear interest to the person in whose name that subordinated note is registered, subject to certain exceptions, at the close of business on the business day immediately preceding that interest payment date. If subordinated notes shall not remain in book-entry only form, the record date shall be 15 days prior to the interest payment date.

          If a successful remarketing occurs, the applicable interest rate on the subordinated notes and the distribution rate on the related trust preferred securities and company preferred securities outstanding on and after October 15, 2004 will be reset on the third business day immediately preceding October 15, 2004, effective for interest accrued from October 15, 2004 to January 15, 2007, to the reset rate described in “Description of the Trust Preferred Securities — Distribution Rate Reset” above.

          We will cause a notice of the reset rate to be published on the business day following the date the rate is reset by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

          The amount of interest payable for any period is computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed is computed on the basis of the actual number of days elapsed in that 90-day period. In the case that any date on which interest is payable on the subordinated notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day unless that business day is in the next succeeding calendar year, then that payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that date. No interest or other payment shall change as a result of any such delay or acceleration of the date on which interest is payable on the subordinated notes.

Option to Defer Interest Payment Date

          As long as no indenture event of default has occurred and is continuing, we will have the right under the indenture to defer the payment of interest on the subordinated notes at any time or from time to time for a period not exceeding five years. No deferral period, however, may extend beyond the stated maturity of the subordinated notes and any deferral period must end on an interest payment date. At the end of an extension period, we must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law. During any deferral period, interest will continue to accrue and holders of subordinated notes, and holders of the related trust preferred securities that are outstanding, will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash (in the form of original issue discount) attributable to such income, regardless of the method of accounting used by the holders.

          Prior to the termination of any deferral period, we may extend such deferral period, provided that such extension does not:

•	cause such extension period to exceed the maximum deferral period;

•	end on a date other than an interest payment date; or

•	extend beyond the stated maturity of the subordinated notes.

          Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. No interest shall be due and payable during a deferral period except at the end thereof. We must give the indenture trustee notice of our election to begin or extend a deferral period at least five business days prior to the earlier of:

•	the date cash distributions on the related trust preferred securities would have been payable except for the election to begin or extend the deferral period; or

•	the date the trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the trust preferred securities of the record date of the date cash distributions are payable, but in any event not less than five business days prior to such record date.

          The indenture trustee shall give notice of our election to begin or extend a deferral period to the holders of the trust preferred securities. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend a deferral period.

Restrictions on Other Payments

          If at any time:

•	we exercise our right to defer interest payments on the subordinated notes;

•	we have actual knowledge that an event has occurred that is, or with the giving of notice or the lapse of time, or both, would be, an event of default and we have not taken reasonable steps to cure the event; or

•	we are in default with respect to our payment obligations under the guarantee,

then we will not:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our stock;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior in interest to the subordinated notes; or

•	make any guarantee payments with respect to any of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior in interest to the subordinated notes,

in each case other than:

•	as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our stock for another class or series of our stock;

•	redemptions or repurchases of any rights pursuant to our shareholder rights plan, or any successor rights agreement, any payment of a dividend of rights or the issuance of stock under any shareholder rights plan in the future;

•	purchases of common stock related to the issuance of our common stock under any benefit plans for our or our subsidiaries’ directors, officers or employees;

•	obligations under any dividend reinvestment plan or stock purchase plan;

•	purchases of fractional interests in shares of our stock pursuant to the conversion or exchange provisions of a security being converted or exchanged for our stock;

•	dividends or distributions payable in our common stock; or

•	payments under any guarantee relating to the trust preferred securities of a TECO trust or the company preferred securities of a TECO limited liability company.

Covenants

          So long as the trust preferred securities remain outstanding, we have agreed to:

•	to maintain 100% direct or indirect ownership of the company common securities, provided that any permitted successor under the indenture may succeed to our ownership of the common securities; and

•	to use our best efforts to cause the trust:

•	to remain a business trust, except in connection with the distribution of subordinated notes to the holders of the trust preferred securities in liquidation of the trust and the limited liability company, the conversion, exchange or redemption of all of such trust preferred securities, or certain mergers or consolidations each as permitted by the trust agreement; and

•	to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Optional Redemption

          If a tax event, as defined below, or an Investment Company Act event, as defined below, occurs and is continuing, we may redeem, at our option, the subordinated notes in whole (but not in part), at a price equal to, for each subordinated note, the redemption amount, as defined below, plus accrued and unpaid interest thereon to the date of redemption, the “special event redemption date.” Upon a special event redemption, the limited liability company will use the proceeds of such special event redemption to redeem company preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated notes redeemed by distributing the redemption amount plus any accumulated and unpaid distributions and the trust will use the proceeds from the redemption of the company preferred securities to redeem the corresponding trust preferred securities. If a special event redemption occurs prior to the stock purchase date, the redemption price payable in liquidation of the normal unitholder’s interests in the trust will be distributed to the securities intermediary, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the treasury portfolio on behalf of the holders of the normal units and remit the remaining portion, if any, of such redemption price to the purchase contract agent for payment to the holders of the such units. Thereafter, the applicable ownership interest of the treasury portfolio will be substituted for the trust preferred securities and will be pledged to the collateral agent to secure such unitholder’s obligations to purchase our common stock under the related purchase contract. If a special event redemption occurs after the stock purchase date, the treasury portfolio will not be purchased and the proceeds will be distributed to the property trustee for payment to the holders of the trust preferred securities. If a special event redemption occurs, holders of trust preferred securities that are not part of units will receive proceeds directly from the redemption of the subordinated notes.

          “Applicable principal amount” means either (1) if the special event redemption date occurs prior to the stock purchase date, the aggregate principal amount of the subordinated notes corresponding to the aggregate stated liquidation amount of the trust preferred securities that are part of the normal units on the special event redemption date or (2) if the special event redemption date occurs on or after the stock purchase date, the aggregate principal amount of the subordinated notes corresponding to the aggregate stated liquidation amount of the trust preferred securities outstanding on the special event redemption date.

          “Investment Company Act event” means that the limited liability company or the trust shall have received an opinion of counsel (which may be regular counsel to TECO Energy or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940 Act Law”) there is more than an insubstantial risk that the limited liability company or the trust is or will be considered an “Investment Company” that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the notes or the company preferred securities.

          “Quotation agent” means any primary treasury dealer selected by us.

          “Redemption amount” means, for each subordinated note, the product of the principal amount of such subordinated note and a fraction, the numerator of which is the treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below.

          “Tax event” means the receipt by us and the trust of an opinion of counsel, rendered by a law firm having a recognized tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the trust preferred securities, there is more than an insubstantial increase in the risk that (1) the trust is, or within 90 days of the date of such opinion will be, subject to United States federal income tax with respect to income received or accrued on the subordinated notes, (2) interest payable by us on the subordinated notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes, or (3) the trust is, or within 90 days of the date of such opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          “Treasury portfolio” means, with respect to the applicable principal amount of subordinated notes, a portfolio of zero-coupon U.S. treasury securities consisting of (a) principal or interest strips of treasury securities that mature on or prior to the stock purchase date in an aggregate amount at maturity equal to the applicable principal amount and (b) with respect to each scheduled interest payment date on the subordinated notes that occurs after the special event redemption date, principal or interest strips of treasury securities that mature on or prior to such date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the applicable principal amount of the subordinated notes on such date.

          “Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City, a “primary treasury dealer,” to the quotation agent, as defined below, on the third business day preceding the special event redemption date for the purchase of the treasury portfolio for settlement on the special event redemption date.

Defeasance

          Under certain circumstances we will be deemed to have discharged the entire indebtedness on all of the outstanding notes by defeasance, or to be discharged from certain covenants otherwise applicable to the notes.

Effect of Obligations Under the Subordinated Notes and the Guarantee

          As provided in the trust agreement, the sole purpose of TECO Capital Trust II is to issue and sell the trust preferred securities evidencing undivided beneficial interests in the assets of the trust, and to invest the proceeds from such issuance and sale in the company preferred securities evidencing undivided beneficial interests in the assets of the limited liability company, which consist of the subordinated notes, and engage only in other activities necessary or incidental thereto. As provided in the limited liability agreement, the sole purpose of TECO Funding Company II, LLC is to issue and sell company preferred securities and company common securities, use the proceeds from such sales to buy the subordinated notes, and engage only in other activities necessary or incidental thereto.

          As long as payments of interest and other payments are made when due on the subordinated notes, those payments will be sufficient to cover distributions and payments due on the trust preferred securities because:

•	the aggregate principal amount of the subordinated notes will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities;

•	the interest rate and the interest and other payment dates on the subordinated notes will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we as borrower under the indenture shall pay, and the trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the trust, other than distributions and payments due on the trust preferred securities;

•	the trust agreement provides that the trust shall engage only in those other activities necessary or convenient to accomplish its purposes; and

•	the limited liability company agreement provides that the limited liability company shall engage only in those other activities necessary or convenient to accomplish its purposes.

          Payments of distributions and other payments due on the company preferred securities and, indirectly, the trust preferred securities, are guaranteed by us to the extent provided under “Description of the Guarantee.” If we do not make interest payments on the subordinated notes purchased by the limited liability company, the limited liability company will not have sufficient funds to pay distributions on the company preferred securities purchased by the trust and the trust will not have sufficient funds to pay distributions on the trust preferred securities.

          If we fail to make interest or other payments on the subordinated notes when due, taking account of any deferral period, the trust agreement provides a mechanism enabling the holders of the trust preferred securities to direct the property trustee to enforce its rights under the indenture. If the property trustee fails to enforce its rights under the indenture in respect of an indenture event of default, a holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity.

          Notwithstanding the above, if an event of default has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the subordinated notes on the date that interest or principal is otherwise payable, then a holder of trust preferred securities may directly institute a proceeding against us for payment.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

          In the opinion of our tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, subject to the qualifications set forth in Exhibit 8.1 to the registration statement of which this prospectus forms a part, the following represents the material U.S. federal income tax consequences of the early settlement, and of the ownership and disposition of the shares of our common stock acquired in connection with the early settlement, to holders who hold the equity security units, and who will hold shares of our common stock, as capital assets. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), treasury regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all of which are subject to change or differing interpretations, possibly with retroactive effect.

          This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, such as holders that are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt organizations, (2) persons holding equity security units or shares of common stock as part of a straddle, hedge, conversion transaction or other integrated investment, (3) U.S. holders (as defined below) whose functional currency is not the U.S. dollar or (4) certain U.S. expatriates), nor does it address alternative minimum taxes or state, local or foreign taxes.

          No statutory, administrative or judicial authority directly addresses the treatment of transactions such as the early settlement offer relating to the equity security units or instruments similar to the equity security units for U.S. federal income tax purposes. As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described herein. A different treatment from that described below under the heading “Material U.S. Federal Income Tax Consequences — Early Settlement of Purchase Contracts” could adversely affect the amount, timing and character of income, gain or loss in respect of the transactions described herein. Holders of the equity security units are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the early settlement, and of the ownership and disposition of shares of common stock acquired in connection with the early settlement, in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

U.S. Holders

          The following discussion is addressed to U.S. holders. For purposes of this discussion, “U.S. holder” means a beneficial owner of an equity security unit or shares of our common stock that is, for U.S. federal income tax purposes (1) a person who is a citizen or resident of the United States, (2) a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

          If a holder of our equity security units or shares of our common stock is a partnership or an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of the partnership and each partner in such partnership generally will depend on the activities of the partnership and the status of the partner. Partnerships that hold the equity security units or shares of our common stock, and partners in such partnerships, should consult their own tax advisors.

Early Settlement of Purchase Contracts

          In the opinion of our tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, subject to the qualifications set forth in Exhibit 8.1 to the registration statement of which this prospectus forms a part, the exchange of equity security units for our common stock and cash pursuant to the early settlement offer should be characterized as an early settlement of the purchase contracts for U.S. federal income tax purposes. Consistent with this opinion, we will treat the holder of an equity security unit that we accept in the early settlement offer as purchasing the shares of our common stock covered by the purchase contract for the price specified therein, and as paying such purchase price to us either (i) with trust preferred securities having a fair market value equal to such purchase price or (ii) with a portion of the cash proceeds from the retirement of the trust preferred securities. Because the purchase price of our common stock set forth in the purchase contract is equal to the face amount of the trust preferred securities, these amounts will be netted, and only the excess cash on the retirement of the trust preferred securities actually will be delivered to the holders, in addition to the shares of our common stock covered by the purchase contract.

          A U.S. holder generally should not recognize gain or loss on the purchase of our common stock under the purchase contract, except with respect to any cash paid to such U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in exchange for such fractional share and will generally be short-term capital gain or loss. A U.S. holder’s aggregate tax basis in the common stock received under a purchase contract generally should equal the purchase price specified in the purchase contract, plus the U.S. holder’s adjusted tax basis in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share. A U.S. holder’s initial tax basis in the purchase contract was its relative fair market value at the time of the purchase of the equity security unit of which the purchase contract constituted a part. In our original issuance of the equity security units, we determined the relative fair market value of each purchase contract to be $0.00, and our determination, although not binding on the IRS, was binding on each U.S. holder that purchased an equity security unit in the original issuance unless such U.S. holder disclosed a contrary position on a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year in which the equity security unit was acquired. A U.S. holder that purchased an equity security unit in the secondary market similarly should have allocated the purchase price between the purchase contract and the trust preferred security in proportion to their relative fair market values at that time. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

          A U.S. holder should recognize gain or loss on the sale, exchange or other disposition of a trust preferred security in an amount equal to the difference between the amount realized by such U.S. holder on the sale and such U.S. holder’s adjusted tax basis in such trust preferred security. A holder’s amount realized should equal the sum of the amount due under the purchase contract (i.e., $25) and the amount of cash offered in the early settlement offer minus the amount of such cash allocable to accrued and/or deferred contract adjustment payments and accrued interest on the subordinated note represented by the trust preferred security. A U.S. holder’s adjusted tax basis in a trust preferred security will be equal to its relative fair market value at the time of the purchase of the equity security unit of which the trust preferred security constituted a part, increased by the amount of original issue discount included in income with respect to the subordinated notes represented by the trust preferred security and decreased by the amount of projected payments with respect to such subordinated note. In our original issuance of the equity security units, we determined the relative fair market value of the trust preferred security to be $25, and our determination, although not binding on the IRS, was binding on each U.S. holder that purchased an equity security unit in the original issuance unless such U.S. holder disclosed a contrary position on a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year in which the equity security unit was acquired. A U.S. holder that purchased an equity security unit in the secondary market similarly should have allocated the purchase price between the purchase contract and the trust preferred security in proportion to their relative fair market values at that time. Gain recognized on the sale, exchange or other disposition of a trust preferred security will be treated as ordinary interest income. Loss recognized on the sale, exchange or other disposition of a trust preferred security will be treated as ordinary loss to the extent of such U.S. holder’s prior inclusions of original issue discount with respect to the subordinated note represented by the trust preferred security (reduced by any negative adjustments previously taken into account as ordinary loss). Any loss in excess of such amount will be treated as a capital loss. The deductibility of capital losses is subject to limitations. Under this characterization of the early settlement offer, or the alternative characterization discussed below, the cash attributable to accrued and/or deferred contract adjustment payments and accrued interest on the subordinated note represented by the trust preferred security should constitute ordinary income to the extent not previously included in income.

Alternative Tax Characterizations

          The treatment of the early settlement offer for U.S. federal income tax purposes as an early settlement of the purchase contracts is not free from doubt. An opinion of counsel is not binding on the IRS or a court, and the IRS successfully could assert alternative characterizations. For example, the early settlement offer could be recharacterized as a taxable disposition of the equity security units. Holders are urged to consult their own tax advisors regarding the proper characterization of the early settlement offer in light of their own particular circumstances.

          If the early settlement offer were characterized by the IRS as a taxable disposition of equity security units and such characterization were sustained, a U.S. holder would be treated as having disposed of each of the purchase contract and the trust preferred security that constitute such equity security unit in exchange for the amount realized on such disposition. Because the disposition of the equity security unit would occur when the purchase contract is out-of-the-money, none of the amount realized in the early settlement offer would be allocable to the purchase contract. A U.S. holder therefore should be considered to have received all of the proceeds (including the cash not attributable to accrued and/or deferred contract adjustment payments and accrued interest on the subordinated note represented by the trust preferred security, the fair market value of our common stock, and the fair market value of being relieved of such holder’s obligations under the purchase contract) in exchange for the trust preferred security. As a result, a U.S. holder generally would recognize a capital loss on the purchase contract equal to the U.S. holder’s adjusted tax basis in the purchase contract, plus the fair market value to the U.S. holder of being relieved from such holder’s obligations under the purchase contract, which the holder would be deemed to have paid to us. In addition, the U.S. holder would recognize gain or loss on the trust preferred security equal to the difference between the proceeds realized in the early settlement offer and the U.S. holder’s adjusted tax basis in the trust preferred security. Because any gain on the disposition of a trust preferred security generally will be treated as ordinary interest income for U.S. federal income tax purposes, the ability to offset such interest income with the capital loss realized on the disposition of the purchase contract may be limited. Any cash received in lieu of a fractional share of our common stock should be treated as paid in exchange for such fractional share and will generally be short-term capital gain or loss.

          A U.S. holder’s aggregate initial tax basis in the common stock received in the early settlement offer would be its fair market value on the date of the exchange, and the holding period would commence on the day following the exchange.

Common Stock

          Any distribution on our common stock paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder when received. For taxable years beginning before January 1, 2009, subject to certain exceptions, any such dividend received by a non-corporate holder (including an individual) generally will be taxed at a 15% rate, provided certain holding period requirements are met. Any dividend will be eligible for the dividends received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction.

          Upon a disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in our common stock. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

          The following discussion is addressed to non-U.S. holders. A non-U.S. holder is a holder that is not a U.S. holder as defined under “Material U.S. Federal Income Tax Consequences — U.S. Holders” nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply if such non-U.S. holder is a “controlled foreign corporation,” “passive foreign investment company” or “foreign personal holding company” and is subject to special treatment under the Code. A non-U.S. holder that is such an entity should consult its tax advisor to determine the United States federal, state, local and foreign tax consequences that may be relevant to it.

U.S. Federal Withholding Tax

          The U.S. federal withholding tax of 30% will not apply to any payment of principal or interest (including original issue discount and gain that is treated as interest for U.S. federal income tax purposes) with respect to the subordinated notes in which a trust preferred security represents an indirect, beneficial ownership interest provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the treasury regulations;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership; and

•	either (a) the non-U.S. holder provides its name, address and certain other information on an IRS Form W-8BEN (or a suitable substitute form), and certifies, under penalties of perjury, that it is not a U.S. person or (b) the non-U.S. holder holds its equity security units through a financial institution and certain certification requirements are satisfied.

          We generally will withhold tax at a rate of 30% on dividends, if any, paid on shares of our common stock. However, if a treaty applies, a non-U.S. holder may be eligible for a reduced rate of withholding. Similarly, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States (and, where a tax treaty applies, are also attributable to a U.S. permanent establishment maintained by a non-U.S. holder) are not subject to the withholding tax, but instead are subject to U.S. federal income tax, as described below. In order to claim any such reduction in or exemption from the 30% withholding tax, a non-U.S. holder should provide a properly executed IRS Form W-8BEN (or a suitable substitute form) or Form W-8ECI (or a suitable substitute form) stating that such payments are eligible for a reduced rate of withholding under a treaty or are not subject to withholding tax because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, respectively.

          In general, the 30% U.S. federal withholding tax will not apply to any gain realized by a non-U.S. holder on the sale, exchange or other disposition of the equity security units, trust preferred securities, purchase contracts, or common stock.

U.S. Federal Income Tax on Effectively Connected Income

          If a non-U.S. holder is engaged in a trade or business in the United States (and, if a tax treaty applies, if a non-U.S. holder maintains a permanent establishment within the United States) and interest (including original issue discount) with respect to the trust preferred securities and dividends on the common stock are effectively connected with the conduct of that trade or business (and, if a tax treaty applies, that permanent establishment), such non-U.S. holder will be subject to U.S. federal income tax (but not the 30% withholding tax) on such effectively connected interest, original issue discount or dividends on a net income basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, a non-U.S. holder that is a foreign corporation may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

          Any gain or income realized on the disposition of an equity security unit, a purchase contract, a trust preferred security, or common stock generally will not be subject to U.S. federal income tax unless:

•	that gain or income is effectively connected with the non-U.S. holders’ conduct of a trade or business in the United States;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	we are or have been a “U.S. real property holding company,” as described below for U.S. federal income tax purposes.

          We do not believe that we are currently a U.S. real property holding company for U.S. federal income tax purposes, and we think it is unlikely we will become one, although no assurance can be given that this will be the case. In any event, even if we were to become a U.S. real property holding company, so long as our common stock continues to be regularly traded on an established market, you would generally not be subject to U.S. federal income tax on the disposition of our common stock under this rule if you held (at all times during the shorter of the five-year period preceding the date of disposition or your holding period) less than five percent of the total outstanding shares of our common stock.

Backup Withholding Tax and Information Reporting

          Unless a holder is an exempt recipient, such as a corporation, interest, original issue discount and dividends received on, and proceeds received from the sale of, equity security units, trust preferred securities, purchase contracts, or common stock may be subject to information reporting and may also be subject to U.S. federal backup withholding tax at a current rate of 28% if the holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements.

          In general, no backup withholding will be required with respect to payments made by us with respect to the equity security units, trust preferred securities or common stock if a U.S. holder has provided us with an IRS Form W-9 (or a suitable substitute form) and a non-U.S. holder has provided us with an IRS Form W-8BEN (or a suitable substitute form) described above and we do not have actual knowledge or reason to know that a holder is a United States person. In addition, no backup withholding will be required regarding the sale of equity security units, trust preferred securities, or common stock even if made within the United States or through certain U.S. financial intermediaries if the payor receives the statement described above and, with respect to non-U.S. holders, does not have actual knowledge or reason to know that a holder is a U.S. person, or a holder can otherwise establish an exemption.

          Any amounts withheld under the backup withholding rules will be allowed as a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Federal Tax Treatment of Non-Tendering Holders

          If a holder of our equity security units does not participate in the early settlement offer, the exchange will have no impact on such holder, and the U.S. federal income tax consequences of ownership and disposition of equity security units, purchase contracts, trust preferred securities or treasury securities will be as described in the original prospectus supplement dated January 9, 2002.

LEGAL MATTERS

          The validity of the common stock to be issued in the early settlement offer will be passed upon for us by Palmer & Dodge LLP, Boston, Massachusetts. Shearman & Sterling LLP, New York, New York, will pass upon the validity of the common stock to be issued in the early settlement offer for the dealer managers. Skadden, Arps, Slate, Meagher & Flom LLP will pass on certain tax matters.

EXPERTS

          The consolidated financial statements incorporated in this early settlement offer prospectus by reference to the Annual Report on Form 10-K/A of TECO Energy for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.tecoenergy.com. Our website is not part of this early settlement offer prospectus.

          We have filed a registration statement on Form S-4 with the SEC relating to the common stock to be issued in the early settlement offer. For further information on us, the common stock and the early settlement offer, you should refer to the registration statement and its exhibits.

          The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this early settlement offer prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of filing of Amendment No. 1 to the registration statement relating to the early settlement offer and prior to effectiveness of the registration statement; provided, however, that we are not incorporating any information furnished under Item 9 (Item 7.01) or Item 12 (Item 2.02) of any Current Report on Form 8-K (unless otherwise indicated):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by our Annual Report on Form 10-K/ A filed on May 12, 2004;

•	our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004;

•	our Current Reports on Form 8-K filed August 24, 2004, August 18, 2004, July 29, 2004 (excluding information furnished under Item 12, other than portions identified in Item 7 as filed), July 27, 2004, July 7, 2004, July 6, 2004, June 28, 2004, May 18, 2004, February 5, 2004 and February 2, 2004; and

•	the description of our common stock contained in our Registration Statement on Form 8-B, filed on July 13, 1981 (File No. 1-8180), including any amendment or reports filed for the purpose of updating such description.

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Director of Investor Relations

TECO Energy, Inc.
702 North Franklin Street
Tampa, Florida 33602
(813) 228-1111

          In order to obtain timely delivery, you must have requested information no later than August 17, 2004.

          You should rely only on the information incorporated by reference or provided in this early settlement offer prospectus or any supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this early settlement offer prospectus. You should not rely on any unauthorized information or representations. This early settlement offer prospectus is an offer to exchange only the common stock and cash offered by this early settlement offer prospectus, and only under the circumstances and in those jurisdictions where it is lawful to do so. We are not making an offer of these securities in any state where the offer is not permitted. The information contained in this early settlement offer prospectus or any supplement and in the documents incorporated by reference in this early settlement offer prospectus or any supplement is current only as of the respective dates of this early settlement offer prospectus, any supplement or of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Exchange Agent for the early settlement offer is:

The Bank of New York

By Facsimile:	By Mail, Hand or Overnight Delivery:
(Eligible Institutions Only)	The Bank of New York
(212) 298-1915	Corporate Trust Operations
Attention: Mr. Duong Nguyen	Reorganization Unit
Reorganization Unit — 7E	101 Barclay Street — Floor 7E
Confirmation by Telephone:	New York, NY 10286
(212) 815-3687	Attention: Mr. Duong Nguyen

The Information Agent for the early settlement offer is:

Morrow & Co., Inc.

445 Park Avenue, 5th Floor
New York, New York 10022
Call: (212) 754-8000

Holders Please Call Toll Free: (800) 607-0088

Banks and Brokerage Firms Call: (800) 654-2468

The dealer managers for the early settlement offer are:

Co-Lead Dealer Managers

Merrill Lynch & Co. World Financial Center — North Tower New York, New York 10080 Attn: Liability Management Group Call Toll-Free: 1-888-654-8637 or Call: 212-449-4914 (collect)	JP Morgan 270 Park Avenue New York, New York 10013 Attn: Equity Capital Markets Syndicate Call Toll-Free: 1-800-261-5767

Dealer Managers

Morgan Stanley	UBS Investment Bank

SG Corporate & Investment Banking

          Additional copies of this early settlement offer prospectus, the letter of transmittal or other tender offer materials may be obtained from the information agent or the exchange agent and will be furnished at our expense. Questions and requests for assistance or additional copies hereof or the letter of transmittal should be directed to the information agent or the exchange agent.

          Questions and requests for information regarding the terms of the early settlement offer should be directed to one of the co-lead dealer managers.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors.

          Our bylaws provide that we will indemnify to the full extent permitted by the law any person who is or was a party to any threatened, pending or completed proceeding, because such person is or was a director or officer for us or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in our bylaws is expressly not exclusive of all other rights to which the person may be entitled as a matter of law.

          Section 607.0850 of the Florida Business Corporation Act provides that a corporation may indemnify each person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the registrant where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court.

          We maintain an insurance policy on behalf of our directors and officers, covering certain liabilities that may be incurred by the directors and officers when acting in their capacities as such.

Item 21.	Exhibits and Financial Statement Schedules.

          (a) See Exhibit Index immediately following the signature page.

Item 22.	Undertakings.

          The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, state of Florida, on August 24, 2004.

TECO ENERGY, INC.

By:	/s/ GORDON L. GILLETTE

Gordon L. Gillette
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and as of August 24, 2004.

Signature	Title

* S. W. Hudson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ G. L. GILLETTE G. L. Gillette	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* S. M. Payne	Vice President – Corporate Accounting and Tax (Principal Accounting Officer)

* C. D. Ausley	Director

* S. L. Baldwin	Director

* J. L. Ferman, Jr.	Director

* L. Guinot, Jr.	Director

* T. L. Rankin	Director

* W. D. Rockford	Director

Signature	Title

* W. P. Sovey	Director

* J. T. Touchton	Director

* J. O. Welch, Jr.	Director

*By: /s/ GORDON L. GILLETTE Gordon L. Gillette Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.		Description

1	.1*	Form of Dealer Manager Agreement.
3	.1*	Articles of Incorporation of TECO Energy, Inc., as amended on April 20, 1993. Filed as Exhibit 3 to TECO Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 and incorporated herein by reference.
3	.2*	Bylaws of TECO Energy, Inc., as amended effective July 6, 2004.
4	.1*	Renewed Rights Agreement between TECO Energy, Inc. and the Bank of New York, as Rights Agent, as amended and restated as of February 2, 2004. Filed as Exhibit 1 to TECO Energy, Inc.’s Form 8-A/ A filed on February 23, 2004 and incorporated herein by reference.
5	.1*	Opinion of Palmer & Dodge LLP.
8.1		Tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP. Filed herewith.
12	.1*	Computation of Ratio of Earnings to Fixed Charges.
23	.1*	Consent of PricewaterhouseCoopers LLP.
23	.2*	Consent of Palmer & Dodge LLP (included in Exhibit 5.1).
23.3		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
24	.1*	Power of Attorney (included on signature page of this registration statement).
99	.1*	Form of Letter of Transmittal.
99	.2*	Form of Letter to Registered Holders and Depository Trust Company Participants.
99	.3*	Form of Letter to Clients.
99	.4*	Form of Letter to Holders of Equity Security Units.

*	Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with periodic reports of TECO Energy, Inc. were filed under Commission File No. 1-8180.

Certain instruments defining the rights of holders of long-term debt of TECO Energy, Inc. and its consolidated subsidiaries authorizing in each case a total amount of securities not exceeding 10 percent of total assets on a consolidated basis are not filed herewith. TECO Energy, Inc. will furnish copies of such instruments to the Securities and Exchange Commission upon request.